Exhibit 4A

                    ARTICLES OF INCORPORATION
                      OF SPRINT CORPORATION
                 (As amended November 23, 1998)


                              First

  The name of the Corporation is SPRINT CORPORATION.

                             Second

  This Corporation is organized for profit, and the purpose for which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Kansas General
Corporation Code (the "General Corporation Code").

                              Third

  The  Corporation's registered office is located at 2330 Shawnee
Mission Parkway, Westwood, Johnson County, Kansas 66205;  Mr.  J.
Richard Devlin is the registered agent at said address.

                             Fourth

  The Corporation shall have perpetual existence.

                              Fifth

  Section 1. Number of Directors; Increases in Number of Directors. (a) The number of Directors shall not be less than ten nor more than 20 (unless increased to more than 20 pursuant to Section 1(b) or Section 6(e) of this ARTICLE FIFTH) as may be determined from time to time by the affirmative vote of the majority of the Board of Directors or as provided in Section 1(b) or in Section 6(e) of this ARTICLE FIFTH.

  (b) If at any time the Class A Holders are entitled to elect a number of Directors pursuant to Section 2(a) of this ARTICLE FIFTH that exceeds the sum of the number of Directors elected by the Class A Holders then serving on the Board of Directors and the number of vacancies on the Board of Directors which the Directors elected by the Class A Holders or the Class A Holders are entitled to fill, the total number of Directors shall automatically and without further action be increased by the smallest number necessary to enable the Class A Holders (and the Directors elected by the Class A Holders in the case of vacancies) to elect the number of Directors that the Class A Holders are entitled to elect pursuant to such Section 2(a).

  Section 2. Election of Directors. (a) Election of Directors by Class A Holders. (i) Except as otherwise provided in Sections 8.5(b), 8.5(f) and 8.5(k) of ARTICLE SIXTH, the Class A Holders shall have the right, voting together as a single class, to elect a number of Directors equal to the greater of (x) two and (y) the product (rounded to the nearest whole number if such product is not a whole number) of (i) the aggregate Percentage Ownership Interests of the Class A Holders and (ii) the total number of Directors, provided that so long as Section 310 of the Communications Act of 1934, as amended (or any successor provision of law) ("Section 310"), remains in effect, under no circumstances shall (A) the Class A Holders have the right to elect Aliens as Directors such that the total number of Aliens so elected by them would exceed the maximum percentage of the total number of Directors of this Corporation permitted under
Section 310 to be Aliens or (B) the total number of Directors elected by the Class A Holders and serving on the Board of Directors exceed the maximum percentage of the total Directors of this Corporation permitted under Section 310 to be elected by shareholders that are Aliens. Such Directors elected by the Class A Holders shall not be divided into classes.

  (ii) Upon the conversion of all outstanding shares of Class A Stock into Series 1 FON Stock or Series 1 PCS Stock, as the case may be, pursuant to Section 8.5 of ARTICLE SIXTH, the term of office of all Class A Directors then in office shall thereupon terminate, the vacancy or vacancies resulting from such termination shall be filled by the remaining Directors then in office, acting by majority vote of such remaining Directors, and the Director or Directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the Bylaws of this Corporation as Class A Directors. If at any time the number of Directors that the Class A Holders have the right to elect pursuant to this Section 2(a) shall decrease other than as set forth in the preceding sentence, and the Class A Holders shall not have removed or caused to resign, in either case effective not later than the fifteenth day following the event that resulted in such decrease, a number of Class A Directors so that the total number of Directors elected by the Class A Holders then in office does not exceed the number provided in the first sentence of Section 2(a)(i), then the terms of office of all Class A Directors shall terminate on such fifteenth date. The vacancy or vacancies resulting from such termination of the terms of the Class A Directors shall be filled as follows: (A) the vacancy or vacancies equal to the number of Directors that the Class A Holders then have the right to elect pursuant to this
Section 2(a) (after giving effect to the decrease referred to in the preceding sentence) shall be filled as provided in Section 4(b) of this ARTICLE FIFTH, and (B) the remaining vacancy or vacancies shall be filled by the remaining Directors other than Class A Directors then in office, acting by majority vote of such remaining Directors, and the Director or Directors so elected to fill such vacancy or vacancies shall not be treated hereunder or under the Bylaws as Class A Directors.

  (iii)  (1)  Notwithstanding anything to the  contrary  in  this
Section 2, but subject to paragraphs (2), (3), (4) and (5) of this Section 2(a)(iii) and the proviso set forth at the end of the first sentence of Section 2(a)(i) of this ARTICLE FIFTH (the "Section 2(a) Proviso"), if the aggregate Percentage Ownership Interest of the Class A Holders is 20% or greater, the Class A Holders at all times shall have the right to elect not less than 20% of the total number of Directors, provided that, if the
Section 2(a) Proviso prevents the Class A Holders from electing at least 20% of the total number of Directors under such circumstances, this Corporation shall increase the total number of Directors to a number not greater than 20 if such increase would enable the Class A Holders to elect at least 20% of the total number of Directors as increased.

  (2)  The  provisions of Section 2(a)(iii)(1)  of  this  ARTICLE
FIFTH (the "Section 2(a)(iii)(1) Provisions") shall terminate and be of no force and effect (a "Nullification") unless reinstated in accordance with Section 2(a)(iii)(5), if either:

  (A) this Corporation delivers an opinion of nationally-recognized U.S. tax counsel to the effect that the Section
2(a)(iii)(1) Provisions are, with respect to both FT and DT, either not a Necessary Condition or not a Sufficient Condition to secure any Treaty Benefit and within 90 days of the delivery of such opinion by this Corporation there is not delivered to this Corporation by FT or DT an opinion of nationally-recognized U.S. tax counsel concluding that such provisions are a Necessary Condition and a Sufficient Condition for either FT or DT to secure a Treaty Benefit, or

  (B)  this Corporation provides written notice to FT and  DT  in which  it  agrees  to accord FT and DT those Treaty  Benefits  to which FT and DT would be entitled if the Section 2(a)(iii)(1) Provisions were in effect (the "Continuing Treaty Benefits") and to indemnify FT and DT on an after-tax basis against (a) any liability arising out of according FT and DT Continuing Treaty Benefits to the extent such liability would not arise if the
Section 2(a)(iii)(1) Provisions were in effect and (b) the loss of those Continuing Treaty Benefits that this Corporation cannot directly accord; provided that this Corporation by written notice to FT and DT may revoke and withdraw such agreement to accord such Treaty Benefits and to provide such indemnification following the date of such notice and upon delivery of such notice the Section 2(a)(iii)(1) Provisions shall again become effective. Notwithstanding any revocation or withdrawal pursuant to the proviso contained in the immediately preceding sentence, this Corporation shall continue to indemnify FT and DT on an after-tax basis against any loss of Treaty Benefits to which FT or DT, as the case may be, would have been entitled had the Nullification described in this Section 2(a)(iii)(2)(B) not taken place.

  If  a  Nullification occurs under the provisions  of  paragraph
(A) of this Section 2(a)(iii)(2), then after the date of any such Nullification, and until such time as a change in facts or Applicable Law requires a different result, this Corporation shall accord FT and DT Treaty Benefits under the relevant treaties between the United States and France and the United States and Germany, but only to the extent FT or DT, as the case may be, would have been entitled to claim such benefits had such Nullification not occurred.

  (3) In addition to its rights under Section 2(a)(iii)(2), this Corporation shall have the right, from time to time, to deliver to each of FT and DT a written notice requesting that the chief tax officer of each of FT and DT certify that FT, in the case of the request furnished to FT, and DT, in the case of the request furnished to DT, is eligible to claim at least one Treaty Benefit, and that such chief tax officer provide this Corporation with other facts and information reasonably requested by this Corporation that are reasonably necessary for this Corporation to determine whether the Section 2(a)(iii)(1) Provisions are a Sufficient Condition or a Necessary Condition to secure at least one Treaty Benefit. Unless within 60 days of delivery of any such request, either FT or DT delivers such requested certificate to this Corporation, and provides such requested facts or information, the Section 2(a)(iii)(1) Provisions shall terminate and be of no force or effect, unless reinstated in accordance with Section 2(a)(iii)(5).

  (4) If FT and DT determine that the Section 2(a)(iii)(1) Provisions are, with respect to both FT and DT, either not a Necessary Condition or not a Sufficient Condition to secure at least one Treaty Benefit, FT and DT shall deliver to this Corporation a certification to such effect, and the Section 2(a)(iii)(1) Provisions shall terminate and be of no force or effect, unless reinstated in accordance with Section 2(a)(iii)(5).

  (5) Each of FT and DT shall have the right, at any time after the date the Section 2(a)(iii)(1) Provisions are nullified pursuant to paragraph (A) (but not paragraph (B)) of clause (2) or clause (3) or (4) of this Section 2(a)(iii), to deliver to this Corporation a certificate signed by the chief tax officer of either FT or DT to the effect that FT or DT, as the case may be, is eligible to claim a Treaty Benefit and an opinion of nationally-recognized U.S. tax counsel to the effect that the
Section 2(a)(iii)(1) Provisions are again a Necessary Condition and a Sufficient Condition for any of FT or DT to secure a Treaty Benefit. Upon the delivery of any such certificate and opinion, the Section 2(a)(iii)(1) Provisions shall again become effective unless and until they become ineffective pursuant to the other provisions of this Section 2(a)(iii).

  (6) For purposes of this Section 2(a)(iii), the term "FT" shall include any Qualified Subsidiary of FT organized under the laws of France and the term "DT" shall include any Qualified
Subsidiary of DT organized under the laws of Germany.

  (7)  The  Section 2(a)(iii)(1) Provisions shall be a "Necessary
Condition" with respect to any Treaty Benefit if FT or DT would not be entitled to claim such Treaty Benefit unless such Section
2(a)(iii)(1) Provisions are in effect.

  (8) The Section 2(a)(iii)(1) Provisions shall be a "Sufficient Condition" with respect to any Treaty Benefit if FT and DT will otherwise fulfill all other relevant conditions to claiming such Treaty Benefit if the Section 2(a)(iii)(1) Provisions are in effect.

  (b) Election of Directors by Other Holders. (i) Subject to clause (ii) below, the holders of Non-Class A Common Stock shall have the right to elect that number of Directors equal to the excess of (x) the total number of Directors over (y) the sum of the number of Directors the Class A Holders are entitled to elect and the number of Directors, if any, that the holders of Preferred Stock, voting separately by class or series, are entitled to elect in accordance with the provisions of ARTICLE SIXTH of these Articles of Incorporation. The Class A Holders shall have no right to vote for Directors under this Section 2(b)(i).

  (ii) So long as Section 310 remains in effect, under no circumstances shall an Alien Director elected by the holders of Non-Class A Common Stock be qualified to serve as a Director if the number of Aliens who would then be serving as members of the Board of Directors, including such elected Alien, would constitute more than the maximum number of Aliens permitted by
Section 310 on the Board of Directors.

  (iii) The Directors (other than the Directors elected by the Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) shall be divided into three classes, designated Class I, Class II and Class III, with the term of office of one class expiring each year. The number of Class I, Class II and Class III Directors shall consist, as nearly as practicable, of one third of the total number of Directors (other than the Directors elected by the Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors). At each annual meeting of stockholders of this Corporation, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term.

  (iv) Whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this ARTICLE FIFTH unless expressly provided by such terms.

  Section 3. Change in Number of Directors. If the number of Directors (other than Directors elected by Class A Holders and any Directors elected by the holders of any one or more classes or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible.

  Section 4. Term of Office. (a) Each Director shall be elected for a three-year term. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify to serve, subject to prior death, resignation, retirement, disqualification or removal from office.

  (b) Any vacancy on the Board of Directors (whether resulting from an increase in the total number of Directors, the departure of one of the Directors or otherwise) may be filled by the affirmative vote of a majority of the Directors elected by the same class or classes of stockholders which would be entitled to elect the Director who would fill such vacancy if the annual meeting of stockholders of this Corporation were held on the date on which such vacancy occurred, provided that at any time when there is only one such Director so elected and then serving, such Director may fill such vacancy and, provided further, that at any time when there are no such Directors then serving, the stockholders of the class or classes entitled to elect the Director who will fill such vacancy shall have the right to fill such vacancy and, provided, further, that, so long as any Class A Stock is outstanding, any vacancy to be filled by the Director or Directors elected by the holders of Non-Class A Common Stock may not be filled with a Person who, upon his election, would not be an Independent Director or would be an Alien, as the case may be, if the effect of such election would be that less than a majority of the Board of Directors following such election would be Independent Directors, or that the number of Aliens who would then be serving on the Board of Directors would constitute more than the maximum number of Aliens permitted on the Board of Directors under Section 310.

  (c) Any additional Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of the Directors of that class, but, except as provided in Section 2(a)(ii) of this ARTICLE FIFTH, in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his predecessor.

  Section 5. Rights, Powers, Duties, Rules and Procedures; Amendment of Bylaws. (a) Except to the extent prohibited by law or as set forth in these Articles of Incorporation or the Bylaws, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including, without limitation, the vote required for any action by the Board of Directors, and that from time to time shall affect the Directors' power to manage the business and affairs of this Corporation. Except to the extent required by law or as set forth in these Articles of Incorporation or the Bylaws, no Bylaw shall be adopted by stockholders which shall impair or impede the implementation of the foregoing.

  (b) The Board of Directors is expressly authorized and empowered, in the manner provided in the Bylaws of this Corporation, to adopt, amend and repeal the Bylaws of this Corporation in any respect to the full extent permitted by the General Corporation Code not inconsistent with the laws of the General Corporation Code or with these Articles of Incorporation, provided that

  (i) prior to the fourth anniversary of the Restructuring Closing Date, ARTICLE IV, SECTION 13 of the Bylaws may not be amended, altered, repealed, superseded or made inoperative or ineffective by adoption of other provisions to the Bylaws or these Articles of Incorporation (any such action, a "CP Covered Bylaws Amendment") without the affirmative vote of the holders of record of (i) a majority of the votes represented by the shares of PCS Stock and Class A Common Stock then outstanding, voting together as a single class in accordance with ARTICLE SIXTH,
Section 3.2(d), and (ii) a majority of the votes represented by the shares of Corporation Common Stock, voting together as a single class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed CP Covered Bylaws Amendment; and

  (ii) the following provisions of the Bylaws may not be amended, altered, repealed, superseded or made inoperative or ineffective by adoption of other provisions to the Bylaws or these Articles of Incorporation (any such action, a "Class A Covered Bylaws Amendment") without the affirmative vote of the holders of record of a majority of the votes represented by the shares of Class A Stock then outstanding, voting together as a single class, at any annual or special meeting of stockholders, the notice of which shall have specified or summarized the proposed Class A Covered Bylaws Amendment: ARTICLE III, SECTIONS 2, 4, 5, 8 AND 9; ARTICLE IV, SECTIONS 5, 6, 10, 11 AND 12;
ARTICLE VI, SECTION 1; AND ARTICLE VII, SECTIONS 1 AND 2.

  Section 6. Removal; Changes in Status; Preferred Stock Directors. (a) Except as provided in paragraphs (c) or (d) of this Section 6, a Director (other than a Director elected by the Class A Holders or by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors) may be removed only for cause. No Director so removed may be reinstated for so long as the cause for removal continues to exist. Such removal for cause may be effected only by the affirmative vote of the holders of a majority of the votes represented by the shares of the class or classes of stockholders which were entitled to elect such Director.

  (b) A Director elected by the Class A Holders may be removed with or without cause. If removed for cause, no Director so removed may be reinstated for so long as the cause for removal continues to exist. Removal may be effected with or without cause by the affirmative vote of the holders of a majority of the votes represented by the shares of Class A Stock or with cause by the affirmative vote of the holders of two-thirds of the votes represented by the shares of the Non-Class A Common Stock, the Class A Stock and other capital stock of this Corporation entitled to general voting power, voting together as a single class.

  (c) If a Director elected by the holders of Non-Class A Common Stock who was not, at the time of his election to the Board of Directors, an Alien, subsequently becomes an Alien, the effect of which would be that the number of Aliens who would then be serving as members of the Board of Directors, including the Director who changed status, would constitute more than the maximum number of Aliens permitted on the Board of Directors under Section 310, such Director shall upon his change in status automatically and without further action be removed from the Board of Directors.

  (d) So long as any Class A Stock is outstanding, if an Independent Director elected by the holders of Non-Class A Common Stock subsequently ceases to be an Independent Director, the effect of which would be that the Independent Directors who would then be serving as members of the Board of Directors would not constitute a majority of the Board of Directors, such Director shall automatically and without further action upon his change in status be removed from the Board of Directors.

  (e) (i) So long as any Class A Stock is outstanding, if a Director elected by the holders of any class or series of Preferred Stock having the right, voting separately by class or series, to elect Directors (a "Preferred Stock Director") is an Alien, or after election becomes an Alien, the effect of which would be that the number of Aliens who would then be serving as members of the Board of Directors (including such Preferred Stock Director) would constitute more than the maximum number of Aliens permitted on the Board of Directors under Section 310, the total number of Directors shall automatically and without further action be increased by the smallest number necessary to enable the Class A Holders (and the Directors elected by the Class A Holders in the case of vacancies) to elect Aliens as Directors to the fullest extent that the Class A Holders are entitled to elect Directors pursuant to Section 2(a) of this ARTICLE FIFTH without violating the requirements of Section 310.

  (ii) So long as any Class A Stock is outstanding, if a Preferred Stock Director is not an Independent Director, or after election ceases to be an Independent Director, the effect of which would be that the Independent Directors who would then be serving as members of the Board of Directors would not constitute a majority of the Board of Directors, the total number of
Directors shall automatically and without further action be increased by the smallest number necessary so that the number of Directors then serving who are not Independent Directors (including such Preferred Stock Director and any vacancies which the holders of Class A Stock have a right to fill) constitute less than a majority of the Board of Directors.

  Section  7.   Definitions.   Certain capitalized terms used  in
this ARTICLE FIFTH without definition have the meanings set forth in Section 10 of ARTICLE SIXTH.

                              Sixth

  Section 1.1. Authorized Shares. The total number of shares of capital stock which may be issued by this Corporation is 6,770,000,000, and the designation of each class or series, the number of authorized shares of each class or series and the par value of the shares of each class or series, are as follows:


Authorized Shares

                                                     No. of       Par
         Designation          Class       Series     Shares      Value


The "Series 1 FON Stock"      FON Common  Series 1  2,500,000,000 $ 2.00 per
                              Stock                                   share

The "Series 2 FON Stock"      FON Common  Series 2    500,000,000 $ 2.00 per
                              Stock                                   share

The "Series 3 FON Stock"      FON Common  Series 3  1,200,000,000 $ 2.00 per
                              Stock                                   share

The "Old Class A Common       Class A                 100,000,000 $ 2.50 per
Stock"                        Common Stock                            share

The "Class A Common Stock     Class A     Series DT   100,000,000 $ 2.50 per
Series DT"                    Common Stock                            share

The "Series 1 PCS Stock"      PCS Common  Series 1  1,250,000,000 $ 1.00 per
                              Stock                                   share

The "Series 2 PCS Stock"      PCS Common  Series 2    500,000,000 $ 1.00 per
                              Stock                                   share

The "Series 3 PCS Stock"      PCS Common  Series 3    600,000,000 $ 1.00 per
                              Stock                                   share

The "Preferred Stock"         Preferred   See Section  20,000,000   No par
                              Stock       below                      value



  Section  1.2.    Representation of Equity  Value;  Exchange  of
Interests  in  Class A Common Stock.   (a) The  aggregate  common
equity value of the Corporation and each Business Group shall, at any time, be represented as follows:

  (i) The total common equity value of the Corporation shall be represented by the sum of the outstanding shares of (A) the FON
Stock, (B) the PCS Stock and (C) the Class A Common Stock.

  (ii) The total common equity value of the FON Group shall be represented by the sum of (A) the outstanding shares of the FON Stock and (B) the outstanding shares of Old Class A Common Stock and Class A Common Stock-Series DT (but only to the extent such stock represents a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and a Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group, respectively).

  (iii) The total common equity value of the PCS Group shall be represented by the sum of (A) the outstanding shares of the PCS Stock, (B) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, and (C) the outstanding shares of Old Class A Common Stock and Class A Common Stock-Series DT (but only to the extent such stock represents a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and a Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively).

  (b)   The  Old  Class  A  Common  Stock  and  Class  A   Common
Stock-Series DT shall, at all times, be deemed to represent, respectively, a number of shares of Series 3 FON Stock and/or Series 3 PCS Stock equal to: (A) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group plus the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and (B) the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group plus the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group.

  (c) Each holder of a share of Old Class A Common Stock shall have the right, exercisable at any time and from time to time, to cause the Corporation to issue the following:

  (i) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, either a share of Series 3 FON Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 FON Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement; or

  (ii) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, either a share of Series 3 PCS Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 PCS Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement.

  A holder of Old Class A Common Stock may exercise its right to cause any such issuance solely with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, solely with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, or any combination thereof; provided,

  (x)  when the Number Of Shares Issuable With Respect To The Old
Class A Equity Interest In The FON Group is reduced to zero, no further shares of Series 1 FON Stock or Series 3 FON Stock may be issued pursuant to this Section 1.2(c),

  (y)  when the Number Of Shares Issuable With Respect To The Old
Class A Equity Interest In The PCS Group is reduced to zero, no further shares of Series 1 PCS Stock or Series 3 PCS Stock may be issued pursuant to this Section 1.2(c), and

  (z) if at any time the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group are both zero, the Old Class A Common Stock may be redeemed, at the Corporation's option, at a redemption price of $0.001 per share.

  (d) Each holder of a share of Class A Common Stock-Series DT shall have the right, exercisable at any time and from time to time, to cause the Corporation to issue the following:

  (i) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group, either a share of Series 3 FON Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 FON Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement; and

  (ii) in respect of each share notionally represented in the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, either a share of Series 3 PCS Stock to such holder (or to a Qualified Subsidiary of such holder) or a share of Series 1 PCS Stock to a designee of such holder, provided a transfer of such share to such designee is permitted under the Stockholders' Agreement.

  A holder of Class A Common Stock-Series DT may exercise its right to cause any such issuance solely with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group, solely with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, or any combination thereof; provided,

  (i)  when  the  Number Of Shares Issuable With Respect  To  The
Class A-Series DT Equity Interest In The FON Group is reduced to zero, no further shares of Series 1 FON Stock or Series 3 FON
Stock may be issued pursuant to this Section 1.2(d),

  (ii)  when  the Number Of Shares Issuable With Respect  To  The
Class A-Series DT Equity Interest In The PCS Group is reduced to zero, no further shares of Series 1 PCS Stock or Series 3 PCS
Stock may be issued pursuant to this Section 1.2(d), and

  (iii) if at any time the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group are both zero, the Class A Common Stock-Series DT may be redeemed, at the Corporation's option, at a redemption price of $0.001 per share.

  (e)  Automatic  Reclassification and Adjustment  to  Par  Value
Amount.

  (i) Upon each issuance of any shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, and Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, in accordance with
Section 1.2(c), each share of the Corporation's existing Old Class A Common Stock will be automatically reclassified into a share of Class A Common Stock with a par value amount equal to the Reduced Par Value Amount and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, will be reduced in accordance with the definitions of such terms set forth in ARTICLE SIXTH, Section 10; provided that after each such reclassification, the sum of (x) the total number of outstanding shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, or Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, so issued in accordance with Section 1.2(c) times the par value per share of such stock and (y) the total number of outstanding shares of Old Class A Common Stock immediately after such issuance times the Reduced Par Value Amount will always equal (z) the total number of outstanding shares of Old Class A Common Stock immediately prior to such issuance times the par value per share of such shares existing immediately prior to such issuance.

  (ii) Upon each issuance of any shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, and Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, in accordance with
Section 1.2(d), each share of the Corporation's existing Class A Common Stock-Series DT will be automatically reclassified into a share of Class A Common Stock-Series DT with a par value amount equal to the Reduced Par Value Amount and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, will be reduced in accordance with the definitions of such terms set forth in ARTICLE SIXTH, Section 10; provided that after each such reclassification, the sum of (x) the total number of outstanding shares of Series 1 FON Stock and/or Series 3 FON Stock, on the one hand, or Series 1 PCS Stock and/or Series 3 PCS Stock, on the other, so issued in accordance with Section 1.2(d) times the par value per share of such stock and (y) the total number of outstanding shares of Class A Common Stock-Series DT immediately after such issuance times the Reduced Par Value Amount will always equal (z) the total number of outstanding shares of Class A Common Stock-Series DT immediately prior to such issuance times the par value per share of such shares existing immediately prior to such issuance.

  (f)   Notice Provisions; Issuance of Stock Certificates, etc.

  (i)  A  Class  A  Holder shall exercise its rights  under  this
Section 1.2 by delivering a written notice to the Corporation (an "Issuance Notice") signed by an authorized officer of the Class A Holder specifying (1) the class and series of the Shares to be issued by the Corporation, (2) the number of shares of each to be issued pursuant to such request, and (3) the name of the Person in whose name the shares are to be issued (such a Person, a "Designee").

  (ii) As promptly as practical after receipt of an Issuance Notice, and in no event later than 5 Business Days thereafter, the Corporation will deliver or cause to be delivered a certificate or certificates representing the number of duly issued, fully paid and nonassessable shares issued pursuant to the Issuance Notice; provided, however, that the Corporation shall not be obligated to issue such shares if any material defect exists with respect to such Issuance Notice.

  (iii) Immediately upon the issuance of the shares of Series 1 FON Stock, Series 3 FON Stock, Series 1 PCS Stock and Series 3 PCS Stock pursuant to an Issuance Notice, the Designee shall be treated for all purposes as having become the record holder of the shares of such stock so issued.

  (iv) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares in connection with an Issuance Notice pursuant to this Section 1.2, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of such shares in a name other than that of the registered holder of the Class A Common Stock that gave rise to the right to cause the issuance of such Shares, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

  (v) In addition to the obligations of the Corporation contained in these Articles of Incorporation to reserve and keep available Shares, this Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 3 FON Stock, Series 3 PCS Stock, Series 1 PCS Stock and Series 1 FON Stock and its issued Series 1 FON Stock or Series 1 PCS Stock held in its treasury, Shares for the purpose of effecting the issuances of the Series 3 FON Stock, Series 1 FON Stock, Series 3 PCS Stock and Series 1 PCS Stock contemplated hereby.

  Section 2.   General Provisions Relating to All Stock.

  2.1. Preemptive Rights; Cumulative Voting. No holder of shares of capital stock of any class or series of this Corporation or holder of any security or obligation convertible into shares of capital stock of any class or series of this Corporation shall have any preemptive right whatsoever to subscribe for, purchase or otherwise acquire shares of capital stock of any class or series of this Corporation, whether now or hereafter authorized; provided that this provision shall not (i) prohibit this Corporation from granting, contractually or otherwise, to any such holder, the right to purchase additional securities of this Corporation or (ii) otherwise limit or otherwise modify any rights of any such holder pursuant to any such contract or other agreement. Stockholders of this Corporation shall not be entitled to cumulative voting of their shares in elections of Directors.

  2.2. Redemption of Shares Held by Aliens. Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of Non-Class A Common Stock Beneficially Owned by Aliens and Class A Stock Beneficially Owned by Aliens may be redeemed by this Corporation, by action duly taken by the Board of Directors (with the approval of a majority of the Continuing Directors (as defined in ARTICLE SEVENTH) at a meeting at which at least seven Continuing Directors are present, except that no such approval of the Continuing Directors shall be required if

  (i) the Fair Price Provisions have been deleted in their entirety,

  (ii) the Fair Price Provisions have been modified so as explicitly not to apply to any Class A Holder, or they have been modified in a manner reasonably satisfactory to FT and DT so as explicitly not to apply to any transactions with any Class A Holder contemplated under these Articles of Incorporation,

  (iii)   the   transaction  in  question  is  not  a   "Business
Combination" within the meaning of the Fair Price Provisions, or

  (iv) the Class A Holder that is a party to the transaction, along with its Affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982) and Associates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect on October 1, 1982), is no longer an "Interested Stockholder" or "Affiliate" of an "Interested Stockholder" within the meaning of the Fair Price Provisions), to the extent necessary or advisable, in the judgment of the Board of Directors, for this Corporation or any of its Subsidiaries to comply with the requirements of Section 310 (each of (i) through (iv), a "Fair Price Condition"), provided that (i) for purposes of these Articles of Incorporation, redemption of the Class A Common Stock is deemed to occur upon the reduction, in consideration of payments otherwise made in respect of redemptions under this Section 2.2, of Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group that are represented by the Class A Common Stock (with any such redemption of shares of Class A Common Stock being referred to in this Section 2.2 as a redemption of Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, as applicable) and (ii) Series 3 FON Stock, Series 3 PCS Stock, Shares Issuable With Respect To The Class A Equity Interest In The FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group may only be redeemed if, and only to the extent that, they represent in the aggregate Votes constituting greater than 20% of the aggregate Voting Power of this Corporation immediately prior to the time of such redemption.

  The terms and conditions of such redemption shall be as follows, subject in any case to any other rights of a particular
Alien or of this Corporation pursuant to any contract or agreement between such Alien and this Corporation:

  (a) except as provided in Section 2.2(f), the redemption price of the shares to be redeemed pursuant to this Section 2.2 shall be equal to the Market Price of such shares on the third Business Day prior to the date notice of such redemption is given pursuant to Section 2.2(d), provided that, except as provided in Section 2.2(f), such redemption price as to any Alien who purchased such shares of Non-Class A Common Stock after November 21, 1995 and within one year prior to the Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid by such Alien for such shares;

  (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

  (c)  if  less  than  all  of the shares Beneficially  Owned  by
Aliens  are  to be redeemed, the shares to be redeemed  shall  be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors to be equitable, provided that this Corporation shall

     (i) in all cases be entitled to redeem shares of Non-Class A Common Stock Beneficially Owned by Aliens prior to redeeming any shares of Series 3 FON Stock, Series 3 PCS Stock, Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group Beneficially Owned by Aliens,

     (ii) redeem Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group of the holders of Old Class A Common Stock and Class A Common Stock-Series DT on a pro rata basis,

     (iii) redeem, on a pro rata basis, Shares Issuable With Respect To The Class A Equity Interest In The FON Group based on the ratio of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group,

     (iv) redeem, on a pro rata basis, Shares Issuable With Respect To The Class A Equity Interest In The PCS Group based on the ratio of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, and

     (v)  redeem  shares of Series 3 PCS Stock and Series  3  FON
Stock  prior  to  redeeming Shares Issuable With Respect  To  The
Class A Equity Interest In The FON Group and Shares Issuable With
Respect To The Class A Equity Interest In The PCS Group;

  (d) this Corporation shall give notice of the Redemption Date at least 30 days prior to the Redemption Date to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder) by delivering a written notice by first class mail, postage pre-paid, to the holders of record of the shares selected to be redeemed, addressed to such holders at their last address as shown upon the stock transfer books of this Corporation (each such notice of redemption specifying the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of the certificates representing such shares), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

  (e) on the Redemption Date, unless this Corporation shall have defaulted in paying or setting aside for payment the cash or Redemption Securities payable upon such redemption, any and all rights of Aliens in respect of shares so redeemed (including without limitation any rights to vote or participate in dividends), shall cease and terminate, and from and after such Redemption Date such Aliens shall be entitled only to receive the cash or Redemption Securities payable upon redemption of the shares to be redeemed; and

  (f) such other terms and conditions as the Board of Directors shall determine to be equitable, provided that,

     (1) if any Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group are redeemed pursuant to this Section 2.2, (x) the redemption price, on a per share basis, of Shares Issuable With Respect To The Class A Equity Interest In The FON Group shall be an amount equal to the redemption price of a share of Series 3 FON Stock calculated pursuant to subsection (f)(2) of this Section 2.2, and (y) the redemption price, on a per share basis, of Shares Issuable With Respect To The Class A Equity Interest In The PCS Group shall be an amount equal to the redemption price of shares of Series 3 PCS Stock calculated pursuant to subsection (f)(4) of this Section 2.2;

     (2) if any shares of Series 3 FON Stock are redeemed pursuant to this Section 2.2, the redemption price thereof shall be a per share price equal to the greater of (A) the Market Price of a share of Series 1 FON Stock on the Redemption Date and (B) the Weighted Average Price paid by the Class A Holders for the Series 3 FON Stock (or Shares Issuable With Respect To The Class A Equity Interest In The FON Group, if applicable) together with a stock appreciation factor thereon (calculated on the basis of a 365-day year) at the rate of 3.88% through and including the Redemption Date, such stock appreciation factor to be calculated, on an annual compounding basis, from (x) the date of purchase of such Series 3 FON Stock or (y) in the case of either a share of Series 3 FON Stock issued in connection with ARTICLE SIXTH,
Section 1.2 or any Shares Issuable With Respect To The Class A Equity Interest In The FON Group, the date of purchase of the Class A Common Stock that represented such shares, until the Redemption Date, provided, that if this Corporation redeems any shares hereunder after April 26, 1999, the redemption price thereof shall be the Market Price of a share of Series 1 FON Stock on the Redemption Date;

     (3) if any shares of Series 2 PCS Stock (or Series 2 FON Stock, if applicable) are redeemed pursuant to this Section 2.2, the redemption price of any such shares redeemed shall be a per share price equal to the greater of (A) the Market Price of a share of Series 1 PCS Stock (or Series 1 FON Stock, if applicable) on the Redemption Date and (B) the Weighted Average Price paid by the holders thereof for the Series 2 PCS Stock (or Series 2 FON Stock, if applicable) together with a stock appreciation factor thereon (calculated on the basis of a 365-day year) at the rate of 3.88% through and including the Redemption Date, such stock appreciation factor to be calculated, on an annual compounding basis, from the date of purchase of such Series 2 PCS Stock (or Series 2 FON Stock, if applicable) until the Redemption Date, provided, that if this Corporation redeems any shares of Series 2 PCS Stock (or Series 2 FON Stock, if applicable) after April 26, 1999, the redemption price of any such shares redeemed shall be the Market Price of a share of Series 1 PCS Stock (or Series 1 FON Stock, if applicable) on the Redemption Date; and

     (4) if any shares of Series 3 PCS Stock are redeemed pursuant to this Section 2.2, the redemption price thereof shall be a per share price equal to the greater of (A) the Market Price of a share of Series 1 PCS Stock on the Redemption Date and (B) the Weighted Average Price paid by the holders thereof for the Series 3 PCS Stock (or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, if applicable) together with a stock appreciation factor thereon (calculated on the basis of a 365-day year) at the rate of 3.88% through and including the Redemption Date, such stock appreciation factor to be calculated, on an annual compounding basis, from (x) the date of purchase of such Series 3 PCS Stock, or (y) in the case of a share of Series 3 PCS Stock issued in connection with ARTICLE SIXTH, Section 1.2 or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, the date of purchase of the Class A Common Stock that represented such shares, until the Redemption Date, provided, that if this Corporation redeems any shares hereunder after April 26, 1999, the redemption price thereof shall be the Market Price of a share of Series 1 PCS Stock on the Redemption Date.

  The redemption price to be paid to the Class A Holders shall be modified in accordance with Article IX of the Stockholders' Agreement if either (i) such redemption is effected on or prior to April 26, 1999, or (ii) such redemption is effected within the 120-day period described in the last sentence of
  Section 2.11 of the Stockholders' Agreement (as such period may be extended pursuant thereto) following an election by this Corporation to redeem shares in accordance with such Section.

  Any notice that is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of shares to be redeemed received such notice, provided that all notices to be given to the Class A Holders shall be made and deemed delivered in accordance with Section 11 of ARTICLE SIXTH and failure to give such notice by mail, or any defect in such notice, to holders of shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares.

  2.3. Beneficial Ownership Inquiry. (a) This Corporation may by written notice require a Person that is a holder of record of Non-Class A Common Stock or Class A Stock or that this Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Non-Class A Common Stock or Class A Stock, to certify that, to the knowledge of such Person:

  (i) no Non-Class A Common Stock or Class A Stock as to which such Person has record ownership or Beneficial Ownership is Beneficially Owned by Aliens; or

  (ii) the number and class or series of shares of Non-Class A Common Stock or Class A Stock owned of record or Beneficially Owned by such Person that are owned of record or Beneficially
Owned by Persons that are Aliens are as set forth in such certificate.

  (b) With respect to any Non-Class A Common Stock or Class A Stock identified by such Person in response to Section 2.3(a)(ii) above, this Corporation may require such Person to provide such further information as this Corporation may reasonably require in order to implement the provisions of Section 2.2 of ARTICLE SIXTH.

  (c) For purposes of applying Section 2.2 of ARTICLE SIXTH with respect to any Non-Class A Common Stock or Class A Stock, if any Person fails to provide the certificate or other information to which this Corporation is entitled pursuant to this Section 2.3, this Corporation in its sole discretion may presume that the Non-Class A Common Stock or Class A Stock in question is, or is not, Beneficially Owned by Aliens.

  2.4. Factual Determinations. The Board of Directors shall have the power and duty to construe and apply the provisions of Sections 2.2 and 2.3 of ARTICLE SIXTH and, with respect to shares of Non-Class A Common Stock, to make all determinations necessary or desirable to implement such provisions, including but not limited to: (a) the number of shares of Non-Class A Common Stock that are Beneficially Owned by any Person; (b) whether a Person is an Alien; (c) the application of any other definition of these Articles of Incorporation to the given facts; and (d) any other matter relating to the applicability or effect of Section 2.2 of ARTICLE SIXTH.

  2.5. Loss of Voting Rights. If (a) there is a breach by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any of the provisions of Sections 3.1(a) or 3.2(b) (as it relates to matters described in Section 3.1(a)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, (b) there is a willful breach in any material respect by FT, DT, any Qualified Subsidiary, any Strategic Investor or any Qualified Stock Purchaser of any
provision  of  Section  3.1 (other than Section  3.1(a))  of  the
Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement, Strategic Investor Standstill Agreement or Qualified Stock Purchaser Standstill Agreement, or (c) a Government Affiliate or Related Company (each as defined in the Standstill Agreement) takes an action which if taken by FT or DT would violate Sections 3.1 or 3.2(b) (as it relates to matters other than those described in Section 3.1(a)) of the Standstill Agreement, then FT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of Germany, a Related Company of DT or a Strategic Investor in a Qualified Subsidiary of DT in which FT is not an investor), DT and its Qualified Subsidiaries (except in the case of a breach arising from the action of a Government Affiliate of France, a Related Company of FT or a Strategic Investor in a Qualified Subsidiary of FT in which DT is not an investor) and each Qualified Stock Purchaser shall not be entitled to vote any of their shares of capital stock of this Corporation with respect to any matter or proposal arising from, relating to or involving, such breach or action, and no such purported vote by such Class A Holders on such matter shall be effective or shall be counted.

  Section 3.   Voting Powers.

  Section 3.1. General. Except as otherwise provided by law or as expressly set forth in ARTICLE FIFTH or in this ARTICLE SIXTH, each share of Corporation Common Stock shall be entitled to vote, as provided in ARTICLE SIXTH, Section 3.2 and ARTICLE SIXTH, Section 7.5(d) (with respect to Class A Stock only), on all matters in respect of which the holders of Corporation Common Stock are entitled to vote, and, except as otherwise provided by the terms of any outstanding series of Preferred Stock, the holders of Corporation Common Stock shall vote together with the holders of all other classes or series of capital stock which have general voting power on all such matters as a single class; provided, however, that

  (i) holders of FON Stock and Class A Common Stock, voting together as a single class in accordance with Section 3.2(c), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (A) increase or decrease the aggregate number of authorized shares of FON Stock,
(B) increase or decrease the par value of the shares of FON Stock or (C) alter or change the powers, preferences or special rights of the shares of FON Stock so as to affect them adversely, and

  (ii) holders of PCS Stock and Class A Common Stock, voting together as a single class in accordance with Section 3.2(d), shall be entitled to vote upon a proposed amendment to these Articles of Incorporation if such amendment would (A) increase or decrease the aggregate number of authorized shares of PCS Stock,
(B) increase or decrease the par value of shares of PCS Stock  or
(C) alter or change the powers, preferences or special rights of the shares of PCS Stock so as to affect them adversely.

  The Board of Directors is authorized to adopt resolutions requiring the approval of any class or series of capital stock, alone or together with any other class or series of capital stock, as a condition precedent, or condition subsequent, to the approval, adoption, authorization or consummation of any action, transaction or any other matter by or involving the Corporation, and no provision contained in the Amended and Restated Articles of Incorporation shall be interpreted to limit or restrict such authority in any way.

  Section  3.2.    Number of Votes.   (a) On each  matter  to  be
voted  on by the holders of Non-Class A Common Stock and Class  A
Stock voting together as a single class,

  (i)  each  outstanding share of Series 1 FON and Series  3  FON
Stock is entitled to one vote (subject, in the case of the Series
3  FON  Stock, to any increase in accordance with ARTICLE  SIXTH,
Section 7.5(d));

  (ii) subject to any increase resulting from the provisions of ARTICLE SIXTH, Section 7.5(d), each outstanding share of Old Class A Common Stock and Class A Common Stock-Series DT is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of a vote) equal to the sum of (A) in the case of the Old Class A Common Stock, the Old Class A FON Vote Per Share and the Old Class A PCS Vote Per Share (computed as of the tenth Trading Day preceding the record date for determining the stockholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places); and (B) in the case of the Class A Common Stock-Series DT, the Class A-Series DT FON Vote Per Share and the Class A-Series DT PCS Vote Per Share; (computed as of the tenth Trading Day preceding the record date for determining the stockholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places);

  (iii) each outstanding share of Series 1 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of a vote) (the
"PCS Per Share Vote") equal to (x) if the record date for determining the stockholders entitled to vote is on or before December 31, 1998, the number of votes determined by multiplying one by the PCS Ratio and (y) if the record date for determining the stockholders entitled to vote is after December 31, 1998, the number of votes determined by multiplying one by the ratio of the Average Trading Price of one share of Series 1 PCS Stock to the Average Trading Price of one share of Series 1 FON Stock computed as of the tenth Trading Day preceding the record date for determining the stockholders entitled to vote, expressed as a decimal fraction rounded to the nearest three decimal places;

  (iv) each outstanding share of Series 2 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) equal to ten percent of the applicable PCS Per Share Vote as determined in accordance with Section 3.2(a)(iii);

  (v) each outstanding share of Series 3 PCS Stock is entitled to a number of votes (which, at any time, may be more or less than one whole vote and may include a fraction of one vote) equal to the applicable PCS Per Share Vote as determined in accordance with Section 3.2(a)(iii) (subject to any increase in accordance with ARTICLE SIXTH, Section 7.5(d)); and

  (vi) each outstanding share of Series 2 FON Stock is entitled to ten percent of one vote.

  (b)  On  each matter to be voted on by the holders of Non-Class
A Common Stock voting together as a single class,

  (i) each outstanding share of Series 1 FON Stock is entitled to one vote;

  (ii) each outstanding share of Series 1 PCS Stock is entitled to the PCS Per Share Vote determined in accordance with Section
3.2(a)(iii);

  (iii) each outstanding share of Series 2 PCS Stock is entitled to a number of votes determined in accordance with Section
3.2(a)(iv); and

  (iv) each outstanding share of Series 2 FON Stock is entitled to ten percent of one vote.

  (c) On each matter to be voted on by the holders of FON Stock and Class A Common Stock, voting together as a single class, each outstanding share of (i) Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock is entitled to one vote and (ii) Old Class A Common Stock and Class A Common Stock-Series DT is entitled to the Old Class A FON Vote Per Share and the Class A-Series DT FON Vote Per Share, respectively.

  (d) On each matter to be voted on by the holders of the PCS Stock and Class A Common Stock voting together as a single class, each outstanding share of (i) Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is entitled to one vote and (ii) Old Class A Common Stock and Class A Common Stock-Series DT is entitled to the Old Class A PCS Vote Per Share and the Class A-Series DT PCS Vote Per Share, respectively.

  (e) On each matter to be voted on by the holders of the Class A Stock voting together as a single class, each outstanding share of (i) Series 3 FON Stock is entitled to one vote, (ii) Series 3 PCS Stock is entitled to the PCS Vote Per Share determined in accordance with Section 3.2(a)(v), and (iii) Old Class A Common Stock and Class A Common Stock-Series DT is entitled to their respective per share vote determined in accordance with Section 3.2(a)(ii).

  (f) In addition to the foregoing provisions of this Section  3,
(i) if shares of only one class or series of Corporation Common Stock are outstanding on the record date for determining the holders of Corporation Common Stock entitled to vote on any matter, then each share of that class or series shall be entitled to one vote and (ii) if any class or any series of Corporation Common Stock votes as a single class with respect to any matter, each share of that class or series shall, for purposes of such vote, be entitled to one vote on such matter except with respect to a vote of Old Class A Common Stock and Class A Common Stock-Series DT voting together as a single class, in which case each share of such stock shall be entitled to its per share vote determined in accordance with Section 3.2(a)(ii).

  Section 4. Liquidation Rights. If any voluntary or involuntary liquidation, dissolution or winding up of this Corporation occurs, then after payment or provision for payment of the debts and other liabilities of this Corporation, including the liquidation preferences of any series of Preferred Stock, the holders of Corporation Common Stock shall be entitled to receive the remaining assets of the Corporation, regardless of the Business Group to which such assets are attributed in accordance with Section 10 of this ARTICLE SIXTH, divided among such holders in accordance with the per share "Liquidation Units" attributable to each such class or series of stock as follows:

  (i)  each  share of Series 1 FON Stock, Series 2 FON Stock  and
Series 3 FON Stock is hereby attributed one "Liquidation Unit,"

  (ii) at the time of the liquidation, dissolution or winding up of this Corporation, each share of Old Class A Common Stock will be attributed a number of "Liquidation Units" (which may be more or less than one whole "Liquidation Unit" and may include a fraction of a "Liquidation Unit") equal to (A) the sum of (I) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and (II) the product of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the PCS Ratio, divided by (B) the aggregate number of shares of Old Class A Common Stock outstanding;

  (iii) at the time of the liquidation, dissolution or winding up of this Corporation, each share of Class A Common Stock-Series DT will be attributed a number of "Liquidation Units" (which may be more or less than one whole "Liquidation Unit" and may include a fraction of a "Liquidation Unit") equal to (A) the sum of (I) the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and (II) the product of the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group and the PCS Ratio, divided by
(B) the aggregate number of shares of Class A Common StockSeries DT outstanding; and

  (iv) each share of PCS Stock is hereby attributed the number of "Liquidation Units" determined by multiplying one by the PCS
Ratio.

The per share "Liquidation Units" of each such class or series of stock are subject to adjustment as determined by the Board of Directors to be appropriate to reflect equitably (i) any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of such class or series of stock or (ii) any dividend or other distribution of shares of such class or series of stock to holders of shares of such class or series of stock. Neither the merger nor consolidation of this Corporation, nor the Transfer of all or part of its assets, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of this Corporation within the meaning of this Section 4. Notwithstanding the foregoing, any transaction or series of related transactions which results in the distribution of all or substantially all of the assets of the PCS Group (excluding any portion of such assets retained by the Corporation or distributed to holders of FON Stock in respect of the FON Group Intergroup Interest Fraction) to the holders of the outstanding PCS Stock and Class A Common Stock (to the extent of any Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) by way of the distribution of equity interests in one or more entities that collectively hold, directly or indirectly, all or substantially all of the assets of the PCS Group (including, without limitation, the PCS Group Subsidiary) shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the Corporation for purposes of this
Section 4 but shall be subject to ARTICLE SIXTH, Section 7.2.

  Section 5. Dividends. Dividends shall be declared and paid only out of net income or surplus of this Corporation and may be declared and paid upon each class and series of Corporation Common Stock, upon the terms with respect to each such class and series, and subject to the limitations provided for in this
Section 5 and in Section 13, as the Board of Directors may determine.

  5.1. Generally.   Dividends on Corporation Common Stock may  be
declared and paid only out of the funds of the Corporation legally available therefor.

  5.1.1. The holders of the Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable on the Series 2 FON Stock. Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

  5.1.2. The holders of the Series 1 FON Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable on the Series 3 FON Stock. Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

  5.1.3.  The  holders of shares of Series 2 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable on the Series 1 FON Stock. Dividends on the
Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

  5.1.4.  The  holders of shares of Series 2 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable on the Series 3 FON Stock. Dividends on the
Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

  5.1.5.  The  holders of shares of Series 3 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable on the Series 1 FON Stock. Dividends on the
Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

  5.1.6.  The  holders of shares of Series 3 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable on the Series 2 FON Stock. Dividends on the
Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 FON Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 FON Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

  5.1.7.   In  addition  to  the  entitlement  with  respect   to
dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A FON Share Basis to those payable on a per share basis to the Series 1 FON Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 1 FON Stock plus
(ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 FON Stock payable in shares of Series 1 FON Stock or Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

  5.1.8.   In  addition  to  the  entitlement  with  respect   to
dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock equivalent on a Per Class A FON Share Basis to those payable on a per share basis to the Series 2 FON Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 2 FON Stock plus
(ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 FON Stock payable in shares of Series 2 FON Stock or Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

  5.1.9.   In  addition  to  the  entitlement  with  respect   to
dividends contained in Sections 5.1.16 through 5.1.18, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock, on a Per Class A FON Share Basis, equal to those payable on a per share basis to the Series 3 FON Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 FON Stock and shall be in an amount, on a Per Class A FON Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 3 FON Stock plus
(ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 FON Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 FON Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A FON Share Basis on the Class A Common Stock payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

  5.1.10.  The  holders  of  the Series  1  PCS  Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable on the Series 2 PCS Stock. Dividends on the
Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

  5.1.11.  The  holders  of  the Series  1  PCS  Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable on the Series 3 PCS Stock. Dividends on the
Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

  5.1.12.  The holders of shares of Series 2 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable on the Series 1 PCS Stock. Dividends on the
Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

  5.1.13.  The holders of shares of Series 2 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable on the Series 3 PCS Stock. Dividends on the
Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

  5.1.14.  The holders of shares of Series 3 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable on the Series 1 PCS Stock. Dividends on the
Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

  5.1.15.  The holders of shares of Series 3 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable on the Series 2 PCS Stock. Dividends on the
Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount per share equal to the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock, plus the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend per share on the Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

  5.1.16. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common
Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 1 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 1 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 1 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 1 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 1 PCS Stock payable in shares of Series 1 PCS Stock, or in options, warrants or rights to acquire shares of Series 1 PCS Stock, or in securities convertible into or exchangeable for shares of Series 1 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

  5.1.17. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common
Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 2 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 2 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 2 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 2 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 2 PCS Stock payable in shares of Series 2 PCS Stock, or in options, warrants or rights to acquire shares of Series 2 PCS Stock, or in securities convertible into or exchangeable for shares of Series 2 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

  5.1.18. In addition to the entitlement with respect to dividends contained in Sections 5.1.7 through 5.1.9, the holders of shares of Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common
Stock equivalent on a Per Class A PCS Share Basis to those payable on a per share basis to the Series 3 PCS Stock. Dividends on the Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Series 3 PCS Stock and shall be in an amount, on a Per Class A PCS Share Basis, equal to (i) the full per share amount of any cash dividend paid on shares of Series 3 PCS Stock plus (ii) the full per share amount (payable in kind) of any non-cash dividend paid on shares of Series 3 PCS Stock, provided that if this Corporation shall declare and pay any dividend on shares of Series 3 PCS Stock payable in shares of Series 3 PCS Stock, or in options, warrants or rights to acquire shares of Series 3 PCS Stock, or in securities convertible into or exchangeable for shares of Series 3 PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend on a Per Class A PCS Share Basis on the Class A Common Stock payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

  5.1.19. The holders of shares of Old Class A Common Stock shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Old Class A Common Stock equivalent, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, to those payable on the Class A Common Stock-Series DT. Dividends on the Old Class A Common Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-Series DT and shall be in an amount, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, equal to the amount of any cash dividend paid on shares of Class A Common Stock-Series DT, plus the amount, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock-Series DT, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock-Series DT payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, on the Old Class A Common Stock payable in shares of FON Stock or PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of FON Stock or PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of FON Stock or PCS Stock, respectively.

  5.1.20. The holders of shares of Class A Common Stock-Series DT shall be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Class A Common Stock-Series DT equivalent, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, to those payable on the Old Class A Common Stock. Dividends on the Class A Common Stock-Series DT shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount, on a Per Class A FON Share Basis and on a Per Class A PCS Share
Basis, equal to the full amount of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case, this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, an equivalent dividend, on a Per Class A FON Share Basis and on a Per Class A PCS Share Basis, on the Class A Common Stock-Series DT payable in shares of FON Stock or PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of FON Stock or PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of FON Stock or PCS Stock, respectively.
  5.1.21.  The holders of shares of Series 1 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

  5.1.22.  The holders of shares of Series 2 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

  5.1.23.  The holders of shares of Series 3 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only). Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 FON Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A FON Share Basis) payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

  5.1.24.  The holders of shares of Series 1 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

  5.1.25.  The holders of shares of Series 2 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

  5.1.26.  The holders of shares of Series 3 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only). Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Old Class A Common Stock and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Old Class A Common Stock, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Old Class A Common Stock, provided that if this Corporation shall declare and pay any dividend on shares of Old Class A Common Stock (with respect to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 PCS Stock (equivalent to that declared and paid on shares of Old Class A Common Stock on a Per Class A PCS Share Basis) payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

  5.1.27.  The holders of shares of Series 1 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Class A Common Stock-Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group only). Dividends on the Series 1 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-Series DT Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Class A Common Stock-Series DT Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock-Series DT Stock, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock-Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 FON Stock (equivalent to that declared and paid on shares of Class A Common Stock-Series DT on a Per Class A FON Share Basis) payable in shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 FON Stock or Series 1 PCS Stock, respectively.

  5.1.28.  The holders of shares of Series 2 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 2 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Class A Common Stock-Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group only). Dividends on the Series 2 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-Series DT Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Class A Common Stock-Series DT Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock-Series DT Stock, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock-Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 FON Stock (equivalent to that declared and paid on shares of Class A Common Stock-Series DT on a Per Class A FON Share Basis) payable in shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 FON Stock or Series 2 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 FON Stock or Series 2 PCS Stock, respectively.

  5.1.29.  The holders of shares of Series 3 FON Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 3 FON Stock equivalent on a per share basis to those payable, on a Per Class A FON Share Basis, on the Class A Common Stock-Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group only). Dividends on the Series 3 FON Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-Series DT Stock and shall be in an amount per share equal to the full amount, on a Per Class A FON Share Basis, of any cash dividend paid on shares of Class A Common Stock-Series DT Stock, plus the full amount, on a Per Class A FON Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock-Series DT Stock, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock-Series DT Stock (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group only) payable in shares of FON Stock or PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of FON Stock or PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 FON Stock (equivalent to that declared and paid on shares of Class A Common Stock-Series DT on a Per Class A FON Share Basis) payable in shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

  5.1.30.  The holders of shares of Series 1 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 1 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Class A Common Stock-Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group only). Dividends on the Series 1 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-Series DT and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Class A Common Stock-Series DT, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock-Series DT, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock-Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of FON Stock or PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 1 PCS Stock (equivalent to that declared and paid on shares of Class A Common Stock-Series DT on a Per Class A PCS Share Basis) payable in shares of Series 1 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 1 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 1 PCS Stock.

  5.1.31.  The holders of shares of Series 2 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 2 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Class A Common Stock-Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group only). Dividends on the Series 2 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-Series DT and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Class A Common Stock-Series DT, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock-Series DT, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock-Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 2 PCS Stock (equivalent to that declared and paid on shares of Class A Common Stock-Series DT on a Per Class A PCS Share Basis) payable in shares of Series 2 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 2 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 2 PCS Stock.

  5.1.32.  The holders of shares of Series 3 PCS Stock  shall  be entitled to receive, when and if declared by the Board of Directors in accordance with this Section 5.1, dividends in respect of the Series 3 PCS Stock equivalent on a per share basis to those payable, on a Per Class A PCS Share Basis, on the Class A Common Stock-Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group only). Dividends on the Series 3 PCS Stock shall be payable on the same date fixed for the payment of the corresponding dividend on shares of Class A Common Stock-Series DT and shall be in an amount per share equal to the full amount, on a Per Class A PCS Share Basis, of any cash dividend paid on shares of Class A Common Stock-Series DT, plus the full amount, on a Per Class A PCS Share Basis, (payable in kind) of any non-cash dividend paid on shares of Class A Common Stock-Series DT, provided that if this Corporation shall declare and pay any dividend on shares of Class A Common Stock-Series DT (with respect to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group only) payable in shares of PCS Stock, or in options, warrants or rights to acquire shares of PCS Stock, or in securities convertible into or exchangeable for shares of PCS Stock, then in each case this Corporation shall declare and pay, at the same time that it declares and pays any such dividend, a dividend per share on the Series 3 PCS Stock (equivalent to that declared and paid on shares of Class A Common Stock-Series DT on a Per Class A PCS Share Basis) payable in shares of Series 3 PCS Stock, or equivalent corresponding options, warrants or rights to acquire shares of Series 3 PCS Stock, or equivalent corresponding securities convertible into or exchangeable for shares of Series 3 PCS Stock.

  5.2. Separate Declaration of Dividends. The Board of Directors, in accordance with the applicable provisions of
Section 5.1, may at any time declare and pay dividends (i) exclusively on the FON Stock and the Class A Common Stock (on a Per Class A FON Share Basis), (ii) exclusively on the PCS Stock and the Class A Common Stock (on a Per Class A PCS Share Basis) or (iii) on the FON Stock and the Class A Common Stock (on a Per Class A FON Share Basis), on the one hand, and the PCS Stock and the Class A Common Stock (on a Per Class A PCS Share Basis), on the other, in equal or unequal per share amounts, notwithstanding the amount of dividends previously declared on each class or series of stock, the respective voting or liquidation rights of each class or series of stock or any other factor.

  5.3 Share Distributions. Subject to ARTICLE SIXTH, Section 5 and except as permitted by ARTICLE SIXTH, Sections 7.1 and 7.2, the Board of Directors may declare and pay dividends or distributions of shares of Corporation Common Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Corporation Common Stock) on shares of Corporation Common Stock or shares of Preferred Stock only as follows:

  (A) dividends or distributions of shares of (i) Series 1 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 FON Stock), (ii) Series 2 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for Shares of Series 2 FON Stock) and
(iii) Series 3 FON Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 FON
Stock) on shares of (i) Series 1 FON Stock, (ii) Series 2 FON Stock and (iii) Series 3 FON Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), respectively, as well as on Preferred Stock attributed to the Sprint FON Group exclusively in accordance with ARTICLE SIXTH, Section 13;

  (B) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock), (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock) and
(iii) Series 3 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 PCS
Stock) on shares of (i) Series 1 PCS Stock, (ii) Series 2 PCS Stock and (iii) Series 3 PCS Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), respectively, and Preferred Stock attributed to the PCS Group exclusively in accordance with ARTICLE SIXTH, Section 13;

  (C) dividends or distributions of shares of (i) Series 1 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 1 PCS Stock), (ii) Series 2 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 2 PCS Stock) and
(iii) Series 3 PCS Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of Series 3 PCS Stock) on (x) shares of (i) Series 1 FON Stock, (ii) Series 2 FON Stock and (iii) Series 3 FON Stock and shares of Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), respectively, or
(y) shares of FON Preferred Stock, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest required by paragraph (B) of the definition of such term in ARTICLE SIXTH, Section 10 as a result of such dividend or distribution, plus (2) the number of shares of PCS Stock issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued or any other outstanding Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13; and

  (D) dividends or distributions of shares of PCS Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Preferred Stock) on shares of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13, but in any such case only if immediately prior to such dividend or distribution the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than or equal to the sum of (1) the amount of any decrease in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest required by paragraph (B) of the definition of such term in ARTICLE SIXTH, Section 10 as a result of such dividend or distribution plus (2) the number of shares of PCS
Stock issuable upon conversion, exchange or exercise of any Convertible Securities that have been issued as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE SIXTH, Section 13.

  For purposes of this Section 5.3, any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for FON Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) or PCS Stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

  Section 6.   No Dilution or Impairment; Certain Tender Offers.

  (a) No reclassification, subdivision or combination of the outstanding shares of Series 2 FON Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 FON Stock as were represented by the shares of Series 1 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (b) No reclassification, subdivision or combination of the outstanding shares of Series 3 FON Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 FON Stock as were represented by the shares of Series 1 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (c) No reclassification, subdivision or combination of the outstanding shares of Series 1 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 FON Stock as were represented by the shares of Series 2 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (d) No reclassification, subdivision or combination of the outstanding shares of Series 3 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 FON Stock as were represented by the shares of Series 2 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (e) No reclassification, subdivision or combination of the outstanding shares of Series 1 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 FON Stock as were represented by the shares of Series 3 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (f) No reclassification, subdivision or combination of the outstanding shares of Series 2 FON Stock shall be effected directly or indirectly (including without limitation any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 FON Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 FON Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 FON Stock as were represented by the shares of Series 3 FON Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 FON Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 FON Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (g) No adjustment to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group (other than with respect to any adjustments resulting from issuances made in accordance with ARTICLE SIXTH, Section 1.2) shall be effected directly or indirectly unless at the same time the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group is adjusted on an equal Per Class A FON Share Basis or Per Class A PCS Share Basis, as the case may be, so that the holders of the Old Class A Common Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Class A Common Stock-Series DT on an equal Per Class A FON Share Basis or Per Class A PCS Share Basis, as the case may be, as were represented by the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group as calculated immediately prior to such adjustment and (ii) maintain all of the rights associated with the Old Class A Common Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent, on a Per Class A FON Share Basis or Per Class A PCS Share Basis, to those payable in respect of shares of Class A Common Stock-Series DT, subject to the limitations, restrictions and conditions on such rights contained herein.

  (h) No adjustment to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group (other than with respect to any adjustments resulting from issuances made in accordance with ARTICLE SIXTH, Section 1.2) shall be effected directly or indirectly unless at the same time the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group is adjusted on an equal Per Class A FON Share Basis or Per Class A PCS Share Basis, as the case may be, so that the holders of the Class A Common
Stock-Series DT (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Old Class A Common Stock on an equal Per Class A FON Share Basis or Per Class A PCS Share Basis, as the case may be, as were represented by the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group or the Number Of Shares Issuable With Respect To
The Class A-Series DT Equity Interest In The PCS Group as calculated immediately prior to such adjustment and (ii) maintain all of the rights associated with the Class A-Series DT Common Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent, on a Per Class A FON Share Basis or Per Class A PCS Share Basis, to those payable in respect of shares of Old Class A Common Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (i) No reclassification, subdivision or combination of the outstanding shares of Series 2 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 1 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 PCS Stock as were represented by the shares of Series 1 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (j) No reclassification, subdivision or combination of the outstanding shares of Series 3 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 1 PCS Stock is reclassified, subdivided or combined on a equal per share basis so that the holders of the Series 1 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 PCS Stock as were represented by the shares of Series 1 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 1 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (k) No reclassification, subdivision or combination of the outstanding shares of Series 1 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 PCS Stock as were represented by the shares of Series 2 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (l) No reclassification, subdivision or combination of the outstanding shares of Series 3 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 2 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 2 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 3 PCS Stock as were represented by the shares of Series 2 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 2 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 3 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (m) No reclassification, subdivision or combination of the outstanding shares of Series 1 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 1 PCS Stock as were represented by the shares of Series 3 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 1 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (n) No reclassification, subdivision or combination of the outstanding shares of Series 2 PCS Stock shall be effected directly or indirectly (including, without limitation, any reclassification, subdivision or combination effected pursuant to a consolidation, merger or liquidation) unless at the same time the Series 3 PCS Stock is reclassified, subdivided or combined on an equal per share basis so that the holders of the Series 3 PCS Stock (i) are entitled, in the aggregate, to a number of Votes representing the same percentage of the Voting Power of this Corporation relative to the Series 2 PCS Stock as were represented by the shares of Series 3 PCS Stock outstanding immediately prior to such reclassification, subdivision or combination and (ii) maintain all of the rights associated with the Series 3 PCS Stock set forth in these Articles of Incorporation, including without limitation the right to receive dividends and other distributions (including liquidating and other distributions) that are equivalent to those payable per share in respect of shares of Series 2 PCS Stock, subject to the limitations, restrictions and conditions on such rights contained herein.

  (o) Without limiting the generality of the foregoing paragraphs (a) through (n), in the case of any consolidation or merger of this Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Non-Class A Common Stock) or any reclassification of the Non-Class A Common Stock into any other form of capital stock of this Corporation, whether in whole or in part, each Class A Holder shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to this Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock held by it into the kind and amount of shares of stock and other securities and property which such Class A Holder would have been entitled to receive upon such consolidation, merger, or reclassification if such Class A Holder had (I) converted its shares of Series 3 FON Stock or Series 3 PCS Stock into Series 1 FON Stock or Series 1 PCS Stock, respectively, or
(II) received shares of Series 3 FON Stock or Series 3 PCS Stock in respect of the Shares Issuable With Respect To The Class A Equity Interest In The FON Group or the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, respectively, represented by such Class A Common Stock immediately prior to such merger, consolidation or reclassification and converted such shares in accordance with clause (I). This Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Non-Class A Common Stock unless it delivers to the Class A Holders written notice of its intent to take such action at least ten Business Days before taking such action.

  (p) Without limiting the generality of the foregoing, in the case of any consolidation or merger of this Corporation with or into any other entity (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Series 1 FON Stock or Series 1 PCS Stock) or any reclassification of the Series 1 FON Stock or Series 1 PCS Stock into any other form of capital stock of this Corporation, whether in whole or in part, each holder of Series 2 FON Stock or Series 2 PCS Stock, as the case may be, shall, after such consolidation, merger or reclassification, have the right (but not the obligation), by notice delivered to this Corporation or any successor thereto within 90 days after the consummation of such consolidation, merger or reclassification, to convert each share of Series 2 FON Stock or Series 2 PCS Stock, as the case may be, held by such holder into the kind and amount of shares of stock and other securities and property which such holder would have been entitled to receive upon such consolidation, merger, or reclassification if such holder had converted its shares of Series 2 FON Stock or Series 2 PCS Stock into Series 1 FON Stock or Series 1 PCS Stock, respectively, immediately prior to such merger, consolidation or reclassification. This Corporation shall not effect, directly or indirectly, any such reclassification, subdivision or combination of outstanding shares of Series 1 FON Stock or Series 1 PCS Stock unless it delivers to the holders of Series 2 FON Stock and Series 2 PCS Stock written notice of its intent to take such action at least ten Business Days before taking such action.

  (q)  Exclusionary  Tender Offers.   If the Board  of  Directors
shall determine not to oppose a tender offer by a Person other than a Cable Holder for Voting Securities of this Corporation representing not less than 35 percent of the Voting Power of this Corporation, and the terms of such tender offer do not permit the holders of Series 2 PCS Stock to sell an equal or greater percentage of their shares as the holders of Series 1 PCS Stock are permitted to sell taking into account any proration, then each holder of Series 2 PCS Stock shall have the right (but not the obligation) to deliver to this Corporation a written notice requesting conversion of certain shares of Series 2 PCS Stock designated by such holder of Series 2 PCS Stock into Series 1 PCS Stock, upon which delivery each share of Series 2 PCS Stock so designated in such notice shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock, provided that
(i) unless the Series 2 PCS Stock shall have otherwise been converted into Series 1 PCS Stock pursuant to ARTICLE SIXTH,
Section 7.5 upon or prior to the consummation or abandonment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by this Corporation to each holder of Series 2 PCS Stock of a notice that such transaction has been abandoned, each share of Series 1 PCS Stock held by a holder of Series 2 PCS Stock shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 2 PCS Stock, and (ii) only those shares of Series 2 PCS Stock related to shares of Series 1 PCS Stock that were not so reconverted shall be deemed for any purpose under these Articles of Incorporation to have been converted into Series 1 PCS Stock, pursuant to this subparagraph (q) and the Series 2 PCS Stock so reconverted shall be deemed to have been at all times outstanding shares of Series 2 PCS Stock, provided, that if the Series 2 PCS Stock has been converted into or redeemed for Series 2 FON Stock pursuant to ARTICLE SIXTH, Section 7, then the terms "Series 2 FON Stock" and "Series 1 FON Stock" shall be deemed to replace the terms "Series 2 PCS Stock" and "Series 1 PCS Stock," respectively, in this subparagraph (q).

  (r) Issuer Tender Offers. The Corporation shall not conduct an issuer tender offer (as defined on the Effective Date in Rule 13e-4 under the Exchange Act) with respect to the Series 1 PCS Stock or the Series 1 FON Stock unless (i) such tender offer provides for the participation of the holders of Series 2 PCS Stock, Series 3 PCS Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), on the one hand, or Series 2 FON Stock, Series 3 FON Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), on the other hand, on an equal basis with the Series 1 PCS Stock or the Series 1 FON Stock, respectively, and (ii) the Corporation accepts for repurchase the number of shares tendered by the holders of Series 1 PCS Stock, Series 2 PCS Stock, Series 3 PCS Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group), on the one hand, or Series 1 FON Stock, Series 2 FON Stock, Series 3 FON Stock and Class A Common Stock (with respect to the Shares Issuable With Respect To The Class A Equity Interest In The FON Group), on the other, in proportion to the number of shares of each such class and series tendered; provided that the terms of this subparagraph (r) shall not prevent the Corporation from administering in good faith an "odd-lot" program in connection with such issuer tender offer and shall not apply to customary acquisitions of Corporation Common Stock made by the Corporation on the open market for purposes of maintaining stock option plans of the Corporation.

  Section 7. Conversion or Redemption of PCS Stock. Except as otherwise provided in Sections 2.2, 6(q) and 8.5, shares of PCS Stock are (i) subject to conversion or redemption, as the case may be, upon the terms provided in this Section 7 with respect to each class and (ii) otherwise not subject to conversion or redemption.

  7.1. Conversion or Redemption of PCS Stock.

  (A) If the Corporation and/or its subsidiaries makes a Disposition, in one transaction or a series of related transactions, of all or substantially all of the properties and assets attributed to the PCS Group to one or more persons or entities (other than (w) the Disposition by the Corporation of all or substantially all of its properties and assets in one transaction or a series of related transactions in connection with the dissolution or the liquidation and winding up of the Corporation and the distribution of assets to stockholders pursuant to Section 4, (x) the redemption of the PCS Stock for the stock of the PCS Group Subsidiary pursuant to Section 7.2,
(y) to any person or entity controlled (as determined by the Board of Directors) by the Corporation or (z) pursuant to a Related Business Transaction), then the Corporation shall, on or prior to the 85th Trading Day after the date of consummation of such Disposition (the "PCS Group Disposition Date"), either (I) pay a dividend on the PCS Stock or (II) redeem some or all of the PCS Stock or convert PCS Stock into Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, as applicable (or another class or series of common stock of the Corporation), in accordance with the following subparagraphs (1) and (2) of this paragraph (A) and, to the extent applicable, in accordance with Section 7.4, as the Board of Directors shall have selected among such alternatives:

  (1) provided that there are funds of the Corporation legally available therefor:

     (a) pay to the holders of the shares of PCS Stock a dividend, as the Board of Directors shall have declared in accordance with Section 5.1 of ARTICLE SIXTH, in cash and/or in securities (other than a dividend of Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of the record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or

     (b) (i) subject to the last sentence of this paragraph (A), if such Disposition involves all (not merely substantially all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by Section 7.4(C) all outstanding shares of PCS Stock in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value as of the PCS Group Disposition Date in the aggregate equal to the product of the Outstanding PCS Fraction as of such Redemption Date multiplied by the Fair Value of the Net Proceeds of such Disposition (such aggregate amount to be allocated to shares of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is the
same)); or

     (ii) subject to the last sentence of this paragraph (A), if such Disposition involves substantially all (but not all) of the properties and assets attributed to the PCS Group, redeem as of the Redemption Date provided by Section 7.4(D) the number of whole shares of PCS Stock (which may be all of such shares outstanding) as have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the sixteenth Trading Day immediately succeeding the PCS Group Disposition Date closest to the product of the Outstanding PCS Fraction as of the date such shares are selected for redemption multiplied by the Fair Value as of the PCS Group Disposition Date of the Net Proceeds of such Disposition, in exchange for cash and/or securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property having a Fair Value in the aggregate equal to such product (such aggregate amount to be allocated to shares of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock in the ratio of the number of shares of each such series outstanding to the other series (so that the amount of consideration paid for the redemption of each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock is the same)); or

  (2) convert each outstanding share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock as of the Conversion Date provided by Section 7.4(E) into a number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 7.4(E)) equal to 110% of the ratio, expressed as a decimal fraction rounded to the nearest five decimal places, of the average Market Value of one share of Series 1 PCS Stock over the period of ten consecutive Trading Days beginning on the sixteenth Trading Day following the PCS Group Disposition Date to the average Market Value of one share of Series 1 FON Stock (or such other class or series of common stock) over the same ten Trading Day period.

  Notwithstanding  the  foregoing provisions  of  this  paragraph
(A), the Corporation may redeem PCS Stock as provided by subparagraph (1)(b)(i) or (1)(b)(ii) of this paragraph (A) only if the amount to be paid in redemption of such stock (and the Shares Issuable With Respect To The Class A Equity Interest In The PCS Group in accordance with ARTICLE SIXTH, Section 7.1(B)) is less than or equal to the sum of (i) the amount available for the payment of dividends on such shares to be redeemed in accordance with Section 5 of ARTICLE SIXTH measured as of the Redemption Date and (ii) the amount determined to be capital in respect of the shares to be redeemed in accordance with applicable corporation law as of the Redemption Date.

  (B) For purposes of this Section 7.1:

  (1) as of any date, "substantially all of the properties and assets" attributed to the PCS Group means a portion of such properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the PCS Group as of such date;

  (2) in the case of a Disposition of the properties and assets attributed to the PCS Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions;

  (3) the Board of Directors may pay any dividend or redemption price referred to in Section 7.1(A) in cash, securities (other than Corporation Common Stock or other common equity securities of the Corporation) or other property, regardless of the form or nature of the proceeds of the Disposition; provided that if such payment is made in Voting Securities (other than Corporation Common Stock or other common equity securities of the Corporation) of the Corporation or another entity, holders of Series 2 PCS Stock shall receive Voting Securities with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock;

  (4) if the Corporation pays a dividend to the holders of shares of PCS Stock in accordance with Section 7.1(A)(1)(a), then the Corporation will pay a dividend equivalent on a Per Class A
PCS Share Basis to the holders of Class A Common Stock;

  (5)  if  the Corporation redeems all outstanding shares of  PCS
Stock in accordance with Section 7.1(A)(1)(b)(i), then the Corporation will pay an aggregate amount to the holders of Old Class A Common Stock and Class A Common Stock-Series DT equivalent on a Per Class A PCS Share Basis to the per share redemption amount paid in accordance with Section 7.1(A)(1)(b)(i) in respect of the total Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively;

  (6) if the Corporation redeems shares of PCS Stock in accordance with Section 7.1(A)(1)(b)(ii), then the Corporation will pay to the holders of Old Class A Common Stock and Class A Common Stock-Series DT an amount in accordance with subparagraph
(5) immediately above but only in respect of the same proportion of the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, as the PCS Stock redeemed in accordance with Section 7.1(A)(7)(b)(ii); and

  (7) if the Corporation converts shares of PCS Stock in accordance with Section 7.1(A)(2), then (i) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group will convert into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and
(ii) the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group will convert into a Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest in the FON Group, each such conversion to be on the same basis as set forth in Section 7.1(A)(2).

  (C) If the payment of the dividend or the redemption price with respect to the PCS Stock provided for by Section 7.1(A)(1) occurs prior to the third anniversary of the Restructuring Closing Date, then the Board of Directors may convert each share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock remaining outstanding, but only as of a Conversion Date (determined as provided by Section 7.4(E) hereof) prior to the first anniversary of the payment of such dividend or redemption price, into a number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion required by Section 7.4(E)) equal to 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by
Section 7.4(E); provided, that upon such conversion, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group will convert, on the same basis, into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and a Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group, respectively.

  (D) At any time following the third anniversary of the Restructuring Closing Date, the Board of Directors may convert each outstanding share of Series 1 PCS Stock, Series 2 PCS Stock and Series 3 PCS Stock, as of the Conversion Date provided by
Section 7.4(E), into the number of fully paid and nonassessable shares of Series 1 FON Stock, Series 2 FON Stock and Series 3 FON Stock, respectively (or, if the Series 1 FON Stock is not Publicly Traded at such time and shares of any other class or series of common stock of the Corporation (other than PCS Stock) are then Publicly Traded, of such other class or series of common stock as has the largest Total Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of conversion required by Section 7.4(E)) equal to, on the Conversion Date, (i) if following the third anniversary but prior to the fourth anniversary of the Restructuring Closing Date, 110% of the Optional Conversion Ratio as of the fifth Trading Day prior to the date of the notice of such conversion required by Section 7.4(E), or (ii) if on or after the fourth anniversary of the Restructuring Closing Date, at such conversion ratio (if any) as the Board of Directors determines to be fair to holders of the PCS Stock, taken as a separate class, and holders of FON Stock, taken as a separate class, provided, that upon such conversion, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group will convert, on the same basis, into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and a Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group, respectively.

  7.2. Redemption of PCS Stock for Subsidiary Stock. At any time the Board of Directors may redeem all of the outstanding shares of PCS Stock, on a Redemption Date of which notice is delivered in accordance with Section 7.4(F), in exchange for the number of shares of common stock of one or more wholly-owned subsidiaries of the Corporation (collectively, the "PCS Group Subsidiary") that collectively hold directly or indirectly all of the assets and liabilities attributed to the PCS Group (and no other assets or liabilities of the Corporation or any subsidiary thereof) equal to the product of the Outstanding PCS Fraction and the number of shares of common stock of such PCS Group Subsidiary to be outstanding immediately following such exchange of shares (including any shares of such PCS Group Subsidiary which will be retained by the Corporation in respect of the FON Group Intergroup Interest Fraction), such PCS Group Subsidiary shares to be delivered to the holders of shares of PCS Stock on the Redemption Date and to be divided among the holders of PCS Stock pro rata in accordance with the number of shares of PCS Stock held by each on such Redemption Date, each of which shares of common stock of such PCS Group Subsidiary shall be, upon such delivery, fully paid and nonassessable; provided, however, that

  (i) no such redemption pursuant to this Section 7.2 may occur prior to the second anniversary of the Restructuring Closing Date unless such redemption is approved by the affirmative vote of the holders of a majority of shares of PCS Stock and Class A Common Stock, voting together as a single class in accordance with ARTICLE SIXTH, Section 3.2(d),

  (ii) holders of shares of Series 2 PCS Stock and Series 3 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent on a per share basis to such shares received by holders of Series 1 PCS Stock and

  (iii) on such Redemption Date, the holders of Old Class A Common Stock and Class A Common Stock-Series DT will receive the number of shares of the PCS Group Subsidiary equal to the product of (A) the Old Class A PCS Interest Fraction, in the case of the holders of the Old Class A Common Stock, and the Class A-Series
DT PCS Interest Fraction, in the case of holders of Class A Common Stock-Series DT and (B) the number of shares of common stock of such PCS Group Subsidiary to be outstanding immediately following such issuance of shares;

and  provided further, that no such redemption pursuant  to  this
Section 7.2 may occur unless (i) the redemption is tax-free to the holders of PCS Stock or (ii) such other arrangement exists for the benefit of the holders of PCS Stock redeemed such that, net of all taxes related to such redemption and to such other arrangement itself which are realized by such stockholders, such stockholders will be in a position that is substantially equivalent economically to the position such stockholders would be in after a tax-free distribution described in the immediately preceding clause (i).

  7.3. Treatment of Convertible Securities. After any Conversion Date or Redemption Date on which all outstanding shares of any class or series of PCS Stock are converted or redeemed, any share of such class or series of PCS Stock that is issued on conversion, exchange or exercise of any Convertible Securities shall, immediately upon issuance pursuant to such conversion, exchange or exercise and without any notice from or to, or any other action on the part of, the Corporation or its Board of Directors or the holder of such Convertible Security:

  (A) if the shares of such class or series of PCS Stock outstanding on such Conversion Date were converted into shares of another class or series of Corporation Common Stock (or another class or series of common stock of the Corporation) pursuant to subparagraph (A)(2) or paragraph (C) or (D) of Section 7.1, be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that the number of shares of such class or series of PCS Stock issued upon such conversion, exchange or exercise would have received had such shares been outstanding on such Conversion Date; or

  (B) if the shares of such class or series of PCS Stock outstanding on such Redemption Date were redeemed pursuant to
Section 7.1(A)(1)(b) or Section 7.2, be redeemed, to the extent of funds of the Corporation legally available therefor, for $.01 per share in cash for each share of such class or series of PCS Stock issued upon such conversion, exchange or exercise.

  The provisions of this Section 7.3 shall not apply to the extent that other adjustments in respect of such conversion, exchange or redemption of a class or series of PCS Stock are otherwise made pursuant to the provisions of such Convertible Securities.

  7.4. Notice and Other Provisions.

  (A) Not later than the tenth Trading Day following the consummation of a Disposition referred to in Section 7.1(A), the Corporation shall announce publicly by press release (1) the Net Proceeds of such Disposition, (2) the number of shares outstanding of the PCS Stock, (3) the number of shares of PCS Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (4) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A-Series DT Interest Fraction on the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Corporation shall announce publicly by press release which of the actions specified in Section 7.1(A) it has irrevocably determined to take in respect of such Disposition.

  (B) If the Corporation determines to pay a dividend on shares of PCS Stock pursuant to Section 7.1(A)(1)(a), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such Section, cause notice to be given to each holder of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (2) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property to be paid as such dividend in respect of the outstanding shares of PCS Stock, (4) the Net Proceeds of such Disposition, (5) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A-Series DT Interest Fraction on the date of such notice, (6) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such dividend only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

  (C) If the Corporation determines to redeem PCS Stock pursuant to Section 7.1(A)(1)(b)(i), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible
Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of PCS Stock outstanding on the Redemption Date shall be redeemed, (2) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A-Series DT Interest Fraction on the date of such notice, (6) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation waives such requirement), are to be surrendered for delivery of cash and/or securities or other property, (7) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which such outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (8) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible
Securities and (9) a statement to the effect that, except as otherwise provided by paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

  (D) If the Corporation determines to redeem PCS Stock pursuant to Section 7.1(A)(1)(b)(ii), the Corporation shall, not later than the 30th Trading Day following the consummation of the Disposition referred to in such subparagraph, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of the Disposition in respect of which such redemption is to be made, on which shares of PCS Stock shall be selected for redemption, (2) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the kind of shares of capital stock, cash and/or other securities or property in which the redemption price for the shares to be redeemed is to be paid,
(4) the Net Proceeds of such Disposition, (5) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A-Series DT Interest Fraction on the date of such notice, (6) the number of shares of PCS Stock outstanding and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (7) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities and (8) a statement that the Corporation will not be required to register a transfer of any shares of PCS Stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence. Promptly following the date referred to in clause (1) of the preceding sentence, but not earlier than 40 Trading Days nor later than 50 Trading Days following the consummation of such Disposition, the Corporation shall cause a notice to be given to each holder of record of shares of PCS Stock to be redeemed setting forth (1) the number of shares of PCS Stock held by such holder to be redeemed, (2) a statement that such shares of PCS Stock shall be redeemed, (3) the Redemption Date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of PCS Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property,
(6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date and (7) a statement to the effect that, subject to paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of the Redemption Date. Such notices shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

  (E) If the Corporation determines to convert the PCS Stock pursuant to Section 7.1(A)(2), Section 7.1(C) or Section 7.1(D), as the case may be, the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date, cause notice to be given to each holder of shares of PCS Stock, Class A Common Stock and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock (unless alternate provision for such notice to the holders of such Convertible
Securities is made pursuant to the terms of such Convertible Securities) setting forth (1) a statement that all outstanding shares of PCS Stock shall be converted, (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 85 Trading Days following the consummation of such Disposition), (3) the per share number of shares of Series 1 FON Stock (or Series 2 FON Stock or Series 3 FON Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, to be received with respect to each share of PCS Stock, including details as to the calculation thereof, (4) the place or places where certificates for shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of Series 1 FON Stock (or Series 2 FON Stock or Series 3 FON Stock, if applicable) or another class or series of common stock of the Corporation, as the case may be, (5) the number of outstanding shares of PCS Stock and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (6) a statement to the effect that, subject to paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Conversion Date and (7) in the case of notice to holders of such Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of common stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
Section 7.4 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation.

  (F) If the Corporation determines to redeem shares of PCS Stock pursuant to Section 7.2, the Corporation shall cause notice to be given to each holder of shares of PCS Stock to be redeemed, and to each holder of Class A Common Stock and Convertible Securities that are convertible into or exchangeable or exercisable for shares of such class of PCS Stock (unless alternate provision for such notice to the holders of such
Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth (1) a statement that all shares of PCS Stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of the PCS Group Subsidiary, (2) the Redemption Date, (3) the Outstanding PCS Fraction, the Old Class A PCS Interest Fraction and the Class A-Series DT Interest Fraction on the date of such notice, (4) the place or places where certificates for shares of PCS Stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of the PCS Group Subsidiaries, (5) a statement to the effect that, subject to paragraph (I) of this Section 7.4, dividends on such shares of PCS Stock shall cease to be paid as of such Redemption Date, (6) the number of shares of PCS Stock outstanding and the number of shares of PCS Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (7) in the case of notice to holders of Convertible Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of the PCS Group Subsidiary upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 7 if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the Redemption Date to each such holder at such holder's address as the same appears on the transfer books of the Corporation. If any shares of Series 2 PCS Stock or Series 3 PCS Stock are outstanding immediately prior to the Redemption Date, then the notice provided to each holder of Series 2 PCS Stock or Series 3 PCS Stock, as the case may be, pursuant to this Section 7.4(F) will also indicate that such holders of shares of Series 2 PCS Stock and Series 3 PCS Stock outstanding immediately prior to the Redemption Date shall receive on a per share basis, pursuant to such redemption, shares of common stock of such PCS Group Subsidiary with Voting Power equivalent to such shares received by holders of Series 1 PCS Stock.

  (G) If less than all of the outstanding shares of PCS Stock are to be redeemed pursuant to Section 7.1(A)(1), then the shares to be redeemed by the Corporation shall be selected from among the holders of shares of PCS Stock outstanding at the close of business on the record date for such redemption on a pro rata basis among each class or series of PCS Stock (including pro rata among all holders of Series 2 PCS Stock and Series 3 PCS Stock) or, if Series 2 PCS Stock is no longer outstanding, by lot or such other method as may be determined by the Board of Directors of the Corporation to be equitable.

  (H) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of PCS Stock upon any conversion, redemption, dividend or other distribution pursuant to this Section 7. If more than one share of PCS Stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable to such holder upon any conversion, redemption, dividend or other distribution (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of PCS Stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence only, "Fair
Value" of any fractional share means (A) in the case of any fraction of a share of capital stock of the Corporation, the product of such fraction and the Market Value of one share of such capital stock and (B) in the case of any other fractional security, such value as is determined by the Board of Directors.

  (I) No adjustments in respect of dividends shall be made upon the conversion or redemption of any shares of PCS Stock; provided, however, that if the Conversion Date or Redemption Date, as the case may be, with respect to any shares of PCS Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such shares of PCS Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

  (J) Before any holder of PCS Stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such shares of PCS Stock pursuant to this Section 7, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of PCS Stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of PCS Stock deliver to the person for whose account such shares of PCS Stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 7.4(H), in each case without interest. If less than all of the shares of PCS Stock represented by any one certificate are to be redeemed or converted, then the Corporation shall issue and deliver a new certificate for the shares of PCS Stock not redeemed.

  (K) From and after any applicable Conversion Date or Redemption Date, as the case may be, all rights of a holder of shares of PCS Stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of PCS Stock as required by Section 7.4(J), to receive the cash and/or the certificates or instruments representing shares of the kind of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any payment in respect of fractional shares contemplated by Section 7.4(H) and rights to dividends as provided in Section 7.4(I), in each case without interest. Subject to the next sentence, any holder of a certificate that immediately prior to the applicable Conversion Date or Redemption Date represented shares of PCS Stock shall not be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which PCS Stock was converted or redeemed until the surrender as required by this
Section 7 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class of capital stock of the Corporation as of a record date after the Conversion Date or Redemption Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Conversion Date or Redemption Date, the Corporation shall, however, be entitled to treat the certificates for PCS Stock that have not yet been surrendered for conversion or redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of PCS Stock represented by such certificates shall have been converted or redeemed, notwithstanding the failure to surrender such certificates.

  (L) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon conversion or redemption of shares of PCS Stock pursuant to this Section 7. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of PCS Stock so converted or redeemed were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

  (M)  Neither  the failure to mail any notice required  by  this
Section 7.4 to any particular holder of PCS Stock or of Convertible Securities nor any defect therein shall affect the
sufficiency  of  any  notice  given  to  any  other   holder   of
outstanding shares of PCS Stock or of Convertible Securities or the validity of any such conversion or redemption.

  (N) The Board of Directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section 7 as the Board of Directors shall determine to be appropriate.

  (O)  If  notices to Class A Holders are made pursuant  to  this
Section 7, then the Corporation will make such notices in compliance with the provisions of Section 11 of ARTICLE SIXTH as well as with the provisions of this Section 7.

  7.5  Automatic Conversion of Series 2 PCS Stock  and  Series  2
FON Stock.

  (a) Below One Percent Voting Power. If the total number of Converted Votes represented by the aggregate number of issued and outstanding shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be, is below one percent of the outstanding
Voting Power of the Corporation for more than 90 consecutive days, then (i) the Corporation shall notify FT and DT, in accordance with ARTICLE SIXTH, Section 11, of the date on which such conversion will occur as soon as practicable following the date on which such 90-day period ends (the "Conversion Trigger Date") but in no event later than ten Business Days after the Conversion Trigger Date and (ii) each outstanding share of Series 2 PCS Stock or Series 2 FON Stock will automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock or Series 1 FON Stock, respectively, such conversion to take place on the 90th day following the Conversion Trigger Date.

  (b) Certain Transfers. Upon any Transfer of shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be (other than a Transfer to a Cable Holder) each such share so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 PCS Stock or Series 1 FON Stock, respectively, as of the date of such Transfer.

  (c)   Notice  of  Automatic  Conversion;  Exchange   of   Stock
Certificates; Effect of Automatic Conversion of All Series 2  PCS
Stock, etc.

  (i) In addition to the notice required in Section 7.5(a), as soon as practicable after a conversion of shares of Series 2 PCS Stock (or, if applicable, Series 2 FON Stock) into shares of Series 1 PCS Stock (or, if applicable, Series 1 FON Stock), pursuant to this Section 7, the Corporation shall notify FT and DT, in accordance with ARTICLE SIXTH, Section 11, of the number of shares so converted and the date on which such conversion occurred.

  (ii) Immediately upon the conversion of shares of Series 2 PCS Stock (or, if applicable, Series 2 FON Stock) into shares of Series 1 PCS Stock (or, if applicable, Series 1 FON Stock), pursuant to this Section 7 (such shares so converted hereinafter referred to as the "Converted Series Shares"), the rights of the holders of such Converted Series Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 PCS Stock or Series 1 FON Stock, as the case may be, issuable upon such conversion (the "Newly Issued Shares"), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Series Shares as of a record date preceding the time the Converted Series Shares were converted (the "Series Conversion Time") and unpaid as of the Series Conversion Time. If the stock transfer books of this Corporation shall be closed at the Series Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the Newly Issued Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

  (iii) As promptly as practicable after the Series Conversion Time, upon the delivery to this Corporation of the certificates formerly representing Converted Series Shares, this Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable Newly Issued Shares into which the Converted Series Shares formerly represented by such certificates have been converted in accordance with the provisions of this Section 7.5.

  (iv) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Newly Issued Shares upon the conversion of Converted Series Shares pursuant to this Section 7.5, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of Newly Issued Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

  (v) This Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 1 PCS Stock, authorized but unissued Series 1 FON Stock, issued Series 1 PCS Stock held in its treasury and issued Series 1 FON Stock held in its treasury, for the purpose of effecting the conversion of the Series 2 PCS Stock or Series 2 FON Stock, as the case may be, contemplated hereby, the full number of shares of Series 1 PCS Stock and Series 1 FON Stock then deliverable upon the conversion of all outstanding shares of Series 2 PCS Stock or Series 2 FON Stock, as the case may be, and the full number of shares of Series 2 PCS Stock the Cable Holders are permitted to acquire under the Restructuring Agreement and the Cable Holder Standstill Agreements.

  (d) Temporary Voting Power Adjustment for Class A Holders. If any conversions of shares of Series 2 PCS Stock or Series 2 FON Stock into shares of Series 1 PCS Stock or Series 1 FON Stock, respectively, pursuant to this Section 7.5, or any increases in the per share vote of other Voting Securities of the Corporation upon a Transfer of such Voting Securities, occur on or after the tenth Trading Day preceding a record date for purposes of determining the stockholders entitled to vote or to receive the payment of a dividend, then the per share vote of the Class A Stock determined in accordance with ARTICLE SIXTH,
Section 3.2 shall be increased such that the aggregate Percentage Ownership Interest of each Class A Holder, including with respect to Series 3 FON Stock and Series 3 PCS Stock (or stock converting into Series 3 FON Stock and Series 3 PCS Stock pursuant to
ARTICLE SIXTH, Section 8.5(i)) acquired prior to such record date, shall not be diluted as a result of such conversions until 12:01 a.m. on the day immediately following the date of such stockholder meeting or the dividend payment date, respectively.

  Section 8.   Provisions Relating to Class A Stock.

  8.1. Rights and Privileges. Except as otherwise set forth in these Articles of Incorporation, at all times (i) the holders of Series 3 FON Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 FON Stock,
(ii) the holders of Series 3 PCS Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 PCS Stock, and (iii) the holders of Class A Common Stock shall be entitled to all of the rights and privileges pertaining to the ownership of Series 1 FON Stock and Series 1 PCS Stock to the extent such Class A Common Stock represents, at such time, Shares Issuable With Respect To The Class A Equity Interest In The FON Group and Shares Issuable With Respect To The Class A Equity Interest In The PCS Group, in all such cases without any limitations, prohibitions, restrictions or qualifications whatsoever, and such holders shall be entitled to such other rights and privileges as are expressly set forth in these Articles of Incorporation; provided that a holder of shares of
Class A Common Stock shall not have any rights or privileges under these Articles of Incorporation or the General Corporation Code of Kansas, as amended, or otherwise (whether in connection with the voluntary or involuntary liquidation, dissolution or winding up of this Corporation, in connection with the declaration and/or payment of dividends, with respect to redemptions of such shares or in connection with any other distributions by the Corporation of any character on the Corporation Common Stock or otherwise) in respect of such shares except such rights and privileges that such holder would have had if all Shares Issuable With Respect To The Class A Equity Interest In The FON Group and all Shares Issuable With Respect To The Class A Equity Interest In The PCS Group had been issued and all shares of Class A Common Stock had been redeemed pursuant to ARTICLE SIXTH, Section 1.2(c) or 1.2(d), as applicable.

  8.2. Special Rights to Disapprove Certain Actions. At least 40 days prior to the occurrence of a Subject Event (as defined below), this Corporation shall deliver to each Class A Holder a notice (a "Notice") of such proposed Subject Event, setting forth in reasonable detail the nature of such proposed Subject Event. This Corporation shall thereafter be entitled to effect such proposed Subject Event unless within 30 days of delivery of such Notice there shall have been a Class A Action exercising the special rights of the Class A Holders to disapprove such Subject Event, provided that the Class A Holders shall have no special right to disapprove any action (x) which this Corporation is required to take to comply with its obligations or exercise its rights under the FT/DT Restructuring Agreement, the Stockholders' Agreement, the Standstill Agreement, the Registration Rights Agreement or the Joint Venture Agreement or any document executed pursuant to any such agreement or the Class A Provisions, or (y) taken to comply with Applicable Law or the rules of any exchange or market system on which securities of this Corporation may be traded, and provided, further, that any action to be taken by this Corporation in reliance on clause (y) of the foregoing proviso is the only action commercially reasonably available to this Corporation to effect such compliance, as certified to the Class A Holders by resolution of the Independent Directors. For purposes of these Articles, the term "Subject Event" means only the following transactions and only if such transactions are consummated within the respective time periods indicated below:

  (a) Until January 31, 1998 or, in the case of clause (iv) below, April 26, 1998:

     (i) any transaction or series of related transactions (other than Exempt Asset Divestitures or Exempt Long Distance Asset Divestitures) that results, directly or indirectly, in Transfers of assets of this Corporation or its Subsidiaries with an aggregate Fair Market Value (calculated in the case of each Transfer as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such Transfer) of more than 20 percent of Market Capitalization (calculated (x) in the case of a single transaction as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such Transfer and (y) in the case of a series of related transactions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such Transfers);

     (ii) any transaction or series of related transactions (including, without limitation, mergers, purchases of stock or assets, joint ventures or other acquisitions), but excluding any transaction constituting an Exempt Asset Divestiture or Exempt Long Distance Asset Divestiture, resulting, directly or indirectly, in the acquisition by this Corporation or its Subsidiaries for cash or debt securities maturing in less than one year from the date of issuance of (x) assets constituting or predominantly used in Core Businesses ("Core Business Assets") for a purchase price or, in the case of a series of related transactions, an aggregate purchase price that exceeds 20 percent of Market Capitalization (calculated as at the date this
Corporation or any such Subsidiary enters into a definitive agreement to effect such transaction or, in the case of a series of related transactions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such related transactions) or (y) other assets for a purchase price or, in the case of a series of related transactions, for an aggregate purchase price that exceeds five percent of Market Capitalization (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such transaction or, in the case of a series of related transactions, as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last of such related transactions), provided that, if any such other assets are proposed to be obtained in the course of a proposed transaction in which both Core Business Assets and other assets are to be acquired and the ratio of the fair market value of the Core Business Assets to be acquired to the fair market value of the other assets to be acquired exceeds 1.75 to 1, then the holders of the Class A Stock shall not be entitled to disapproval rights with respect to such transaction except as provided in clause (x) of this Section 8.2(a)(ii);

     (iii) issuance by this Corporation of any capital stock or debt (including, without limitation, direct or indirect issuances such as pursuant to mergers and other business combinations) with both (x) a class vote to elect one or more Directors and (y) rights with respect to dispositions of Long Distance Assets or other assets, or share issuances, which rights are in scope and duration as extensive as or more extensive than the comparable related rights granted to the Class A Holders in these Articles of Incorporation or in the Stockholders' Agreement, provided that this Section 8.2(a)(iii) shall not apply to the extent that (a) such rights are required by Applicable Law, (b) the holders of any series of Preferred Stock have the right, voting separately as a class, to elect a number of Directors of this Corporation upon the occurrence of a default in payment of dividends or redemption price, or (c) such rights described in clause (y) are granted in connection with borrowings and are reflected in a loan agreement, credit agreement, trust indenture or similar agreement or instrument;

     (iv) declaration of any Extraordinary Dividends during any one year that, individually or in the aggregate, exceed five percent of Market Capitalization as at the Business Day immediately preceding the declaration of the last such dividend or distribution (other than in connection with transactions within the meaning of clause (e) of the definition of Exempt Asset Divestitures or clause (g) of the definition of Exempt Long Distance Asset Divestitures); or

     (v) any merger or other business combination in which this Corporation is not the surviving parent corporation.

  (b) Until the earliest of (i) January 31, 2001, (ii) such time as (A) legislation has been enacted repealing Section 310, (B) an FCC Order shall have been issued, or (C) outside counsel to this Corporation with a nationally recognized expertise in telecommunications regulatory matters delivers to each of FT and DT a legal opinion, addressed to each of them, in form and substance reasonably satisfactory to FT and DT, to the effect that Section 310 does not prohibit FT and DT from owning the Long Distance Assets proposed to be Transferred by this Corporation,
(iii) the delivery by FT, DT, Atlas or any of their Affiliates (or a Permitted Designee (as such term is defined in the Joint Venture Agreement)) of a notice pursuant to Section 17.2(b) of the Joint Venture Agreement indicating the agreement to purchase all of the Sprint Venture Interests (as such term is defined in the Joint Venture Agreement) following an offer by this
Corporation or Sprint Sub pursuant to Section 17.2(a) of the Joint Venture Agreement, and (iv) the delivery by this Corporation and/or Sprint Sub of a notice pursuant to Section 17.3(a) of the Joint Venture Agreement exercising the put right to sell all of their Sprint Venture Interests (as such term is defined in the Joint Venture Agreement) to FT, DT and Atlas (or a Permitted Designee (as such term is defined in the Joint Venture Agreement)), a direct or indirect Transfer (other than in connection with an Exempt Long Distance Asset Divestiture) after January 31, 1996 by this Corporation or its Subsidiaries of Long Distance Assets with a Fair Market Value (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect such Transfer) that, when aggregated with the Fair Market Value of all other Long Distance Assets Transferred by this Corporation or its Subsidiaries since January 31, 1996 (other than in Exempt Long Distance Asset Divestitures) (calculated in each case as at the date this
Corporation or any such Subsidiary enters into a definitive agreement to effect each such respective Transfer) exceeds five percent of the Fair Market Value of the Long Distance Assets of this Corporation and its Subsidiaries, on a consolidated basis (calculated as at the date this Corporation or any such Subsidiary enters into a definitive agreement to effect the last such Transfer).

  (c)  Except  as  otherwise provided in Section 8.5  of  ARTICLE
SIXTH,  for  so  long  as  any  shares  of  Class  A  Stock   are
outstanding:

     (i)  any  amendment to these Articles of Incorporation,  the
Bylaws  or  the Rights Agreement that would adversely affect  the
rights   of   the  Class  A  Holders  under  these  Articles   of
Incorporation or the Bylaws;

     (ii) issuance by this Corporation (including, without limitation, pursuant to mergers or other business combinations) of any series or class of capital stock or debt security with Supervoting Powers;

     (iii) any merger or other business combination involving this Corporation that results directly or indirectly in a Change of Control, unless the surviving corporation expressly (x) assumes all of this Corporation's obligations in respect of the rights of the Class A Holders under Section 8.2(b) of ARTICLE SIXTH and the provisions of Article III of the Stockholders'
Agreement (except, in each case, as they may be otherwise terminated pursuant to these Articles of Incorporation or the Stockholders' Agreement) and all of the provisions of the Registration Rights Agreement and (y) agrees to be bound by any applicable Tie-Breaking Vote in accordance with Articles 17 and 18 of the Joint Venture Agreement; or

     (iv) any merger or other business combination involving this Corporation that does not result directly or indirectly in a Change of Control unless:

        (x) this Corporation survives as the parent entity; or

        (y) the surviving corporation expressly assumes all of this Corporation's obligations in respect of the rights of the Class A Holders granted pursuant to these Articles of Incorporation and under the Bylaws, the Stockholders' Agreement, the FT/DT Restructuring Agreement and the Registration Rights Agreement.

  8.3.  Special Rights Regarding Major Issuances.    So  long  as
any  Class  A Stock is outstanding, prior to effecting any  Major
Issuance:

  (a)   occurring  on  or  prior  to  January  31,   2001,   this
Corporation shall obtain the prior approval of two-thirds of the Independent Directors by resolution, certified to the Class A
Holders; and

  (b) occurring after January 31, 2001, this Corporation shall obtain the prior approval of a majority of the Independent
Directors.

  8.4. Special Rights Regarding Holdings by Major Competitors of FT or DT. (a) Until January 31, 2006, at least 90 days prior to consummating any transaction or taking any other action that, directly or indirectly, would result in, or is taken for the purpose of encouraging or facilitating, a Major Competitor of FT or DT or of the Joint Venture having, or being granted by this Corporation any right, permission or approval to acquire (other than pursuant to a Strategic Merger), a Percentage Ownership Interest of ten percent or more (a "Major Competitor Transaction"), this Corporation shall provide each Class A Holder with notice of such Major Competitor Transaction in the manner set forth in Subsection (c) below and, if there is a Class A Action exercising the special rights of the Class A Holders to disapprove such Major Competitor Transaction within 75 days of the delivery of such notice, this Corporation shall not consummate such Major Competitor Transaction.

  (b) Until January 31, 2006, if a Major Competitor of FT or DT or of the Joint Venture obtains a Percentage Ownership Interest of 20 percent or more as a result, directly or indirectly, of a Strategic Merger:

  (i) if the Class A Holders have not made the commitment described in Article VI of the Stockholders' Agreement, this Corporation (or its successor in such Strategic Merger) shall, subject to the conditions contained in Sections 2.1(a)(ii)(D) and 2.2(a)(iv) of the Standstill Agreement, nonetheless take all action necessary or advisable to lift all restrictions, contractual or otherwise, imposed by this Corporation or such successor on the ability of the Class A Holders, at any time after April 26, 1996, to purchase shares of Series 1 FON Stock, Series 2 FON Stock, Series 1 PCS Stock, Series 2 PCS Stock or other Voting Securities from third parties sufficient to permit the Class A Holders to have a Percentage Ownership Interest equal to that of the Major Competitor of FT or DT or of the Joint Venture; and

  (ii) this Corporation shall ensure that the Class A Holders have rights with regard to (w) a class vote to elect Directors,
(x) class approval and disapproval rights, (y) any other special rights in respect of the business or operations of this Corporation and (z) any rights to receive special dividends, distributions or other rights from this Corporation, which are in scope and duration at least as extensive as any rights granted by this Corporation to such Major Competitor of FT or DT or of the Joint Venture (other than rights deriving solely from the number of Voting Securities owned), regardless of whether or not the Class A Holders purchase any additional Voting Securities.

  (c) Until January 31, 2006, this Corporation shall deliver to each Class A Holder notice of its intent to issue Voting Securities in a Major Competitor Transaction to any Major Competitor of FT or DT or of the Joint Venture at least 30 days prior to such issuance, such notice to contain a complete and correct description in reasonable detail of the transaction in question, including, without limitation, the purchase price for such securities, the nature of such securities, the identity of the Major Competitor of FT or DT or of the Joint Venture and the rights (contractual and other) this Corporation would grant such Major Competitor. This Corporation shall also deliver to each Class A Holder notice of any such issuance within five days after it occurs, such notice to contain a description of the transaction in question and be accompanied by complete and correct copies of all agreements, instruments and written understandings of this Corporation, its Subsidiaries and Affiliates and such Major Competitor of FT or DT or of the Joint Venture and the Subsidiaries and Affiliates of such Major Competitor executed in respect of such transaction.

  8.5. Conversion of Shares. (a) Failure to Maintain Ownership. If the aggregate Committed Percentage of the Class A Holders shall be below ten percent (i) for more than 180 consecutive days or (ii) immediately following a Transfer of Class A Stock by a Class A Holder, then

  (A) each outstanding share of Series 3 FON Stock and Series 3 PCS Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

  (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock-Series DT, such conversion to take place on the next Business Day following the end of such 180-day period in the case of clause (i) or on the date of such Transfer in the case of clause (ii), provided that, if the aggregate Committed Percentage of the Class A Holders shall fall below ten percent for more than 180 consecutive days following the date of a Major Issuance as a result of the consummation of such Major Issuance, then, unless all of the outstanding shares of Class A Stock shall have been converted earlier pursuant to this Section 8.5, (x) the Shares of Class A Stock shall not convert into either Series 1 FON Stock or Series 1 PCS Stock, as the case may be, until the third anniversary of the date of such Major Issuance, and (y) the Class A Holders shall continue to be entitled to elect Directors pursuant to ARTICLE FIFTH of these Articles of Incorporation until the third anniversary of the date of such Major Issuance, but (z) after the expiration of 180 days following the date of such Major Issuance, the Class A Holders shall no longer have their rights under Sections 8.2, 8.3, 8.4, 8.5 and 8.6 of ARTICLE SIXTH, and provided, further, that such conversion shall not be considered to be an acquisition of Shares of Series 1 FON Stock or Series 1 PCS Stock, as the case may be, for purposes of
Section 8.5(i) of ARTICLE SIXTH.

  (b) FT/DT Joint Venture Termination; Material Breach of Investment Documents. (i) (A) Each outstanding share of Series 3 FON Stock and Series 3 PCS Stock shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock-Series DT, if:

  (t) the Sprint Parties receive the Tie-Breaking Vote pursuant to Section 17.5 of the Joint Venture Agreement;

  (u) there is an FT/DT Joint Venture Termination;

  (v) FT or DT or any Qualified Subsidiary breaches in any material respect its obligations under Section 2.4 of the Stockholders' Agreement;

  (w) FT or DT or any Qualified Subsidiary breaches in any material respect its obligations under Article II (other than Section 2.4) of the Stockholders' Agreement;

  (x) FT, DT or any Qualified Subsidiary breaches any of the provisions of Article 2 (other than Section 2.1(b)) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement;

  (y) FT, DT or any Qualified Subsidiary breaches any of the provisions of Sections 3.1 or 3.2 of the Standstill Agreement or any corresponding provisions of any Qualified Subsidiary Standstill Agreement, in each case in a Control Context, or otherwise breaches Sections 3.1(a)(ii), (iii) or (iv) or Section 3.1(g) of the Standstill Agreement or any corresponding provision of any Qualified Subsidiary Standstill Agreement; or

  (z) FT, DT or any Qualified Subsidiary breaches any of the provisions of Sections 3.1 (except Section 3.1(a)(ii), (iii) or
(iv), or Section 3.1(g)) or 3.2 of the Standstill Agreement or any corresponding provisions of any Qualified Subsidiary
Standstill  Agreement,  in each case  other  than  in  a  Control
Context;

provided that, with respect to an alleged breach of the type described in clauses (v), (w), (x), (y) or (z) above, the Class A Holders alleged to have committed such breach (the "Breaching Holders") shall deliver a notice
  (I) except with respect to a breach of the type described in clause (y) above, in accordance with clauses (ii)(x) or (iii)(x) below, in which case no conversion of the Class A Stock shall take place unless such breach fails to be cured within the time provided for cure in such clause (ii) or (iii), as the case may be;

  (II) in accordance with clauses (ii)(y), (iii)(y) or (iv) below, in which case no conversion of the Class A Stock shall take place until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (ii) or (iii) below, as the case may be; or

  (III) admitting that such a breach has occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (ii) or (iii) below, in which case

     (A) each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

     (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock-Series DT, upon delivery of such notice; and

provided, further, that if the Breaching Holders fail to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses
(ii), (iii) or (iv) below, they shall be deemed to have taken the action described in clause (III) above.

  (ii)  For  any alleged breach of the type described in  clauses
(w), (x) or (z) of clause (i) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause (ii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either:

  (x) committing to effect a cure as soon as practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clauses (w) or (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

     (I) the Breaching Holders shall have no right to cure unless such breach is susceptible to cure;

     (II) such cure period shall continue only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner;

     (III) with respect to an alleged breach of clause (i)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Non-Class A Common Stock or Class A Stock, as the case may be, as is necessary to return the Class A Holders to the ownership level permitted by the Standstill Agreement or a Qualified Subsidiary Standstill Agreement, as the case may be, at a price equal to the lower of (A) the Market Price for such shares at the time of such redemption and (B) the price paid by the Breaching Holders for such shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and

     (IV) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

  (y) disputing that such a breach has occurred, provided that during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (ii), the rights provided to the Class A Holders under Sections 8.2 (except 8.2(a)(iii) and 8.2(c)), 8.3, 8.4, 8.5 and 8.6 of ARTICLE SIXTH and the right to elect members of the Board of Directors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by the Class A Holders.

  (iii)  For  any alleged breach of the type described in  clause
(i)(v) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause
(iii), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice either:

  (x) committing to effect a cure as soon as practical, in which case the Breaching Holders shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

     (I) the Breaching Holders shall have no right to cure unless such breach is susceptible to cure;

     (II) such cure period shall continue only for so long as each Breaching Holder shall be undertaking to effect such a cure in a diligent manner; and

     (III) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

  (y) disputing that such a breach has occurred;

provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to the Class A Holders under Sections 8.2 (except 8.2(a)(iii) and 8.2(c)), 8.3, 8.4, 8.5 and 8.6 of ARTICLE SIXTH
and the right to elect members of the Board of Directors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by the Class A Holders; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii).

  (iv)  For  any alleged breach of the type described  in  clause
(i)(y) above, the Breaching Holders shall have the right, within five Business Days after the date (for purposes of this clause
(iv), the "Breach Notice Date") that notice of such breach is delivered to each Breaching Holder by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to the Class A Holders under Sections 8.2 (except 8.2(a)(iii) and 8.2(c)), 8.3, 8.4, 8.5 and 8.6 of ARTICLE SIXTH
and the right to elect members of the Board of Directors of the holders of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by the Class A Holders; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

  (v) For purposes of this Section 8.5(b), an alleged breach shall be deemed to have occurred in a "Control Context" if the action or actions alleged to have given rise to such breach were taken in the context of efforts by any Class A Holder or any other Person having the purpose or effect of changing or influencing the control of this Corporation.

  (vi) No conversion pursuant to this Section 8.5(b) shall be considered an acquisition for purposes of Section 8.5(i) of ARTICLE SIXTH.

  (c) Deleted.

  (d)  Corporation Joint Venture Termination.   Unless the  Class
A  Stock  shall  have  been converted earlier  pursuant  to  this
Section 8.5, if there is a Corporation Joint Venture Termination,

  (A) each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

  (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock-Series DT, on the third anniversary of the date of such Corporation Joint Venture Termination, provided that any such conversion shall not be considered to be an acquisition of Series 1 FON Stock or Series 1 PCS Stock for purposes of Section 8.5(i) of ARTICLE SIXTH.

  (e) Other Joint Venture Termination. If (i) there is a sale of all the Venture Interests of the Sprint Parties or the FT/DT Parties pursuant to Section 17.2, 17.3, 17.4, 19.3, 20.6 or 20.11 of the Joint Venture Agreement or (ii) the Joint Venture is otherwise terminated, in each case other than due to (i) an FT/DT Joint Venture Termination or (ii) a Corporation Joint Venture
Termination:

  (x) on the date of such termination, the rights provided to the Class A Holders in Sections 8.2 (except Sections 8.2(c)(i) and 8.2(c)(iii)), 8.3 and 8.4 of ARTICLE SIXTH shall terminate;
and

  (y) unless the Class A Stock shall have been converted pursuant to this Section 8.5,

     (A) each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

     (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock-Series DT, on the third anniversary of the date of such termination, provided that any such conversion shall not be considered to be an acquisition of Series 1 FON Stock or Series 1 PCS Stock for purposes of Section 8.5(i) of ARTICLE SIXTH.

  (f) Change of Control. If there is a Change of Control within the meaning of clause(a) of the definition of Change of Control, (i) the rights provided to the Class A Holders in ARTICLE FIFTH of these Articles of Incorporation, and Sections
8.2 (except Sections 8.2(b), 8.2(c)(iii) (as to rights provided under Section 8.2(b)) and 8.2(c)(iv) (as to rights provided under
Section 8.2(b)), 8.3 and 8.4 of ARTICLE SIXTH shall terminate upon the consummation of the transactions contemplated thereby, provided that, prior to such consummation, this Corporation shall engage in good faith negotiations with any potential acquiror of Control to provide the Class A Holders with rights equivalent to those provided in ARTICLE FIFTH of these Articles of Incorporation and (ii) all, but not less than all, of the Class A Holders shall have the right (but not the obligation) to deliver to this Corporation a written notice upon which delivery

  (A) each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

  (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock-Series DT.

Any such conversion of Class A Stock pursuant to this clause (f) shall not be considered to be an acquisition of Series 1 FON
Stock  or  Series 1 PCS Stock for purposes of Section  8.5(i)  of
ARTICLE SIXTH.

  (g) Unequal Ownership. (i) If (A) the ratio of the aggregate Percentage Ownership Interest of the overall Voting Power of the Corporation of one of FT or DT (and its Qualified Subsidiaries) to the aggregate Percentage Ownership Interest of the overall Voting Power of the Corporation of the other of FT or DT (and its Qualified Subsidiaries) is greater than 3 to 2, (B) the ratio of the aggregate Percentage Ownership Interest of the Class A FON Shares of one of FT or DT (and its Qualified Subsidiaries) to the aggregate Percentage Ownership Interest of the other of FT or DT (and its Qualified Subsidiaries) is greater than 4 to 1; or (C) the ratio of the aggregate Percentage Ownership Interest of the Class A PCS Shares of one of FT or DT (and its Qualified Subsidiaries) to the aggregate Percentage Ownership Interest of the other of FT or DT (and its Qualified Subsidiaries) is greater than 4 to 1, for 60 consecutive days following a notice of such event delivered by this Corporation to each of FT and DT, then
  (A) each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

  (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class ASeries DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock-Series DT;

provided that any such conversion shall not be considered to be an acquisition of Series 1 FON Stock or Series 1 PCS Stock, respectively, for purposes of Section 8.5 (i) of ARTICLE SIXTH.

  (ii)  For  purposes of calculating the ratios in  this  Section
8.5(g), FT and DT shall be deemed to own shares of Class A Stock owned by a Qualified Subsidiary as follows:

     (x) if only one of FT or DT owns, directly or indirectly, Votes in such Qualified Subsidiary, FT or DT, as the case may be, shall be deemed to own all of the shares of Class A Stock owned by such Qualified Subsidiary; and

     (y) if both FT and DT own, directly or indirectly, Votes in such Qualified Subsidiary, each of FT and DT shall be deemed to own its respective Applicable Percentage of the shares of Class A Stock owned by such Qualified Subsidiary. As used herein, the "Applicable Percentage" means the percentage of the equity interests of such Qualified Subsidiary owned, directly or indirectly, by FT or DT, as the case may be.

  (h) Unauthorized Transfers. Unless approved by this Corporation, upon any Transfer of shares of Class A Stock (other than a Transfer to a Qualified Subsidiary, a Qualified Stock Purchaser or to FT or DT, in each case which Transfer is effected in accordance with the provisions of Article II of the Stockholders' Agreement),

  (A) each share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, so Transferred shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

  (B) (i) each share of Old Class A Common Stock so Transferred shall automatically convert (without the payment of any consideration) into (x) a number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock equal to the product of (I) the number of such shares of Old Class A Common Stock so Transferred and (II) a fraction the numerator of which is the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the denominator of which is the aggregate number of shares of Old Class A Common Stock outstanding immediately prior to such Transfer and (y) a number of duly issued, fully paid and nonassessable shares of Series 1 PCS Stock equal to the product of (I) the number of such shares of Old Class A Common Stock so Transferred and (II) a fraction the numerator of which is the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the denominator of which is the aggregate number of shares of Old Class A Common Stock outstanding immediately prior to such Transfer; and

  (ii) each share of Class A Common Stock-Series DT so Transferred shall automatically convert (without the payment of any consideration) into (x) a number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock equal to the product of (I) the number of such shares of Class A Common Stock-Series DT so Transferred and (II) a fraction the numerator of which is the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the denominator of which is the aggregate number of shares of Class A Common Stock-Series DT outstanding immediately prior to such Transfer and (y) a number of duly issued, fully paid and nonassessable shares of Series 1 PCS Stock equal to the product of (I) the number of such shares of Class A Common Stock-Series DT so Transferred and (II) a fraction the numerator of which is the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group and the denominator of which is the aggregate number of shares of Class A Common Stock-Series DT outstanding immediately prior to such Transfer;

as of the date of such Transfer, provided that no conversion of Class A Stock pursuant to this Section 8.5(h) shall be considered to be an acquisition of Series 1 FON Stock or Series 1 PCS Stock for purposes of Section 8.5(i) of ARTICLE SIXTH.

  (i) Conversion into Class A Stock. Until the conversion of all of the shares of Class A Stock pursuant to this Section 8.5,
(x) each share of Series 1 FON Stock or Series 2 FON Stock, as the case may be, acquired by a Class A Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 3 FON Stock at the date of such acquisition and (y) each share of Series 1 PCS Stock or Series 2 PCS Stock, as the case may be, acquired by a Class A Holder shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 3 PCS Stock at the date of such acquisition.

  (j) Notice of Conversion; Exchange of Stock Certificates; Effect of Conversion of all Class A Stock, etc. (i) Immediately upon the conversion of shares of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock into shares of Series 1 FON Stock, Series 1 PCS Stock and, as applicable, shares of both Series 1 FON Stock and Series 1 PCS Stock, respectively, or upon the conversion of shares of Series 1 FON Stock and Series 2 FON Stock or Series 2 PCS Stock and Series 1 PCS Stock into shares of Series 3 FON Stock or Series 3 PCS Stock, respectively, and in each case pursuant to this Section 8.5 (the shares of Class A Common Stock, Series 3 FON Stock, Series 3 PCS Stock, Series 1 FON Stock, Series 2 FON Stock, Series 2 PCS Stock or Series 1 PCS Stock so converted hereinafter referred to as the "Converted Shares"), the rights of the holders of such Converted Shares, as such, shall cease and the holders thereof shall be treated for all purposes as having become the record owners of the shares of Series 1 FON Stock, Series 3 FON Stock, Series 1 PCS Stock or
Series 3 PCS Stock, as the case may be, issuable upon such conversion (the "New Shares"), provided that such Persons shall be entitled to receive when paid any dividends declared on the Converted Shares as of a record date preceding the time the Converted Shares were converted (the "Conversion Time") and unpaid as of the Conversion Time, if such Persons were the record holders of the Converted Shares on such record date. If the stock transfer books of this Corporation shall be closed at the Conversion Time, such Person or Persons shall be deemed to have become such holder or holders of record of the New Shares at the opening of business on the next succeeding day on which such stock transfer books are open.

  (ii) As promptly as practicable after the Conversion Time, upon the delivery to this Corporation of the certificates formerly representing Converted Shares, this Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of such certificates, a certificate or certificates representing the number of duly issued, fully paid and nonassessable New Shares into which the Converted Shares formerly represented by such certificates have been converted in accordance with the provisions of this Section 8.5.

  (iii) This Corporation shall pay all United States federal, state or local documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of New Shares upon the conversion of Converted Shares pursuant to this Section 8.5, provided that this Corporation shall not be required to pay any tax which may be payable in respect of any registration of Transfer involved in the issue or delivery of New Shares in a name other than that of the registered holder of shares converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to this Corporation the amount of any such tax or has established, to the satisfaction of this Corporation, that such tax has been paid.

  (iv) This Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Series 3 FON Stock, Series 3 PCS Stock, Series 1 PCS Stock and Series 1 FON Stock and its issued Series 1 FON Stock or Series 1 PCS Stock held in its treasury, for the purpose of effecting the conversion of the Series 3 FON Stock, Series 1 FON Stock, Series 2 FON Stock, Series 3 PCS Stock, Series 2 PCS Stock, Series 1 PCS Stock and Class A Common Stock contemplated hereby, the full number of shares of Series 1 FON Stock or Series 1 PCS Stock then deliverable upon the conversion of all outstanding shares of Series 3 FON Stock, Series 3 PCS Stock and Class A Common Stock, and the full number of shares of Series 3 FON Stock and Series 3 PCS Stock that would be deliverable upon conversion of all of the shares of Series 1 FON Stock, Series 1 PCS Stock, Series 2 FON Stock and Series 2 PCS Stock the Class A Holders are permitted to acquire hereunder and under the Investment Agreement, the FT/DT Restructuring Agreement, the Stockholders' Agreement and the Standstill Agreement.

  (v) Following conversion of all outstanding shares of Class A Stock into shares of Series 1 FON Stock or Series 1 PCS Stock, as the case may be, pursuant to this Section 8.5, this Corporation shall not, directly or indirectly, issue, or sell from the treasury, any shares of Class A Stock.

  (k) Class A Stock Held by Qualified Stock Purchasers. (i) If any Qualified Stock Purchaser shall become a Major Competitor of this Corporation or of the Joint Venture, on the date the writing referred to in the definition of Major Competitor in this ARTICLE SIXTH is delivered to each Class A Holder, each share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, owned by a Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively.

  (ii) (A) Each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, owned by a Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, if:

  (v) such Qualified Stock Purchaser breaches in any material respect its obligations under Section 2.4 of the Stockholders'
Agreement;

  (w) such Qualified Stock Purchaser breaches in any material respect its obligations under Article II (other than Section 2.4) of the Stockholders' Agreement;

  (x)   such  Qualified  Stock  Purchaser  breaches  any  of  the
provisions  of  Article  2  of  the  Qualified  Stock   Purchaser
Standstill Agreement;

  (y) such Qualified Stock Purchaser breaches any of the provisions of Section 3.1 or 3.2 of the Qualified Stock Purchaser Standstill Agreement in a Control Context, or such Qualified Stock Purchaser otherwise breaches Sections 3.1(a)(ii), (iii) or
(iv)   or   Section  3.1(g)  of  the  Qualified  Stock  Purchaser
Standstill Agreement; or

  (z) such Qualified Stock Purchaser breaches any of the provisions of Sections 3.1 (except Section 3.1(a)(ii), (iii) or
(iv), or Section 3.1(g)) or 3.2 of the Qualified Stock Purchaser Standstill Agreement, in each case other than in a Control Context;

provided, that such Qualified Stock Purchaser shall deliver a notice

  (I) except with respect to a breach of the type described in clause (y) above, in accordance with clauses (iii)(x) or (iv)(x) below, in which case no conversion of the Class A Stock owned by such Qualified Stock Purchaser shall take place unless such breach fails to be cured within the time provided for cure in such clause (iii) or (iv), as the case may be;

  (II) in accordance with clauses (iii)(y), (iv)(y) or (v) below, in which case no conversion of the Class A Stock owned by such Qualified Stock Purchaser shall take place until there is issued a final nonappealable decision or order of a court of competent jurisdiction finding that such breach has occurred and, if applicable, was not cured within the time provided for cure in clauses (iii) or (iv) below, as the case may be; or

  (III) admitting that such a breach has occurred, and (if applicable) cannot be cured within the time periods provided for cure in clauses (iii) or (iv) below, in which case each outstanding share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, owned by such Qualified Stock Purchaser shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively upon delivery of such notice; and

provided, further, that if such Qualified Stock Purchaser fails to perform the actions described in clauses (I) or (II) above within the time periods provided for performing such actions in clauses (iii), (iv) or (v) below, it shall be deemed to have taken the action described in clause (III) above.

  (iii)  For any alleged breach of the type described in  clauses
(w),  (x)  or  (z)  of  clause (ii) above, such  Qualified  Stock
Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iii), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either:

  (x) committing to effect a cure as soon as practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, with respect to an alleged breach of clauses (w) or (x), if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

     (I) such Qualified Stock Purchaser shall have no right to cure unless such breach is susceptible to cure;

     (II) such cure period shall continue only for so long as such Qualified Stock Purchaser shall be undertaking to effect such a cure in a diligent manner;

     (III) with respect to an alleged breach of clause (ii)(x) above, this Corporation shall have the right at any time after the end of such 20-day period to purchase such number of shares of Class A Stock as is necessary to return such Qualified Stock Purchaser to the ownership level permitted by the Qualified Stock Purchaser Standstill Agreement, at a price equal to the lower of
(A) the Market Price for such Shares at the time of such redemption and (B) the price paid by such Qualified Stock Purchaser for such Shares, provided that this Corporation may only exercise such right if a majority of the Continuing Directors shall have first approved, at a meeting at which at least seven Continuing Directors are present, such a purchase of Shares, unless a Fair Price Condition has been satisfied; and

     (IV) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

  (y) disputing that such a breach has occurred, provided that during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iii), the rights provided to such Qualified Stock Purchaser under Sections 8.2 (except 8.2(a)(iii) and 8.2(c)), 8.3, 8.4, 8.5 and 8.6 of ARTICLE SIXTH and the right of such Qualified Stock Purchaser to elect members of the Board of Directors as a holder of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified Stock Purchaser.

  (iv)  For  any alleged breach of the type described  in  clause
(ii)(v) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (iv), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice either:

  (x) committing to effect a cure as soon as practical, in which case such Qualified Stock Purchaser shall effect such cure as soon as practical, but in no event later than the 20th Business Day from the Breach Notice Date (or, if such cure cannot be effected within such time period due to the anti-fraud rules of the U.S. securities laws, such longer period as is reasonably necessary to cure such breach in a manner consistent with such rules), provided that

     (I) such Qualified Stock Purchaser shall have no right to cure unless such breach is susceptible to cure;

     (II) such cure period shall continue only for so long as such Qualified Stock Purchaser shall be undertaking to effect such a cure in a diligent manner; and

     (III) withdrawal of the action alleged to have caused such breach shall not, in and of itself, give rise to a presumption that such breach has been cured; or

  (y) disputing that such a breach has occurred;

provided that, in each case, from the Breach Notice Date until the earlier to occur of the cure of such breach and the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred or was cured within the time provided for cure in clause (x) of this clause (iv), the rights provided to such Qualified Stock Purchaser under Sections
8.2  (except 8.2(a)(iii) and 8.2(c)), 8.3, 8.4, 8.5  and  8.6  of
ARTICLE SIXTH and the right of such Qualified Stock Purchaser to elect members of the Board of Directors as a holder of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified
Stock Purchaser; and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred and was not cured within the time provided for cure in clause (x) of this clause (iv).

  (v)  For  any  alleged breach of the type described  in  clause
(ii)(y) above, such Qualified Stock Purchaser shall have the right, within five Business Days after the date (for purposes of this clause (v), the "Breach Notice Date") that notice of such breach is delivered to such Qualified Stock Purchaser by this Corporation, to deliver to this Corporation a notice disputing that such a breach has occurred, provided that from the Breach Notice Date until the issuance of a decision or order of a court of competent jurisdiction finding that such breach has not occurred, the rights provided to such Qualified Stock Purchaser under Sections 8.2 (except 8.2(a)(iii) and 8.2(c)), 8.3, 8.4, 8.5 and 8.6 of ARTICLE SIXTH and the right of such Qualified Stock Purchaser to elect members of the Board of Directors as a holder of the Class A Stock under ARTICLE FIFTH of these Articles of Incorporation shall be suspended and may not be exercised by such Qualified Stock Purchaser and provided, further, that following such decision or order, such rights shall be suspended during such time as the most recent decision or order of a court of competent jurisdiction is to the effect that such breach has occurred.

  (vi) For purposes of this Section 8.5(k), an alleged breach shall be deemed to have occurred in a Control Context if the action or actions alleged to have given rise to such breach were taken in the context of efforts by such Qualified Stock Purchaser or any other Person having the purpose or effect of changing or influencing the control of this Corporation.

  (vii) No conversion pursuant to this Section 8.5(k) shall be considered an acquisition for purposes of Section 8.5(i) of ARTICLE SIXTH.

  (l)  Effect of Conversion.   Upon the conversion of all of  the
shares of Class A Stock pursuant to this Section 8.5,

  (A) each share of Series 3 FON Stock and Series 3 PCS Stock, as the case may be, issued by this Corporation pursuant to the Investment Agreement, the FT/DT Restructuring Agreement, the Stockholders' Agreement or these Articles of Incorporation shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock and Series 1 PCS Stock, respectively, and

  (B) all (i) outstanding shares of Old Class A Common Stock shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, respectively, represented by such shares of Old Class A Common Stock, and (ii) outstanding shares of Class A Common Stock-Series DT shall automatically convert (without the payment of any consideration) into the number of duly issued, fully paid and nonassessable shares of Series 1 FON Stock and Series 1 PCS Stock equal to the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, represented by such shares of Class A Common Stock-Series DT;

  provided that such conversion shall not be considered an acquisition of Series 1 FON Stock or Series 1 PCS Stock, as the case may be, for purposes of Section 8.5(i) of ARTICLE SIXTH.

  (m)  Exclusionary  Tender Offer.   If the  Board  of  Directors
shall determine not to oppose a tender offer by a Person other than FT, DT or any of their respective Affiliates for Voting Securities of this Corporation representing not less than 35 percent of the Voting Power of this Corporation, and the terms of such tender offer do not permit the Class A Holders to sell an equal or greater percentage of:

  (i) if the tender offer involves only Series 1 FON Stock, Series 3 FON Stock (and Class A Common Stock to the extent it represents Shares Issuable With Respect To The Class A Equity Interest In The FON Group) as the holders of Series 1 FON Stock are permitted to sell taking into account any proration,

  (ii) if the tender offer involves only Series 1 PCS Stock, Series 3 PCS Stock (and Class A Common Stock to the extent it represents Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) as the holders of Series 1 PCS Stock are permitted to sell taking into account any proration, or

  (iii) if the tender offer involves both Series 1 FON Stock and Series 1 PCS Stock, Series 3 FON Stock and Series 3 PCS Stock (and Class A Common Stock to the extent it represents Shares Issuable With Respect To The Class A Equity Interest In The FON Group or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) as the holders of Series 1 FON Stock and Series 1 PCS Stock, respectively, are permitted to sell taking into account any proration, then all, but not less than all, of the Class A Holders shall have the right (but not the obligation) to deliver to this Corporation a written notice requesting conversion of certain shares of Series 3 FON Stock or Series 3 PCS Stock (including shares of Series 3 FON Stock or Series 3 PCS Stock issuable pursuant to ARTICLE SIXTH, Sections 1.2(c) and 1.2(d)) designated by the Class A Holders into Series 1 FON Stock or Series 1 PCS Stock, respectively, upon which delivery each share of Series 3 FON Stock or Series 3 PCS Stock so designated in such notice shall automatically convert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 1 FON Stock or Series 1 PCS Stock, respectively, provided that (i) conversion pursuant to this clause (m) shall not be considered to be an acquisition of Series 1 FON Stock or Series 1 PCS Stock for purposes of Section 8.5(i) of ARTICLE SIXTH, (ii) unless the Series 3 FON Stock or Series 3 PCS Stock shall have otherwise been converted into Series 1 FON Stock or Series 1 PCS Stock, respectively, pursuant to Section 8.5 of ARTICLE SIXTH upon or prior to the consummation or abandonment of the transaction contemplated by such tender offer, immediately following the consummation of such transaction or the delivery by this Corporation to each Class A Holder of a notice that such transaction has been abandoned, each share of Series 1 FON Stock or Series 1 PCS Stock held by a Class A Holder shall automatically reconvert (without the payment of any consideration) into one duly issued, fully paid and nonassessable share of Series 3 FON Stock or Series 3 PCS Stock, respectively; and (iii) only those shares of Series 3 FON Stock or Series 3 PCS Stock related to shares of Series 1 FON Stock or Series 1 PCS Stock, respectively, that were not so reconverted shall be deemed for any purpose under these Articles of Incorporation, the Stockholders' Agreement, the Investment Agreement, the FT/DT Restructuring Agreement, the Standstill Agreement, the Registration Rights Agreement, or any agreement or document related thereto to have been converted into Series 1 FON Stock or Series 1 PCS Stock, respectively, pursuant to this Section 8.5(m) and the Series 3 FON Stock or Series 3 PCS Stock so reconverted shall be deemed to have been at all times outstanding shares of Series 3 FON Stock or Series 3 PCS Stock, respectively.

  8.6. Change of Control Procedures. As long as shares of Class A Stock are outstanding, but subject to Sections 8.5(a),
(b), (f) and (k) of ARTICLE SIXTH, if this Corporation, directly or indirectly, (a) determines to sell all or substantially all of the assets of this Corporation, (b) determines not to oppose a third-party tender, exchange or other purchase offer for Voting Securities with a number of Votes in excess of 35 percent of the Voting Power of this Corporation, (c) determines to effect a merger or other business combination involving this Corporation that would result in a Person (other than any Class A Holder) holding Voting Securities of the resulting entity representing 35 percent or more of the Voting Power of such entity or (d) otherwise determines to sell Control of this Corporation, this Corporation shall conduct such transaction in accordance with reasonable procedures to be determined by the Board of Directors, and permit FT and DT to participate in that process on a basis no less favorable than that granted any other participant.

  8.7.  Class Voting.   Except as otherwise provided by  law,  in
Section 2(a) of ARTICLE FIFTH or in the Class A Provisions, the Class A Holders shall not have, nor be entitled to, a class vote with respect to any matter to be voted on by the stockholders of this Corporation.

  8.8.  Amendment of Class A Provisions and ARTICLE FIFTH.    The
Class  A  Provisions and Section 2(a)(iii) of  ARTICLE  FIFTH  of
these  Articles  of Incorporation may be amended  in  any  manner
which   would   not  materially  alter  or  change  the   powers,
preferences  or  rights of the holders of shares of  Non-Class  A
Common  Stock  or  Preferred Stock so as to affect  such  powers, preferences  or  rights adversely, by the Board of  Directors  of this Corporation with the affirmative vote of only the holders of at  least  two-thirds of the votes represented by the outstanding shares  of Class A Stock, voting together as a single class,  and without the affirmative vote of the holders of shares of the Non-
Class  A Common Stock or the Preferred Stock. Upon the retirement of  shares  of  Class A Common Stock, (i) such shares  shall  not resume  the  status  of authorized and unissued  shares  of  that class, (ii) such shares shall not be reissued, and (iii) upon the
execution,   acknowledgment  and  filing  of  a  certificate   in
accordance with Kan. Stat. Ann. Section 17-6003 and Section 17-6603 (or any successor provisions) stating that the reissuance of such shares
is   prohibited,  identifying  the  shares  and  reciting   their
retirement, then the filing of such certificate shall have the effect of amending these Articles of Incorporation so as to reduce accordingly the number of authorized shares of Class A
Common Stock or if such retired shares constitute all of the authorized shares of such class, then the filing of such certificate shall have the effect of amending these Articles of Incorporation automatically so as to eliminate all references to such class of stock therefrom.

  Section 9.   Application of the Provisions of ARTICLE SIXTH

  9.1. Certain Determinations of the Board of Directors. In addition to the determinations regarding Preferred Stock to be made by the Board of Directors as provided by Section 13.6, the Board of Directors shall make such determinations (i) with respect to the assets and liabilities to be attributed to the Business Groups (in accordance with the definitions of "PCS Group" and "Sprint FON Group" set forth in ARTICLE SIXTH, Section
10), (ii) with respect to the application of the provisions of this ARTICLE SIXTH to transactions to be engaged in by the Corporation and (iii) as may be or become necessary or appropriate to the exercise of the powers, preferences and relative, participating, optional and other special rights of the classes or series of Corporation Common Stock, including, without limiting the foregoing, the determinations referred to in the following paragraphs (A), (B), (C) and (D) of this Section 9.1. A record of any such determination shall be filed with the Secretary of the Corporation to be kept with the records of the actions of the Board of Directors.

  (A) Upon any acquisition by the Corporation or its subsidiaries of any assets or business, or any assumption of liabilities, outside of the ordinary course of business of the Sprint FON Group or the PCS Group, as the case may be, the Board of Directors shall determine whether such assets, business and liabilities (or an interest therein) shall be for the benefit of the Sprint FON Group or the PCS Group or that an interest therein shall be partly for the benefit of the Sprint FON Group and partly for the benefit of the PCS Group and, accordingly, shall be attributed to the Sprint FON Group or the PCS Group, or partly to each, in accordance with the definitions of "PCS Group," "Sprint FON Group," and "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" set forth in Section 10 of ARTICLE SIXTH.

  (B) Upon any issuance of any shares of PCS Stock at a time when the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is more than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of PCS Stock so issued should reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest and the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest shall be adjusted accordingly.

  (C) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock, if at the time such Convertible Securities are issued the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest is greater than zero, the Board of Directors shall determine whether, upon conversion, exchange or exercise thereof, the issuance of shares of PCS Stock pursuant thereto shall, in whole or in part, reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of Convertible Securities in the business of the Sprint FON Group or the PCS Group and any other relevant factors.

  (D) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of any Preferred Stock of any class or series or of other securities or debt obligations of the Corporation, if some of such shares, other securities or debt obligations were attributed to the Sprint FON Group and some of such shares, other securities or debt obligations were attributed to the PCS Group, the Board of Directors shall determine which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the Sprint FON Group and which, if any, of such shares, other securities or debt obligations shall be attributed to the PCS Group and, accordingly, how many of the shares of such series of Preferred Stock or of such other securities, or how much of such debt obligations, that remain outstanding, if any, continue to be attributed to the Sprint FON Group or to the PCS Group.

  9.2. Sources of Dividends and Distributions; Uses of Proceeds of Share Issuances. Notwithstanding the attribution of properties or assets of the Corporation to the Sprint FON Group or the PCS Group as provided in the definitions of such terms in
Section 10 of ARTICLE SIXTH, the Board of Directors (i) may cause dividends or distributions or other payments to the holders of any class of Corporation Common Stock or any class or series of Preferred Stock to be made out of the properties or assets attributed to any Business Group, subject, however, to any contrary term of any series of Preferred Stock fixed in accordance with Section 13 of ARTICLE SIXTH, and (ii) may cause the proceeds of issuance of any shares of Non-Class A Stock or Class A Stock or any class or series of Preferred Stock, to whichever Business Group attributed in accordance with Section 13 of ARTICLE SIXTH, to be used in the business of, and to be attributed to, either the Sprint FON Group or the PCS Group in accordance with the definitions of "PCS Group," "Sprint FON Group," and "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" in Section 10 of ARTICLE SIXTH.

  9.3. Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 9, the provisions of
Section  10  of  ARTICLE  SIXTH or any other  provision  of  this
ARTICLE  SIXTH,  at any time when there are not outstanding  both
(i) one or more shares of FON Stock (or Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or
Convertible Securities convertible into or exchangeable or exercisable for FON Stock and (ii) one or more shares of PCS Stock (or Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) or Convertible Securities convertible into or exchangeable or exercisable for PCS Stock, the Board of Directors need not (A) attribute any of the assets or liabilities of the Corporation or any of its subsidiaries to the Sprint FON Group or the PCS Group, (B) make any determination required in connection therewith, or (C) make any of the determinations otherwise required by this ARTICLE SIXTH, and in such circumstances the holders of the shares of FON Stock or PCS Stock outstanding, as the case may be, shall (unless otherwise specifically provided by the Articles of Incorporation of the Corporation) be entitled to all the voting powers, preferences, optional or other special rights of such classes of Corporation Common Stock without differentiation between the FON Stock and the PCS Stock and any provision of this ARTICLE SIXTH to the contrary shall no longer be in effect or operative and the Board of Directors may cause the Articles of Incorporation of the Corporation to be amended as permitted by law to delete such provisions as are no longer operative or of further effect.

  9.4. Emergency Use of Business Group Assets. Notwithstanding the foregoing provisions of this Section 9 or any other provision of ARTICLE SIXTH, the Board of Directors may transfer assets or properties from one Business Group to another on such other basis as the Board of Directors shall determine, consistent with its fiduciary duties to the Corporation and the holders of all classes and series of the Corporation's common stock, provided that the Board of Directors determines (i) that such transfer on such basis should be made to prevent or mitigate material adverse consequences that would fundamentally affect the transferee Business Group, (ii) that the benefit of such transfer on such basis to the transferee Business Group is to materially exceed any adverse effect of such transfer to the transferor Business Group, and (iii) that such transfer on such basis is in the best interest of the Corporation as a whole after giving fair consideration to the potentially divergent interests of the holders of the separate classes of Corporation Common Stock.

  9.5. Board Determinations Binding. Subject to applicable law, any determinations made in good faith by the Board of Directors of the Corporation under any provision of this Section 9 or otherwise in furtherance of the application of this ARTICLE SIXTH shall be final and binding on all stockholders.

  Section 10. Definitions. For purposes of ARTICLE FIFTH and ARTICLE SIXTH of these Articles of Incorporation, the following terms have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. As used in this Section 10, a "contribution" or "transfer" of assets or properties from one Business Group to another refers to the reattribution of such assets or properties from the contributing or transferring Business Group to the other Business Group and correlative phrases have correlative meanings.

  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person, provided that (a) no JV Entity shall be deemed an Affiliate of any Class A Holder or this Corporation unless (i) FT, DT and Atlas own a majority of the Voting Power of such JV Entity and this Corporation does not have the Tie-Breaking Vote (as defined in Section 18.1 of the Joint Venture Agreement), or (ii) FT, DT or Atlas has the Tie-Breaking Vote;
(b) FT, DT and this Corporation shall not be deemed Affiliates of each other; (c) Atlas shall be deemed an Affiliate of FT and DT; and (d) the term "Affiliate" shall not include any Governmental Authority of France or Germany or any other Person Controlled, directly or indirectly, by any such Governmental Authority except in each case for FT, DT, Atlas and any other Person directly, or indirectly through one or more intermediaries, Controlled by FT, DT or Atlas.

  "Alien" means "aliens," "their representatives," "a foreign government or representatives thereof" or "any corporation organized under the laws of a foreign country" as such terms are used in Section 310(b)(4) of the Communications Act of 1934, as amended, or as hereafter may be amended, or any successor provision of law.

  "Applicable   Law"   has  the  meaning   set   forth   in   the
Stockholders Agreement.

  "Associate" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, provided that when used to indicate a relationship with FT or DT or their respective Subsidiaries or Affiliates, the term "Associate" means (a) in the case of FT, any Person occupying any of the positions listed on Schedule A to the Stockholders' Agreement and (b) in the case of DT, any Person occupying any of the positions listed on Schedule B to the Stockholders' Agreement, provided, further, that, in each case, no Person occupying any such position described in clause (a) or
(b) hereof shall be deemed an "Associate" of FT or DT, as the case may be, unless the Persons occupying all such positions described in clauses (a) and (b) hereof Beneficially Own, in the aggregate, more than 0.2% of the Voting Power of the Corporation.

  "Atlas" means the company formed as a societe anonyme under the laws of Belgium pursuant to the Joint Venture Agreement, dated as of December 15, 1994, between FT and DT, as amended.

  "Average Trading Price" of a share of any class or series of capital stock of the Corporation on any day means the average
Closing Price of such capital stock determined over the 20 Trading Days immediately preceding the date of such determination; provided that for purposes of this definition only, in determining the "Closing Price" of a share of any class or series of capital stock for such 20 Trading Day period, (i) the "Closing Price" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and (ii) the "Closing Price" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock, shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

  "Beneficial Owner" (including, with its correlative meanings, "Beneficially Own" and "Beneficial Ownership"), with respect to any securities, means any Person which:

  (a) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) such securities pursuant to any agreement, arrangement or understanding (whether or not in writing), including, without limitation, pursuant to the FT/DT Restructuring Agreement and the Stockholders' Agreement, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;

  (b) has, or any of whose Affiliates or Associates has, directly or indirectly, the right to vote or dispose of (whether such right is exercisable immediately or only after the passage of time) or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 under the Exchange Act but including all such securities which a Person has the right to acquire beneficial ownership of whether or not such right is exercisable within the 60-day period specified therein) such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

  (c) has, or any of whose Affiliates or Associates has, any agreement, arrangement or understanding (whether or not in writing)  for  the  purpose  of  acquiring,  holding,  voting  or disposing of any securities which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate thereof),

provided that (i) Class A Stock, Non-Class A Common Stock and Preferred Stock held by one of FT or DT or its Affiliates or Associates shall not also be deemed to be Beneficially Owned by the other of FT or DT or its Affiliates or Associates, (ii) FON Stock and PCS Stock shall not be deemed to be Beneficially Owned by FT, DT or their Affiliates or Associates by virtue of the top up rights and standby commitments granted under the Purchase Rights Agreement (as defined in the FT/DT Restructuring Agreement) except to the extent that FT, DT or their Affiliates or Associates have (A) acquired shares of FON Stock or PCS Stock pursuant to the Purchase Rights Agreement, or (B) become irrevocably committed to acquire, and the Cable Holders have become irrevocably committed to sell, shares of FON Stock or PCS Stock pursuant to the Purchase Rights Agreement (with such Beneficial Ownership being determined on a full-voting basis), subject only to customary closing conditions, if any; (iii) FT, DT and their Affiliates and Associates shall not be deemed to Beneficially Own any incremental Voting Power resulting solely from the increase in Voting Power provided for by the application of ARTICLE SIXTH, Section 7.5(d) and (iv) prior to the conversion thereof (other than during the 90-day period following the Conversion Trigger Date set forth in ARTICLE SIXTH, Section 7.5(a)), a holder of Series 2 PCS Stock or Series 2 FON Stock shall not be deemed to beneficially own the shares of Series 1 PCS Stock or Series 1 FON Stock issuable upon conversion thereof.

  "Board of Directors" means the board of directors of this Corporation.

  "Business Day" means any day other than a day on which commercial banks in The City of New York, Paris, France, or
Frankfurt am Main, Germany, are required or authorized by law to be closed.

  "Business Group" means, as of any date, the Sprint FON Group or the PCS Group, as the case may be.

  "Bylaws" means the Bylaws of this Corporation as amended or supplemented from time to time.

  "Cable Holder" means any of

  (i)  Tele-Communications, Inc., a Delaware corporation, Comcast
Corporation,  a  Pennsylvania corporation, or Cox Communications,
Inc., a Delaware corporation,

  (ii) any Affiliate of an entity identified in clause (i) of this definition,

  (iii) any successor (by operation of law or otherwise) of an entity identified in clauses (i) or (ii) of this definition so long as such successor remains an Affiliate of an entity identified in clause (i) or (ii),

  (iv) any entity controlled by two or more entities identified in clauses (i) through (iii) of this definition or this clause
(iv) even if such entity is not considered an Affiliate of any individual entity so identified and

  (v) for purposes of ARTICLE SIXTH, Section 7.5(b) only, with respect to any Transfer of shares of Series 2 PCS Stock, the transferee of such shares if (A) at the time of such Transfer, the transferor was a Cable Holder under any of the clauses (i) through (iv) of this definition, (B) after giving effect to such Transfer, the transferee was an Associate of the transferor, (C) immediately prior to such Transfer, the transferee was identified in writing by the transferor as a "Cable Holder" under this clause (v), and (D) the transferor and transferee satisfied the conditions set forth in Section 2.4 of the applicable Cable Holder Standstill Agreements.

  "Cable Holder Standstill Agreements" means the Standstill Agreements, dated as of May 26, 1998, entered into between this Corporation and each of certain Cable Holders, and any Standstill Agreements in the form thereof entered into from time to time between this Corporation and certain transferee Affiliates and Associates of such Cable Holders.

  "Cellular and Wireless Division" means the former Cellular and Wireless Communications Services Division of this Corporation.

  "Change of Control" means a:

  (a)  decision by the Board of Directors to sell Control of this
Corporation  or  not  to oppose a third party  tender  offer  for
Voting Securities of this Corporation representing more than  35%
of the Voting Power of this Corporation; or

  (b) change in the identity of a majority of the Directors due to (i) a proxy contest (or the threat to engage in a proxy contest) or the election of Directors by the holders of Preferred Stock; or (ii) any unsolicited tender, exchange or other purchase offer which has not been approved by a majority of the Independent Directors, provided that a Strategic Merger shall not be deemed to be a Change of Control and provided, further, that any transaction between this Corporation and FT and DT or otherwise involving FT and DT and any of their direct or indirect Subsidiaries which are party to a Contract therefor shall not be deemed to be a Change of Control.

  "Class A Action" means action by the holders of a majority of the Votes represented by the Class A Stock taken by a vote at either a regular or special meeting of the stockholders of this Corporation or of the holders of the Class A Stock or by written consent delivered to the Secretary of this Corporation.

  "Class A Common Stock" means the Old Class A Common Stock and the Class A Common Stock-Series DT.

  "Class A Common Stock-Series DT" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

  "Class A Director" means any Director elected by the Class A Holders pursuant to Sections 2(a) or 4(b) of ARTICLE FIFTH of these Articles of Incorporation or appointed by Class A Directors pursuant to Section 4(b) of ARTICLE FIFTH of these Articles of Incorporation.

  "Class A FON Shares" means, with respect to FT, shares of Series 3 FON Stock and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group, and, with respect to DT, shares of Series 3 FON Stock and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group.

  "Class A Holders" means (a) the holders of the Class A Stock, and (b) any Qualified Stock Purchaser who has executed with this Corporation a Qualified Stock Purchaser Assumption Agreement (as such term is defined in the Stockholders' Agreement), for so long as such Person holds Class A Stock.

  "Class A PCS Shares" means, with respect to FT, shares of Series 3 PCS Stock and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and, with respect to DT, shares of Series 3 PCS Stock and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group.

  "Class A Provisions" means Section 5 (but only with respect to those provisions addressing the Class A Stock), Section 6 (but only with respect to those provisions addressing the Class A Stock), Section 8, Section 9 (but only with respect to those provisions addressing the Class A Stock), Section 10, Section 11 and Section 12 of ARTICLE SIXTH.

  "Class A-Series DT FON Vote Per Share" means, on any date, a number equal to X?Y, where "X" equals the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and "Y" equals the aggregate number of outstanding shares of Class A Common Stock-Series DT.

  "Class A-Series DT PCS Interest Fraction," as of any date, means the fraction the numerator of which shall be the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group on such date and the denominator of which shall be the sum of (i) the number of shares of PCS Stock outstanding on such date, (ii) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date, (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and (iv) the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group on such date.

  "Class A-Series DT PCS Vote Per Share" means, on any date, a number equal to (X?Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, "Y" equals the aggregate number of outstanding shares of Class A Common Stock-Series DT and "Z" equals, in the case of ARTICLE SIXTH, Section 3.2(d), one, and in all other cases, the applicable PCS Per Share Vote on such date.

  "Class  A  Stock" means the Class A Common Stock, the Series  3
FON Stock and the Series 3 PCS Stock.

  "Closing Price" means, with respect to a security on any day, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on such exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected in good faith by the Board of Directors. If the security is not publicly held or so listed or publicly traded, "Closing Price" means the Fair Market Value of such security.

  "Committed Percentage" means, as to any Class A Holder, the percentage obtained by dividing the aggregate number of Votes represented or to be represented by the Voting Securities of this Corporation (a) owned of record by such Class A Holder or by its nominees; and (b) which such Class A Holder has committed to this Corporation to purchase pursuant to Articles V and VI or Sections
7.3 and 7.8 of the Stockholders Agreement (but not pursuant to the FT/DT Restructuring Agreement until such shares are acquired pursuant to such agreement), by the sum of (i) the Voting Power of this Corporation, and (ii) the Votes to be represented by any Voting Securities of this Corporation such Class A Holder has committed to this Corporation to purchase from this Corporation pursuant to Articles V or VI or Section 7.3 of the Stockholders' Agreement (but not pursuant to the FT/DT Restructuring Agreement until such shares are acquired pursuant to such agreement).

  "Continuing  Director" has the meaning set forth  in  the  Fair
Price Provisions.

  "Contract" means any loan or credit agreement, note, bond, indenture, mortgage, deed of trust, lease, franchise, contract, or other agreement, obligation, instrument or binding commitment of any nature.

  "Control" means, with respect to a Person or Group, any of the following:

  (a) ownership by such Person or Group of Votes entitling it to exercise in the aggregate more than 35 percent of the Voting
Power of the entity in question; or

  (b) possession by such Person or Group of the power, directly or indirectly, (i) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (ii) to direct or cause the direction of the management and policies of or with respect to the entity in question, whether through ownership of securities, by contract or otherwise.

  "Conversion Date" means the date fixed by the Board of Directors as the effective date for the conversion of shares of PCS Stock into shares of FON Stock (and Shares Issuable With
Respect To The Class A Equity Interest In The PCS Group into Shares Issuable With Respect To The Class A Equity Interest In The FON Group) as shall be set forth in the notice to holders of shares of PCS Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock required pursuant to Section 7.4(E).

  "Conversion Time" has the meaning set forth in Section 8.5(j) of ARTICLE SIXTH.

  "Converted Series Shares has the meaning set forth in  Section
7.5(c) of ARTICLE SIXTH.

  "Converted Shares" has the meaning set forth in Section 8.5(j) of ARTICLE SIXTH.

  "Converted Votes" means, on any particular day, (i) in the case of a share of Series 2 PCS Stock, the applicable PCS Per Share Vote a share of Series 1 PCS Stock would have had if the computation described in Section 3.2(a)(iii) had occurred on such day and (ii) in the case of a share of Series 2 FON Stock, one vote per share.

  "Convertible Securities" at any time means any securities of the Corporation or of any subsidiary thereof (other than shares of Corporation Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any class or series of Corporation Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, pursuant to antidilution provisions of such securities or otherwise.

  "Core Businesses" means all businesses in the fields of telecommunications and information technology and applications, and equipment, software applications and consumer and business services related thereto or making use of the technology thereof, including value-added consumer and business services generated through or as a result of underlying telecommunications services using all technology (voice, data and image) and physical transport, network intelligence, and software applications, and cable television (but not including any programming or content-related activities with respect thereto).

  "Corporation  Common Stock" means the Series 1 FON  Stock,  the
Series  2  FON Stock, the Series 3 FON Stock, the Class A  Common
Stock,  the  Series 1 PCS Stock, the Series 2 PCS Stock  and  the
Series 3 PCS Stock.

  "Corporation Joint Venture Termination" means any of the following:

  (a) the sale of Venture Interests by a Sprint Party pursuant to Section 20.5(a) of the Joint Venture Agreement; or

  (b) the receipt by the FT/DT Parties of the Tie-Breaking Vote due to a Funding Default, Material Non-Funding Default or
Bankruptcy  (as  such  terms are defined  in  the  Joint  Venture
Agreement) on the part of any of the Sprint Parties.

  "Director" means a member of the Board of Directors.

  "Disposition"  means  a  sale, transfer,  assignment  or  other
disposition   (whether   by  merger,   consolidation,   sale   or
contribution of assets or stock or otherwise) of properties or assets.

  "DT" means Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany.

  "Effective Date" means the date on which these Amended and Restated Articles of Incorporation become effective.

  "ESMR" means any commercial mobile radio service, and the resale of such service, of the type authorized under the rules for Specialized Mobile Radio Services designated under Subpart S of Part 90 of the FCC's rules or similar Applicable Laws of any other country in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

  "Europe" means the current geographic area covered by the following countries and territories located on the European continent, plus, in the case of France, its territories and possessions located outside the European continent: Albania, Andorra, Austria, Belgium, Bosnia-Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States
Securities and Exchange Commission promulgated thereunder.

  "Exempt  Asset  Divestitures"  means,  with  respect  to   this
Corporation and its Subsidiaries:

  (a)  Transfers  of  assets, shares or  other  equity  interests
(other than Long Distance Assets) to joint ventures approved by FT and DT prior to January 31, 1996;

  (b) Transfers of assets, shares or other equity interests (other than Long Distance Assets) to (i) any entity in exchange for equity interests in such entity if, after such transaction, this Corporation owns at least 51 percent of both the Voting Power and equity interests in such entity or (ii) any joint venture that is an operating joint venture not controlled by any of its principals and in which (x) this Corporation has the right, acting alone, to disapprove (and thereby prohibit)
decisions relating to acquisitions and divestitures involving more than 20 percent of the Fair Market Value of such entity's assets, mergers, consolidations and dissolution or liquidation of such entity and the adoption of such entity's business plan, and
(y) Major Competitors of the Joint Venture do not in the aggregate own more than 20 percent of the equity interests or Voting Power;

  (c) transactions in which this Corporation exchanges one or more (i) local exchange telephone businesses for one or more such businesses or (ii) public cellular or wireless radio telecommunications service systems for one or more such systems, provided that this Corporation shall not, directly or indirectly, receive cash in any such transaction in an amount greater than 20 percent of the Fair Market Value of the property or properties Transferred by it;

  (d)  Transfers  of  assets, shares or  other  equity  interests
(other  than Long Distance Assets) by this Corporation to any  of
its   Subsidiaries,  or  by  any  of  its  Subsidiaries  to  this
Corporation or any other Subsidiary of this Corporation;

  (e)   any  Spin-off  of  equity  interests  of  a  wholly-owned
Subsidiary   that  is  not  a  Subsidiary  which,   directly   or
indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in these Articles of Incorporation and the Bylaws;

  (f) Transfers of assets (other than Long Distance Assets) of this Corporation or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition, the "IT Assets") to any Person that regularly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information technology or data processing functions or services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such assets, or this Corporation or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, and (ii) the Transfer of such assets will not materially and adversely affect the operation of this Corporation; or

  (g) Transfers of assets (other than Long Distance Assets or IT Assets) of this Corporation or any of its Subsidiaries to any Person in connection with any contractual arrangement (for
purposes   of  this  definition,  a  "Non-IT  Service  Contract")
pursuant to which such Person undertakes to provide services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided, that (i) the Fair Market Value of such assets, together with the Fair Market Value of assets of this Corporation Transferred to such Person or other Persons in related transactions, do not represent more than five percent of the Fair Market Value of the assets of this Corporation, (ii) the Transfer of such assets will not materially and adversely affect the operation of this Corporation, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the assets so Transferred or this Corporation or such Subsidiary has the right to cause such Non-IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation.

  "Exempt Long Distance Asset Divestitures" means, with respect to this Corporation and its Subsidiaries:

  (a)  Transfers  of  Long Distance Assets to a  Qualified  Joint
Venture;

  (b) Transfers of Long Distance Assets to any entity if this Corporation and its Subsidiaries after such transaction own at least 70 percent of both the Voting Power and equity interests of such entity, provided that if a Major Competitor of FT or DT or of the Joint Venture holds equity interests in such entity, such Major Competitor's equity interests and Votes in such entity as a percentage of the Voting Power of such entity shall not, directly or indirectly, exceed 20 percent;

  (c) Transfers of Long Distance Assets pursuant to an underwritten, widely-distributed public offering at the conclusion of which this Corporation and its Subsidiaries shall own at least 51 percent of both the Voting Power and equity interests in the entity that owns such Long Distance Assets;

  (d) Transfers in the ordinary course of business of Long Distance Assets determined by this Corporation to be unnecessary for the orderly operation of this Corporation's business, and sale-leasebacks of Long Distance Assets and similar financing transactions after which this Corporation and its Subsidiaries continue in possession and control of the Long Distance Assets involved in such transaction;

  (e) Transfers of Long Distance Assets by this Corporation to any of its Subsidiaries, or by any of its Subsidiaries to this Corporation or any other Subsidiary of this Corporation;

  (f) Transfers of Long Distance Assets to FT or DT or any assignee thereof pursuant to the Stockholders' Agreement;

  (g) any Spin-off of equity interests of a wholly-owned Subsidiary which, directly or indirectly, owns Long Distance Assets (for purposes of this definition, the "Spun-off Entity"), provided that the Class A Holders receive securities in the Spun-off Entity of a separate class with rights no less favorable to the Class A Holders than those applicable to the Class A Stock set forth in these Articles of Incorporation and the Bylaws;

  (h) Transfers of Long Distance Assets of this Corporation or any of its Subsidiaries that are primarily or exclusively used in connection with providing information technology or data processing functions or services (collectively, for purposes of this definition, the "IT Assets") to any Person that regularly provides information technology or data processing functions or services on a commercial basis, in connection with a contractual arrangement (for purposes of this definition, an "IT Service Contract") pursuant to which such Person undertakes to provide information technology or data processing functions or services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided that (i) the term of such IT Service Contract shall be for a period at least as long as the weighted average useful life of such Long Distance Assets, or this Corporation or such Subsidiary shall have the right to cause such IT Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, and (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Distance Business. Any such IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Distance Asset; or

  (i) Transfers of Long Distance Assets (other than IT Assets) of this Corporation or any of its Subsidiaries to any Person in connection with any contractual arrangement (for purposes of this definition, a "Non-IT Service Contract") pursuant to which such Person undertakes to provide services to this Corporation or any of its Subsidiaries of substantially the same nature as the services associated with the use of such Long Distance Assets prior to such Transfer and upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation, provided, that (i) the Fair Market Value of such Long Distance
Assets, together with the Fair Market Value of Long Distance Assets Transferred to such Person or other Persons in related transactions, do not represent more than three percent of the Fair Market Value of the Long Distance Assets of this Corporation, (ii) the Transfer of such Long Distance Assets will not materially and adversely affect the operation of the Long Distance Business, and (iii) the term of such Non-IT Service Contract shall be for a period at least as long as the weighted average useful life of the Long Distance Assets so Transferred or this Corporation or such Subsidiary has the right to cause such Service Contract to be renewed or extended for a period at least as long as such weighted average useful life upon commercially reasonable terms to this Corporation as determined in good faith by this Corporation. Any such Non-IT Service Contract involving Transfers of Long Distance Assets, including any renewal or extension thereof, shall be deemed to be a Long Distance Asset.

  "Extraordinary Dividend" means, with respect to capital stock of this Corporation, a cash dividend or other cash distribution, other than (a) a regular periodic dividend payable in cash; or
(b) a dividend payable in accordance with the terms of the Preferred Stock.

  "Fair Market Value" means, with respect to any asset, shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such asset, shares or other property in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by a majority of the Independent Directors as certified in a resolution delivered to all of the Class A Holders.

  "Fair  Price  Condition" has the meaning set forth  in  Section
2.2 of ARTICLE SIXTH.

  "Fair   Price  Provisions"  means  ARTICLE  SEVENTH  of   these
Articles of Incorporation, and any successor provision thereto.

  "Fair Value" means, in the case of equity securities or debt securities of a class that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been Publicly Traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

  "FCC" means the Federal Communications Commission.

  "FCC Order" means, with respect to any proposed Transfer of Long Distance Assets by this Corporation, either:

  (a) an effective written order or other final action from the FCC (either in the first instance or upon review or reconsideration) either declaring that FT and DT are not prohibited by Section 310 from owning such Long Distance Assets or stating that no such declaration is required, and as to which no Proceeding shall be pending or threatened that presents a substantial possibility of resulting in a reversal thereof; or

  (b) an effective written order from, or other final action taken by, the FCC pursuant to delegated authority (either in the first instance or upon review or reconsideration) either declaring that FT and DT are not prohibited by Section 310 from owning such Long Distance Assets, or stating that no such declaration is required, which order or final action shall no longer be subject to further administrative review, and as to which no Proceeding shall be pending or threatened that presents a substantial possibility of resulting in a reversal thereof; For purposes of clause (b) of this definition, an order from, or other final action taken by, the FCC pursuant to delegated authority shall be deemed no longer subject to further administrative review:

     (x) if no petition for reconsideration or application for review by the FCC of such order or final action has been filed within thirty days after the date of public notice of such order or final action, as such 30-day period is computed and as such date is defined in Sections 1.104 and 1.4 (or any successor provisions), as applicable, of the FCC's rules, and the FCC has not initiated review of such order or final action on its own motion within forty days after the date of public notice of the order or final action, as such 40-day period is computed and such date is defined in Sections 1.117 and 1.4 (or any successor provisions) of the FCC's rules; or

     (y) if any such petition for reconsideration or application for review has been filed, or, if the FCC has initiated review of such order or final action on its own motion, the FCC has issued an effective written order or taken final action to the effect set forth in clause (a) above.

  "FON Group Intergroup Interest Fraction" as of any date means a fraction the numerator of which is the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date and the denominator of which is the sum of (A) such Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (B) the aggregate number of shares of PCS Stock outstanding on such date, (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and (iv) the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group on such date. A statement setting forth the FON Group Intergroup Interest Fraction as of the record date for any dividend or distribution on the PCS Stock, as of the end of each fiscal quarter of the Corporation and as of any date otherwise required under these Articles of Incorporation or by the Board of Directors shall be filed by the Secretary of the Corporation in the records of the Board of Directors of the Corporation not later than fifteen Business Days after such date.

  "FON Preferred Stock" means Preferred Stock to the extent attributed to the Sprint FON Group in accordance with ARTICLE
SIXTH, Section 13.

  "FON  Stock"  means the Series 1 FON Stock, the  Series  2  FON
Stock and the Series 3 FON Stock.

  "France"  means  the  Republic  of  France,  including   French
Guiana, Guadeloupe, Martinique and Reunion, and its territories and possessions.

  "FT" means France Telecom SA, a societe anonyme formed under the laws of France.

  "FT/DT Joint Venture Termination" means any of the following:

  (a) the sale of Venture Interests by an FT/DT Party pursuant to Section 20.5(b), 20.5(c) or 20.5(d) of the Joint Venture
Agreement; or

  (b) the receipt by the Sprint Parties of the Tie-Breaking Vote due to a Funding Default, Material Non-Funding Default or
Bankruptcy  (as  such  terms are defined  in  the  Joint  Venture
Agreement) on the part of any of the FT/DT Parties.

  "FT/DT  Party"  has the meaning set forth in the Joint  Venture
Agreement.

  "FT/DT Restructuring Agreement" means the Master Restructuring and Investment Agreement, dated as of May 26, 1998, among FT, DT and this Corporation, as amended or supplemented from time to time.

  "Germany" means the Federal Republic of Germany.

  "Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government, provided that the term "Governmental Authority" shall not include FT, DT, Atlas or any of their respective Subsidiaries.

  "Group" means any group within the meaning of Section 13(d)(3) of the Exchange Act.

  "Independent  Director"  means  any  member  of  the  Board  of
Directors who (a) is not an officer or employee of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, (b) is not a former officer of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, (c) does not, in addition to such person's role as a Director, act on a regular basis, either individually or as a member or representative of an organization, serving as a professional adviser, legal counsel or consultant to this Corporation, or any Class A Holder, or their respective Subsidiaries, if, in the opinion of the Nominating Committee of the Board of Directors of this Corporation (the "Nominating Committee") or the Board of Directors if a Nominating Committee is not in existence, such relationship is material to this Corporation, any Class A Holder, or the organization so represented or such person, and (d) does not represent, and is not a member of the immediate family of, a person who would not satisfy the requirements of the preceding clauses (a), (b) and (c) of this sentence. A person who has been or is a partner, officer or director of an organization that has customary commercial, industrial, banking or underwriting relationships with this Corporation, any Class A Holder, or any of their respective Subsidiaries, that are carried on in the ordinary course of business on an arms-length basis and who otherwise satisfies the requirements set forth in clauses (a),
(b), (c) and (d) of the first sentence of this definition, may qualify as an Independent Director, unless, in the opinion of the Nominating Committee or the Board of Directors if a Nominating Committee is not in existence, such person is not independent of the management of this Corporation, or any Class A Holder, or any of their respective Subsidiaries, or the relationship would interfere with the exercise of independent judgment as a member of the Board of Directors. A person who otherwise satisfies the requirements set forth in clauses (a), (b), (c) and (d) of the first sentence of this definition and who, in addition to fulfilling the customary director's role, also provides additional services directly for the Board of Directors and is separately compensated therefor, would nonetheless qualify as an Independent Director. Notwithstanding anything to the contrary contained in this definition, each Director as of the date of the execution of the Investment Agreement who is not an executive officer of this Corporation shall be deemed to be an Independent Director hereunder.

  "Investment Agreement" means the Investment Agreement, dated as of July 31, 1995, among FT, DT and this Corporation (and all exhibits and schedules thereto), as amended or supplemented from time to time.

  "Investment Documents" means the FT/DT Restructuring Agreement and the Stockholders' Agreement.

  "Joint Venture" means the joint venture formed by FT, DT, this Corporation and Sprint Sub, as provided in the Joint Venture
Agreement.

  "Joint Venture Agreement" means the Joint Venture Agreement, dated as of June 22, 1995 among FT, DT, Sprint Sub, and this
Corporation, as amended or supplemented from time to time.

  "JV  Entity"  has  the meaning set forth in the  Joint  Venture
Agreement.

  "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar Applicable Law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

  "Lien  Transfer"  means the granting of any Lien  on  any  Long
Distance Asset, other than:

  (a) a Lien securing purchase money indebtedness that does not have a term longer than the estimated useful life of such Long
Distance Asset;

  (b) Liens or other comparable arrangements relating to the financing of accounts receivable; and

  (c) Liens securing any other indebtedness for borrowed money, provided that (i) the amount of such indebtedness, when added to the aggregate amount of purchase money indebtedness referred to in clause (a) above, does not exceed 30% of the total book value of the Long Distance Assets as at the date of the most recently published balance sheet of this Corporation, (ii) the indebtedness secured by such Liens is secured only by Liens on Long Distance Assets, (iii) the face amount of such indebtedness does not exceed the book value of the Long Distance Assets subject to such Liens, and (iv) such indebtedness is for a term no longer than the estimated useful life of the Long Distance Assets subject to such Liens.

  "Local   Exchange  Division"  means  the  Local  Communications
Services Division of this Corporation.

  "Long Distance Assets" means:

  (a) the assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Long
Distance Division;

  (b) any assets acquired by this Corporation or any of its Subsidiaries following December 31, 1994 that are reflected in this Corporation's balance sheet as included in the Long Distance
Division;

  (c) any assets of this Corporation or any of its Subsidiaries that are not reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Long Distance Division, which after December 31, 1994 are transferred by this Corporation or any of its Subsidiaries to, or reclassified by this Corporation or any of its Subsidiaries as part of, the Long Distance Division;

  (d) any assets acquired by this Corporation after December 31, 1994 that are used or held for use primarily for the benefit of the Long Distance Business; and

  (e) any assets referred to in clauses (a) through (c) above that are used or held for use primarily for the benefit of the Long Distance Business which are transferred or reclassified by this Corporation or any of its Subsidiaries outside of the Long Distance Division, but which continue to be owned by this Corporation or any of its Subsidiaries;

provided  that the term "Long Distance Assets" shall not  include
(i) any assets that are used or held for use primarily for the benefit of any Non-Long Distance Business, or (ii) any other assets reflected in this Corporation's balance sheet for the year ended December 31, 1994 as included in the Cellular and Wireless Division or the Local Exchange Division (other than as such assets in the Cellular and Wireless Division or the Local Exchange Division may be transferred or reclassified in accordance with paragraph (c) of this definition).

  "Long Distance Business" means all long distance telecommunications activities and services of this Corporation and its Subsidiaries at the relevant time, including (but not limited to) all long distance transport services, switching and value-added services for voice, data, video and multimedia transmission, migration paths and intelligent overlapping architectures, provided that the term "Long Distance Business" shall not include any activities or services primarily related to any Non-Long Distance Business.

  "Long    Distance   Division"   means   the    Long    Distance
Communications Services Division of this Corporation.

  "Major Competitor" means (a) with respect to FT or DT, a Person that materially competes with a major portion of the telecommunications services business of FT or DT in Europe or a Person that has taken substantial steps to become such a Major Competitor and which FT or DT has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in France or Germany, provided that FT and/or DT furnish in writing to this Corporation reasonable evidence of the occurrence of such steps; (b) with respect to this Corporation, a Person that materially competes with a major portion of the telecommunications services business of this Corporation in North America, or a Person that has taken substantial steps to become such a Major Competitor and which this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future in the United States of America provided that this Corporation furnish in writing to each Class A Holder reasonable evidence of the occurrence of such steps; and (c) with respect to the Joint Venture, a Person that materially competes with a major portion of the telecommunications services business of the Joint Venture, or a Person that has taken substantial steps to become such a Major Competitor and which FT, DT or this Corporation has reasonably concluded, in its good faith judgment, will be such a competitor in the near future, provided that FT, DT or this Corporation furnish in writing to the other two of them reasonable evidence of the occurrence of such steps.

  "Major Competitor Transaction" has the meaning set forth in ARTICLE SIXTH, Section 8.4.

  "Major Issuance" means any transaction, including, but not limited to, a merger or business combination, resulting, directly or indirectly, in the issuance (or sale from treasury) in connection with such transaction of Voting Securities of this Corporation with a number of Votes equal to or greater than 30 percent of the Voting Power of this Corporation immediately prior to such issuance.

  "Market Capitalization" means, with respect to this Corporation at any date, the sum of the average Market Price over the immediately preceding 20 Business Days of each share of outstanding capital stock of this Corporation, securities convertible into such capital stock and options, warrants or other rights to acquire such capital stock.

  "Market Price" means with respect to a security on any date, the Closing Price of such security on the Trading Day immediately prior to such date. The Market Price shall be deemed to be equal to, (i) in the case of a share of Series 3 FON Stock or Series 2 FON Stock, as the case may be, the Market Price of a share of Series 1 FON Stock and (ii) in the case of a share of Series 3 PCS Stock or Series 2 PCS Stock, as the case may be, the Market Price of a share of Series 1 PCS Stock. The Market Price of (x) any options, warrants, rights or other securities convertible into or exercisable for Series 3 FON Stock or Series 2 FON Stock shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Series 1 FON Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Series 3 FON Stock or Series 2 FON Stock, as the case may be, and (y) any options, warrants, rights or other securities convertible into or exercisable for
Series 3 PCS Stock or Series 2 PCS Stock, as the case may be, shall be equal to the Market Price of options, warrants, rights or other securities convertible into or exercisable for Series 1 PCS Stock upon the same terms and otherwise containing the same terms as such options, warrants, rights or other securities convertible into or exercisable for Series 3 PCS Stock or Series 2 PCS Stock, as the case may be.

  "Market Value" of a share of any class or series of capital stock of the Corporation on any day means the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the New York Stock Exchange Composite Tape or, if the shares of such class or series are not listed or admitted to trading on such Exchange on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, on the National Market tier of The Nasdaq Stock Market or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on such National Market System on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day, the Fair Value of a share of such class or series; provided that, for purposes of determining the Market Value of a share of any class or series of capital stock for any period,

  (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this definition) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and

  (ii) the "Market Value" of any share of capital stock on any day prior to (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

  "Net Proceeds" means, as of any date with respect to any Disposition of any of the properties and assets attributed to the PCS Group, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the Board of Directors for,
(A) any taxes payable by the Corporation (or which would have been payable but for the utilization of tax benefits attributable to the Sprint FON Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to ARTICLE SIXTH, Section 7.1(A)(1)(a) or (b), (B) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (C) any liabilities (contingent or otherwise) of or attributed to the PCS Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of Preferred Stock attributed to the PCS Group. For purposes of this definition, any properties and assets attributed to the PCS Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such properties and assets.

  "Non-Class  A Common Stock" means the Series 1 FON  Stock,  the
Series 2 FON Stock, the Series 1 PCS Stock and the Series  2  PCS
Stock.

  "Non-Long Distance Business" means (a) the ownership of any equity or other interests in the Joint Venture or any of the JV Entities; the enforcement or performance of any of the rights or obligations of this Corporation or any Subsidiary of this
Corporation pursuant to the Joint Venture Agreement; or any activities or services of the Joint Venture or any of the JV Entities; (b) the interests, assets, properties and businesses attributed to the PCS Group in accordance with this Section 10;
(c) any activities or services primarily related to the provision of subscriber connections to a local exchange or switch providing access to the public switched telephone network; (d) any activities or services primarily related to the provision of exchange access services for the purpose of originating or terminating long distance telecommunications services; (e) any activities or services primarily related to the resale by the Local Exchange Division of long distance telecommunications services of this Corporation or other carriers; (f) any activities or services primarily related to the provision of inter-LATA long distance telecommunications services that are incidental to the local exchange services business of the Local Exchange Division; (g) any activities or services primarily related to the provision of intra-LATA long distance telecommunications services; (h) any activities or services (whether local, intra-LATA or inter-LATA) primarily related to the provision of cellular, PCS, ESMR or paging services, mobile telecommunications services or any other voice, data or voice/data wireless services, whether fixed or mobile, or related to telecommunications services provided through communications satellite systems (whether low, medium or high orbit systems); and (i) the use of the "Sprint" brand name or any other brand names, trade names or trademarks owned or licensed by this Corporation or any of its Subsidiaries.

  "North America" means the current geographic area covered by the following countries: Canada, Mexico and the United States of America.

  "Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group" means, as of the Effective Date, a number equal to the aggregate number of outstanding shares of Class A Common Stock-Series DT as of the Effective Date; provided, however, that such number shall from time to time thereafter be:

  (A) adjusted, on an equivalent Per Class A FON Share Basis,  to
reflect  any  subdivision  (by  stock  split  or  otherwise)   or
combination  (by  reverse stock split or otherwise)  of  the  FON
Stock or any reclassification of FON Stock; and

  (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of shares of Series 1 FON Stock or Series 3 FON Stock issued in accordance with ARTICLE SIXTH, Section 1.2(d) and any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The FON Group pursuant to Section 2.2 to the extent allocated to shares of Class A Common Stock-Series DT; and

  (C) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A FON Share
Basis.

  "Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group" means, as of the Effective Date, a number (rounded up to the nearest whole share) equal to one-half of the aggregate number of outstanding shares of Class A Common Stock-Series DT as of the Effective Date; provided, however, that such number shall from time to time thereafter be:

  (A) adjusted, on an equivalent Per Class A PCS Share Basis,  to
reflect  any  subdivision  (by  stock  split  or  otherwise)   or
combination  (by  reverse stock split or otherwise)  of  the  PCS
Stock or any reclassification of PCS Stock; and

  (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (1) the amount of any payment made to the holders of Class A Common Stock-Series DT pursuant to Section 7.1(B)(5) or Section 7.1(B)(6) divided by the corresponding redemption price per share of PCS Stock pursuant to Section 7.1(A)(1)(b)(i) or Section 7.1(A)(1)(b)(ii), (2) any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The PCS Group pursuant to Section 2.2 to the extent allocated to shares of Class A Common Stock-Series DT, (3) the amount necessary to reflect the conversion of some or all of this number into a Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group in accordance with Sections 7.1(B)(7), 7.1(C) and 7.1(D), and (4) the amount necessary to reflect the redemption thereof in exchange for the issuance of shares of common stock of the PCS Group Subsidiary in accordance with Section 7.2; and

  (C) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of shares of Series 1 PCS Stock or Series 3 PCS Stock issued by the Corporation in accordance with ARTICLE SIXTH, Section 1.2(d); and

  (D) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A PCS Share
Basis.

  "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest" means, as of the Effective Date, a number equal to 220,000,000 less the sum of (i) the Number Of Shares Issuable With Respect To The Old Class A Common Equity Interest In The PCS Group, (ii) the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, (iii) one-half of the number of shares of Common Stock, par value $2.50 per share, outstanding immediately prior to the Effective Date, and (iv) one-half of the number of shares of Common Stock, par value $2.50 per share, held as treasury shares by the Corporation immediately prior to the Effective Date; provided, however, that such number shall from time to time thereafter be:

  (A) adjusted, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the PCS Stock or any dividend or other distribution of shares of PCS Stock to holders of shares of PCS Stock or any reclassification of PCS Stock;

  (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (1) the number of shares of PCS Stock issued or sold by the Corporation that, immediately prior to such issuance or sale, were included (as determined by the Board of Directors pursuant to paragraph (C) of this definition) in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (2) the number of shares of PCS Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, (3) the number of shares of PCS Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock and Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of FON Preferred Stock, as the case may be, (4) the number of shares of PCS Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of FON Stock or Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON Group) or shares of FON Preferred Stock, as the case may be, (5) the quotient of (a) the aggregate Fair Value of any PCS Preferred Stock (or Convertible Securities convertible into or exchangeable or exercisable for shares of PCS Preferred Stock) issued by the Corporation as a dividend or other distribution (including in connection with any classification or exchange of shares) to holders of FON Stock, Class A Common Stock (but only with respect to any Shares Issuable With Respect To The Class A Equity Interest In The FON Group), or shares of FON Preferred Stock, as the case may be, divided by (b) the Market Value of one share of PCS Stock as of the date of issuance of such PCS Preferred Stock (or Convertible Securities), or (6) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the PCS Group to the Sprint FON Group in consideration for a reduction in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest divided by (b) the Market Value of one share of PCS Stock as of the date of such transfer; and

  (C)  increased by (1) the number of outstanding shares  of  PCS
Stock repurchased by the Corporation for consideration that had been attributed to the Sprint FON Group, (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash) theretofore attributed to the Sprint FON Group that are contributed, by action of the Board of Directors, to the PCS Group in consideration of an increase in the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, divided by (b) the Market Value of one share of PCS Stock as of the date of such contribution and (3) the number of shares of PCS Stock into or for which Convertible Securities are deemed converted, exchanged or exercised pursuant to the penultimate sentence of the definition of "Sprint FON Group";

provided, further, that the Board of Directors may make such subsequent changes to the calculations made pursuant to subparagraphs (A), (B) and (C) immediately above as may be required for purposes of accurately determining such number.

  "Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group" means, as of the Effective Date, a number equal to the aggregate number of outstanding shares of Old Class A Common Stock as of the Effective Date; provided, however, that such number shall from time to time thereafter be:

  (A) adjusted, on an equivalent Per Class A FON Share Basis,  to
reflect  any  subdivision  (by  stock  split  or  otherwise)   or
combination  (by  reverse stock split or otherwise)  of  the  FON
Stock or any reclassification of FON Stock; and

  (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of Shares of Series 1 FON Stock or Series 3 FON Stock issued in accordance with ARTICLE SIXTH, Section 1.2(c) and any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The FON Group pursuant to Section 2.2 to the extent allocated to shares of Old Class A Common Stock; and

  (C) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A FON Share
Basis.

  "Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group" means, as of the Effective Date, a number (rounded up to the nearest whole share) equal to one-half of the aggregate number of outstanding shares of Old Class A Common Stock as of the Effective Date; provided, however, that such number shall from time to time thereafter be:

  (A) adjusted, on an equivalent Per Class A PCS Share Basis,  to
reflect  any  subdivision  (by  stock  split  or  otherwise)   or
combination  (by  reverse stock split or otherwise)  of  the  PCS
Stock or any reclassification of PCS Stock; and

  (B) decreased (but to not less than zero), if before such decrease such number is greater than zero, by action of the Board of Directors by (1) the amount of any payment made to the holders of Old Class A Common Stock pursuant to Section 7.1(B)(5) or
Section 7.1(B)(6) divided by the corresponding redemption price per share of PCS Stock pursuant to Section 7.1(A)(1)(b)(i) or
Section 7.1(A)(1)(b)(ii), (2) any reduction required to reflect the redemption of Shares Issuable With Respect To The Class A Equity Interest In The PCS Group pursuant to Section 2.2 to the extent allocated to shares of Old Class A Common Stock, (3) the amount necessary to reflect the conversion of some or all of this number into a Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group in accordance with
Sections 7.1(B)(7), 7.1(C) and 7.1(D), and (4) the amount necessary to reflect the redemption thereof in exchange for the issuance of shares of common stock of the PCS Group Subsidiary in accordance with Section 7.2; and

  (C) decreased (but to not less than zero), if before such decrease such number is greater than zero, by the number of shares of Series 1 PCS Stock or Series 3 PCS Stock issued by the Corporation in accordance with ARTICLE SIXTH, Section 1.2(c); and

  (D) adjusted by the Board of Directors to properly reflect any other necessary changes on an equivalent Per Class A PCS Share
Basis.

  "Old Class A Common Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

  "Old Class A FON Vote Per Share" means, on any date, a number equal to X? Y, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and "Y" equals the aggregate number of outstanding shares of Old Class A Common Stock.

  "Old Class A PCS Interest Fraction," as of any date, means the fraction the numerator of which shall be the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and the denominator of which shall be the sum of (i) the number of shares of PCS Stock outstanding on such date, (ii) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date, (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and (iv) the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group on such date.

  "Old Class A PCS Vote Per Share" means, on any date, a number equal to (X? Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group, "Y" equals the aggregate number of outstanding shares of Old Class A Common Stock and "Z" equals, in the case of ARTICLE SIXTH, Section 3.2(d), one, and in all other cases, the applicable PCS Per Share Vote on such date.

  "Optional Conversion Ratio" as of any date means the ratio of the Average Trading Price of a share of Series 1 PCS Stock to the Average Trading Price of a share of Series 1 FON Stock; provided, that such ratio would be determined over a 60-Trading Day period if the 20-Trading Day period normally used to determine the Average Trading Price is less than 90% of such ratio as determined over a 60-Trading Day period.

  "Outstanding PCS Fraction," as of any date, means the fraction the numerator of which shall be the number of shares of PCS Stock outstanding on such date and the denominator of which shall be the sum of (i) the number of shares of PCS Stock outstanding on such date, (ii) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest on such date, (iii) the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group on such date and (iv) the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group on such date. A statement setting forth the Outstanding PCS Fraction as of the record date for the payment of any dividend or distribution on PCS Stock and as of the end of each fiscal quarter of the Corporation shall be filed by the Secretary of the Corporation in the records of the actions of the Board of Directors not later than fifteen Business Days after such date.

  "PCS" means a radio communications system of the type authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules or similar Applicable Laws of any other country, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

  "PCS  Group" means, as of any date from and after the Effective
Date:

  (A) the interest on such date of the Corporation and any of its subsidiaries in any of the following Persons or any of their respective subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) (the "PCS Group Companies") and the corresponding interests in their respective assets and liabilities and the businesses conducted by such entities: SWV Six, Inc. (fka TCI Spectrum Holdings, Inc.); SWV One, Inc. (fka Com Telephony Services, Inc.); SWV Two, Inc. (fka Comcast Telephony Services, Inc.); SWV Three, Inc. (fka Cox Telephony Partners, Inc.); SWV Four, Inc. (fka Cox Communications Wireless, Inc.); Comcast Telephony Services; Cox Telephony Partnership; Sprint Enterprises, L.P.; MinorCo, L.P.; Sprint Spectrum Holding Company, L.P.; American PCS, L.P.; Cox Communications PCS, L.P.; NewTelco, L.P.; Sprint Spectrum L.P.; American Personal Communications Holdings, Inc.; American PCS Communications, LLC; APC PCS, LLC; APC Realty and Equipment Company, LLC; Sprint Spectrum Finance Corporation; Sprint Spectrum Equipment Company, L.P.; Sprint Spectrum Realty Company, L.P.; WirelessCo, L.P.; SWV Five, Inc. (fka TCI Philadelphia Holdings, Inc.); PhillieCo Partners I, L.P.; PhillieCo Partners II, L.P.; PhillieCo Sub, L.P.; PhillieCo., L.P.; PhillieCo Equipment & Realty Company, L.P.; SprintCom, Inc.; SprintCom Equipment Company L.P.; PCS Leasing Co., L.P.; Cox PCS Assets, L.L.C.; and Cox PCS License, L.L.C.;

  (B) all assets and liabilities of the Corporation and its subsidiaries attributed by the Board of Directors to the PCS
Group, whether or not such assets or liabilities are or were also assets or liabilities of any of the PCS Group Companies;

  (C) all properties and assets transferred to the PCS Group from the Sprint FON Group (other than a transaction pursuant to paragraph (D) of this definition) after the Effective Date pursuant to transactions in the ordinary course of business of both the Sprint FON Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIXTH;

  (D)  all  properties and assets transferred to  the  PCS  Group from  the Sprint FON Group in connection with an increase in  the
Number  Of  Shares  Issuable  With  Respect  To  The  FON   Group
Intergroup Interest; and

  (E) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside of the ordinary course of business and attributed to the PCS Group, as determined by the Board of Directors as contemplated by Section 9.1(A) of ARTICLE SIXTH; provided that

  (1) from and after the payment date of any dividend or other distribution with respect to shares of PCS Stock (other than a dividend or other distribution payable in shares of PCS Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable In Respect Of The FON Group Intergroup Interest," or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in clause (2) of this proviso), the PCS Group shall no longer include an amount of assets or properties previously attributed to the PCS Group of the same kind as so paid in such dividend or other distribution with respect of shares of PCS Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of PCS Stock declared multiplied by (b) a fraction the numerator of which is equal to the FON Group Intergroup Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding PCS Fraction in effect on the record date for such dividend or distribution (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the Sprint FON Group in accordance with the definition of "Sprint FON Group"), and

  (2) if the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIXTH (other than PCS Stock), there shall be excluded from the PCS Group an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Stock multiplied by the fraction specified in clause 1(b) of this proviso (determined as of the record date for such distribution) (and such interest in the PCS Group shall be attributed to the Sprint FON Group) and, to the extent interest is or dividends are paid on the securities so distributed, the PCS Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the PCS Group deemed held by the Sprint FON Group if the securities equivalent to such interest were outstanding (and in such eventuality such assets as are no longer included in the PCS Group shall be attributed to the Sprint FON Group in accordance with the definition of "Sprint FON Group").

The Corporation may also, to the extent a dividend or distribution on the PCS Stock has been paid in Convertible Securities that are convertible into or exchangeable or exercisable for PCS Stock, cause such Convertible Securities as are deemed to be held by the Sprint FON Group in accordance with the third-to-last sentence of the definition of "Sprint FON Group" and clause (2) of the proviso to the immediately preceding sentence to be deemed to be converted, exchanged or exercised as provided in the penultimate sentence of the definition of "Sprint FON Group," in which case such Convertible Securities shall no longer be deemed to be held by the Sprint FON Group.

  "PCS  Group  Disposition Date" has the  meaning  set  forth  in
Section 7.1(A) of ARTICLE SIXTH.

  "PCS  Group  Subsidiary" has the meaning set forth  in  Section
7.2 of ARTICLE SIXTH.

  "PCS   IPO"  means  the  initial  primary  underwritten  public
offering of Series 1 PCS Stock conducted by the Corporation.

  "PCS IPO Price" means the initial price per share at which shares of Series 1 PCS Stock are purchased by the public in the PCS IPO.

  "PCS  IPO  Pricing Date" means the date on which  the  PCS  IPO
Price is determined.

  "PCS  Per Share Vote" has the meaning set forth in Section  3.2 of ARTICLE SIXTH.

  "PCS Preferred Stock" means Preferred Stock to the extent attributed to the PCS Group in accordance with ARTICLE SIXTH,
Section 13.

  "PCS Ratio" means the ratio of the Average Trading Price of one share of Series 1 PCS Stock to the Average Trading Price of one share of Series 1 FON Stock determined, in each such case, as of the 21st Trading Day following the commencement of regular way trading of both the Series 1 PCS Stock and the Series 1 FON Stock, provided that for purposes of any vote of stockholders of the Corporation for which the record date for determining the stockholders entitled to vote occurs prior to such 21st Trading Day, such ratio will be determined by the Board of Directors based on the relative market values of the Series 1 FON Stock and the Series 1 PCS Stock.

  "PCS  Stock"  means the Series 1 PCS Stock, the  Series  2  PCS
Stock and the Series 3 PCS Stock.

  "Per Class A FON Share Basis" means, with respect to Old Class A Common Stock or Class A Common Stock-Series DT, an amount per share equal to (X? Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The
FON Group or the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group, respectively, "Y" equals the number of shares outstanding of Old Class A Common Stock or Class A Common Stock-Series DT, respectively, and "Z" equals the per share number of votes or dividend amount, redemption amount or other payment paid to the class or series of FON Stock to which the Old Class A Common Stock or Class A Common Stock-Series DT is being compared.

  "Per Class A PCS Share Basis" means, with respect to Old Class A Common Stock or Class A Common Stock-Series DT, an amount per share equal to (X? Y) x Z, where "X" equals the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The
PCS Group or the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group, respectively, "Y" equals the number of shares outstanding of Old Class A Common Stock or Class A Common Stock-Series DT, respectively, and "Z" equals the per share number of votes or dividend amount, redemption amount or other payment paid to the class or series of PCS Stock to which the Old Class A Common Stock or Class A Common Stock-Series DT is being compared.

  "Percentage Ownership Interest" means, with respect to any Person, that percentage of the Voting Power of this Corporation represented by Votes associated with the Voting Securities of this Corporation owned of record by such Person or by its nominees.

  "Person" means an individual, a partnership, an association, a joint venture, a corporation, a business, a trust, any entity organized or existing under Applicable Law, an unincorporated organization or any Governmental Authority.

  "Preferred Stock" has the meaning set forth in Section 1 of ARTICLE SIXTH.

  "Preferred Stock Director" has the meaning set forth in ARTICLE FIFTH of these Articles of Incorporation.

  "Proceeding" means any action, litigation, suit, proceeding or formal investigation or review of any nature, civil, criminal, regulatory or otherwise, before any Governmental Authority.

  "Publicly Traded" with respect to any security means (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or quoted in the National Association of Securities Dealers Automation Quotation System (or any successor system).

  "Qualified Joint Venture" has the meaning set forth in  Article
I of the Investment Agreement.

  "Qualified Stock Purchaser" means a Person that (a) FT and DT reasonably believe has the legal and financial ability to purchase shares of Class A Stock from this Corporation in accordance with Article VI of the Stockholders' Agreement and
(b)would not be a Major Competitor of this Corporation or of the Joint Venture immediately following such purchase.

  "Qualified  Stock  Purchaser  Standstill  Agreement"  has   the
meaning set forth in the Standstill Agreement.

  "Qualified Subsidiary" has the meaning set forth in the Investment Agreement.

  "Qualified Subsidiary Standstill Agreement" has the meaning set forth in the Investment Agreement.

  "Recapitalization" means the reclassification of, among other things, certain outstanding shares of Sprint capital stock to be effected pursuant to the terms set forth in the Restructuring
Agreement and the FT/DT Restructuring Agreement.

  "Redemption Date" means the date fixed by the Board of Directors for the redemption of (i) any shares of capital stock of this Corporation pursuant to ARTICLE SIXTH, Section 2.2 or
(ii) shares of PCS Stock as shall be set forth in the notice to holders of shares of PCS Stock and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of PCS Stock required pursuant to ARTICLE SIXTH, Section 7.4.

  "Redemption Securities" means any debt or equity securities of this Corporation, any of its Subsidiaries, or any combination thereof having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price pursuant to Section 2.2(b) of ARTICLE SIXTH of these Articles of Incorporation, in the opinion of an investment banking firm of recognized national standing selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to this Corporation), have a Market Price, at the time notice of redemption is given pursuant to Section 2.2(d) of ARTICLE SIXTH of these Articles of Incorporation, at least equal to the redemption price required to be paid by such Section 2.2(a).

  "Reduced Par Value Amount" means, at any time and only with respect to either the Old Class A Common Stock or the Class A Common Stock-Series DT following an issuance of FON Stock and/or PCS Stock in accordance with ARTICLE SIXTH, Sections 1.2(c) or
(d), the amount resulting from (X - Y) ? Z, where

  "X" equals Z times the par value per share of either the Old Class A Common Stock or the Class A Common Stock-Series DT, as applicable, immediately prior to an issuance of shares of FON Stock and/or PCS Stock in accordance with ARTICLE SIXTH, Sections 1.2(c) or (d),

  "Y" equals the number of shares of FON Stock and/or PCS Stock issued in accordance with ARTICLE SIXTH, Sections 1.2(c) or (d) times the par value of such shares so issued, and

  "Z"  equals  the aggregate outstanding shares of  Old  Class  A
Common   Stock  or  the  Class  A  Common  Stock-Series  DT,   as
applicable.

  "Registration Rights Agreement" means the Amended and  Restated
Registration Rights Agreement, dated as of   November  23,  1998,
among FT, DT and this Corporation, as amended from time to time.

  "Related Business Transaction" means any Disposition of all or substantially all the properties and assets attributed to the PCS Group in a transaction or series of related transactions that result in the Corporation receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Business Group prior to such Disposition.

  "Restructuring  Agreement" means the Restructuring  and  Merger
Agreement  dated as of May 26, 1998, by and among  certain  Cable
Holders, this Corporation and the other parties listed therein, as amended or supplemented from time to time.

  "Restructuring Closing Date" means the Closing Date, as such term is defined in the Restructuring Agreement.

  "Rights Agreement" means the Rights Agreement, dated as of November 23, 1998, between this Corporation and UMB Bank, N.A., as amended or supplemented from time to time.

  "Section 310" has the meaning set forth in Section 2(a) of ARTICLE FIFTH of these Articles of Incorporation.

  "Series 1 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

  "Series 1 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

  "Series 2 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

  "Series 2 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

  "Series 3 FON Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

  "Series 3 PCS Stock" has the meaning set forth in the "Designation" column in Section 1 of ARTICLE SIXTH.

  "Shares" means (a) shares of Class A Stock, Non-Class A Common Stock, Preferred Stock or any other Voting Securities of this Corporation, (b) securities of this Corporation convertible into Voting Securities of this Corporation and (c) options, warrants or other rights to acquire such Voting Securities, but in the case of clause (c) excluding any rights of the Class A Holders or FT and DT to acquire Voting Securities of this Corporation pursuant to the FT/DT Restructuring Agreement, the Purchase
Rights Agreement (as defined in the FT/DT Restructuring Agreement) and the Stockholders' Agreement (but not excluding any Voting Securities received upon the exercise of such rights).

  "Shares Issuable With Respect To The Class A Equity Interest In The FON Group" means, at any time, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group.

  "Shares Issuable With Respect To The Class A Equity Interest In The PCS Group" means, at any time, the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group.

  "Spin-off"  means  any spin-off or other pro rata  distribution
of   equity  interests  of  a  wholly-owned  direct  or  indirect
Subsidiary of this Corporation to the stockholders of this Corporation.

  "Sprint FON Group" means, as of any date from and after the Effective Date:

  (A) the interest of the Corporation or any of its subsidiaries on such date in all of the assets, liabilities and businesses of the Corporation or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed in accordance with this Section 10 to the PCS Group;

  (B) a proportionate undivided interest in each and every business, asset and liability attributed to the PCS Group equal to the FON Group Intergroup Interest Fraction as of such date;

  (C) all properties and assets transferred to the Sprint FON Group from the PCS Group (other than pursuant to paragraph (D) or (F) of this definition) after the Effective Date pursuant to transactions in the ordinary course of business of both the Sprint FON Group and the PCS Group or otherwise as the Board of Directors may have directed as permitted by this ARTICLE SIXTH;

  (D)  all  properties and assets transferred to the  Sprint  FON
Group  from the PCS Group in connection with a reduction  of  the
Number  Of  Shares  Issuable  With  Respect  To  The  FON   Group
Intergroup Interest;

  (E) the interest of the Corporation or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Corporation or any of its subsidiaries outside the ordinary course of business and attributed to the Sprint FON Group, as determined by the Board of Directors as contemplated by Section 9.1(A) of ARTICLE SIXTH; and

  (F) from and after the payment date of any dividend or other distribution with respect to shares of PCS Stock (other than a dividend or other distribution payable in shares of PCS Stock, with respect to which adjustment shall be made as provided in the definition of "Number Of Shares Issuable With Respect Of The FON Group Intergroup Interest," or in securities of the Corporation attributed to the PCS Group, for which provision shall be made as set forth in the third to last sentence of this definition), an amount of assets or properties previously attributed to the PCS Group of the same kind as were paid in such dividend or other distribution with respect to shares of PCS Stock and Class A Common Stock (with respect to Shares Issuable With Respect To The Class A Equity Interest In The PCS Group) as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of such dividend  or  distribution to holders  of  shares  of  PCS  Stock declared on a per share basis multiplied by (2) the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest (determined as of the record date for such dividend or distribution);

provided that from and after any transfer of any assets or properties from the Sprint FON Group to the PCS Group, the Sprint FON Group shall no longer include such assets or properties so transferred (other than as reflected in respect of such a transfer by the FON Group Intergroup Interest Fraction, as provided by paragraph (B) of this definition).

  If the Corporation shall pay a dividend or make some other distribution with respect to shares of PCS Stock payable in securities of the Corporation that are attributed to the PCS Group for purposes of this ARTICLE SIXTH (other than PCS Stock), the Sprint FON Group shall be deemed to hold an interest in the PCS Group equivalent to the number or amount of such securities that is equal to the product of the number or amount of securities so distributed to holders of PCS Stock on a per share basis multiplied by the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest (determined as of the record date for such distribution) and, to the extent interest is or dividends are paid on the securities so distributed, the Sprint FON Group shall include, and there shall be transferred thereto out of the PCS Group, a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of such securities so deemed to be held by the Sprint FON Group if such securities were outstanding.

  The Corporation may also, to the extent the securities so paid as a dividend or other distribution to the holders of PCS Stock are Convertible Securities and at the time are convertible into or exchangeable or exercisable for shares of PCS Stock, treat such Convertible Securities as are so deemed to be held by the Sprint FON Group to be deemed to be converted, exchanged or exercised, and shall do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, the Sprint FON Group shall then no longer include an amount of the kind of properties or assets required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and such properties or assets shall be attributed to the PCS Group)), in which case, from and after such time, the securities into or for which such Convertible Securities so deemed to be held by the Sprint FON Group were so considered converted, exchanged or exercised shall be deemed held by the Sprint FON Group (as provided in clause (3) of paragraph (C) of the definition of "Number Of Shares Issuable With Respect To The FON Group Intergroup Interest") and such Convertible Securities shall no longer be deemed to be held by the Sprint FON Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities so deemed to be held by the Sprint FON Group and the properties or assets, if any, to be attributed to the PCS Group in consideration of such conversion, exchange or exercise (if any) shall be filed in the records of the actions of the Board of Directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

  "Sprint  Party" has the meaning set forth in the Joint  Venture
Agreement.

  "Sprint Sub" means Sprint Global Venture, Inc.

  "Standstill   Agreement"  means  the   Amended   and   Restated
Standstill Agreement, dated as of November 23, 1998, among FT, DT and this Corporation, as amended or supplemented from time to time.

  "Stockholders'  Agreement"  means  the  Amended  and   Restated
Stockholders' Agreement, dated as of November 23, 1998, among FT,
DT and this Corporation (and all exhibits thereto), as amended or supplemented from time to time.

  "Strategic  Investor"  has  the  meaning  set  forth   in   the
Investment Agreement.

  "Strategic Merger" means a merger or other business combination involving this Corporation (a) in which the Class A Holders are entitled to retain or receive, as the case may be, voting equity securities of the surviving parent entity in exchange for or in respect of (by conversion or otherwise) such Class A Stock, with an aggregate Fair Market Value equal to at least 75% of the sum of (i) the Fair Market Value of all consideration which such Class A Holders have a right to receive with respect to such merger or other business combination, and
(ii) if this Corporation is the surviving parent entity, the Fair Market Value of the equity securities of the surviving parent entity which the Class A Holders are entitled to retain, (b) immediately after which the surviving parent entity is an entity whose voting equity securities are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act or which otherwise has any class or series of its voting equity securities held by at least 500 holders and (c) immediately after which no Person or Group (other than the Class A Holders) owns Voting Securities of such surviving parent entity with Votes equal to more than 35 percent of the Voting Power of such surviving parent entity.

  "Subsidiary" means, with respect to any Person (the "Parent"), any other Person in which the Parent, one or more direct or indirect Subsidiaries of the Parent, or the Parent and one or more of its direct or indirect Subsidiaries (a) have the ability, through ownership of securities individually or as a group, ordinarily, in the absence of contingencies, to elect a majority of the directors (or individuals performing similar functions) of such other Person, and (b) own more than 50% of the equity interests, provided that Atlas shall be deemed to be a Subsidiary of each of FT and DT.

  "Supervoting Powers" means, as to the capital stock and debt securities of this Corporation:

  (a) FON Stock entitled to more than one Vote per share (other than pursuant to the Rights Agreement and ARTICLE SIXTH, Section
7.5(d));

  (b) PCS Stock entitled to a number of Votes per share greater than the PCS Per Share Vote of the Series 3 PCS Stock measured as of the same record date in accordance with Section 3.2 of ARTICLE SIXTH (other than pursuant to the Rights Agreement and ARTICLE SIXTH, Section 7.5(d)); or

  (c) Voting Securities of this Corporation other than Non-Class A Common Stock entitled to a number of Votes per share or unit, as the case may be and measured as of the same record date, greater than both (x) the quotient of (i) the price per share or unit, as the case may be, at which such security will be issued by this Corporation divided by (ii) the Market Price per share of Series 1 FON Stock on the date of issuance of such Voting Securities and (y) the quotient of (i) the price per share or unit, as the case may be, at which such security will be issued by this Corporation divided by (ii) the Market Price per share of Series 1 PCS Stock on the date of issuance of such Voting Securities (other than pursuant to the Rights Agreement and ARTICLE SIXTH, Section 7.5(d)).

  "Tie-Breaking  Vote"  has  the meaning  set  forth  in  Section
18.1(a) of the Joint Venture Agreement, and shall include any successor provision thereto.

  "Total Market Capitalization" of any class or series of common stock on any date means the product of (i) the Market Value of one share of such class or series of common stock on such date and (ii) the number of shares of such class or series of common stock outstanding on such date.

  "Trading Day" means, with respect to any security, any day on which the principal national securities exchange on which such security is listed or admitted to trading or The Nasdaq Stock Market, if such security is listed or admitted to trading thereon, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if such security is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

  "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens, (b) any conversion or exchange of any security of this Corporation pursuant to a merger or other business combination involving this Corporation,
(c) any transfer of ownership of assets to the surviving entity in a Strategic Merger or pursuant to any other merger or other business combination not prohibited by the Class A Provisions, or
(d) any foreclosure or other execution upon any of the assets of this Corporation or any of its Subsidiaries other than foreclosures resulting from Lien Transfers.

  "Treaty Benefit" means:

  (a) the 5% rate of dividend withholding (or any successor rate applicable to non-portfolio investments);

  (b) the exemption from income tax with respect to dividends paid or profits distributed by this Corporation;

  (c) the exemption from income tax with respect to gains or profits derived from the sale, exchange, or disposal of stock in this Corporation; or

  (d) the exemption from taxes on capital with respect to stock in this Corporation;

under, in the case of (a), (b), (c) and (d) above, either (i) the relevant income tax treaty between the United States and France, in the case of FT, and the United States and Germany, in the case of DT, or (ii) any provisions of French statutory law, in the case of FT, or German statutory law, in the case of DT, which refers to, or is based on or derived from, any provision of such treaty, or

  (e) any other favorable treaty benefit or statutory benefit, that specifically requires the ownership of a certain amount of voting power or voting interest in this Corporation, under a provision of the relevant income tax treaty between the United States and France or the statutory laws of France, in the case of FT, or the relevant income tax treaty between the United States and Germany or the statutory laws of Germany, in the case DT, provided that the chief tax officer of FT or DT certifies that such benefit is reasonably expected to provide to FT or DT, as the case may be, combined tax savings in the year such certification is made and in future years of at least U.S. $15 million.

  "Venture  Interests" has the meaning set  forth  in  the  Joint
Venture Agreement.

  "Vote" means, with respect to any entity, the ability to cast a vote at a stockholders', members' or comparable meeting of such entity with respect to the election of directors, managers or other members of such entity's governing body, or the ability to cast a general partnership or comparable vote, provided that with respect to this Corporation, the term "Vote" means the ability to exercise general voting power (as opposed to the exercise of special voting or disapproval rights such as those set forth in this ARTICLE SIXTH) with respect to matters other than the election of directors at a meeting of the stockholders of this Corporation.

  "Voting Power" means, with respect to any entity as at any date, the aggregate number of Votes outstanding as at such date in respect of such entity.

  "Voting Securities" means, with respect to an entity, any capital stock or debt securities of such entity if the holders thereof are ordinarily, in the absence of contingencies, entitled to a Vote, even though the right to such Vote has been suspended by the happening of such a contingency, and in the case of this Corporation, shall include, without limitation, the Non-Class A Common Stock and the Class A Stock, but shall not include any shares issued pursuant to the Rights Agreement to the extent such issuance is caused by action of a Class A Holder.

  "Weighted  Average Price" means the weighted average  per  unit price paid by the purchasers of any capital stock, debt instrument or security of this Corporation; provided, that (i) the price paid by the purchasers of Series 2 PCS Stock and Series 3 PCS Stock acquired on the Restructuring Closing Date will be the first to be determined of the PCS IPO Price and the Average Trading Price of a share of Series 1 PCS Stock as of the 21st Trading Day following the commencement of regular way trading in connection with the Recapitalization, (ii) the original purchase price paid by the purchasers of Old Class A Common Stock shall be allocated as of the Effective Date among the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Old Class A Equity Interest In The PCS Group represented by such Old Class A Common Stock in the same proportion per share of Old Class A Common Stock as the per share reclassification and exchange of a share of Common Stock, par value $2.50 per share, outstanding immediately prior to the Recapitalization, into one share of Series 1 FON Stock and one-half of a share of Series 1 PCS Stock and (iii) the original purchase price paid by the purchasers of Class A Common Stock-Series DT shall be allocated as of the Effective Date among the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The FON Group and the Number Of Shares Issuable With Respect To The Class A-Series DT Equity Interest In The PCS Group represented by such Class A Common Stock-Series DT in the same proportion per share of Class A Common Stock as the per share reclassification and exchange of a share of Common Stock, par value $2.50 per share, outstanding immediately prior to the Recapitalization, into one share of Series 1 FON Stock and a portion of a share of Series 1 PCS Stock. In determining the price of shares of Non-Class A Common Stock or Class A Stock issued upon the conversion or exchange of securities or issued upon the exercise of options, warrants or other rights, the consideration for such shares shall be deemed to include the price paid to purchase the convertible security or the warrant, option or other right, plus any additional consideration paid upon conversion or exercise. If any portion of the price paid is not cash, the Independent Directors (acting by majority vote) shall determine in good faith the Fair Market Value of such non-cash consideration. If any new shares of Non-Class A Common Stock are issued together with other shares or securities or other assets of this Corporation for consideration which covers both the new shares and such other shares, securities or other assets, the portion of such consideration allocable to such new shares shall be determined in good faith by the Independent Directors (acting by majority vote), in each case as certified in a resolution sent to all Class A Holders or holders of Series 2 PCS Stock or Series 2 FON Stock, as the case may be.

  Section  11.  Notices.    Notwithstanding  the  provisions   of
Section 7.4, all notices to Class A Holders made by this Corporation pursuant to this ARTICLE SIXTH shall be made in writing and any such notice shall be deemed delivered when the same has been delivered in person to, or transmitted by telex or telefacsimile communication to, or seven days after it has been sent by air mail to the addresses of, all of the Class A Holders as indicated on the stock transfer books of this Corporation. Communications by telex or telefacsimile communication also shall be sent concurrently by air mail, but shall in any event be effective as stated above.

  Section 12. No Other Beneficiaries. The Class A Provisions are intended for the benefit of the Class A Holders only, and nothing in the Class A Provisions is intended or will be construed to confer upon or to give any third party or other stockholder of this Corporation any rights or remedies by virtue hereof. Any term of the Class A Provisions may be waived by the holders of at least two-thirds of the votes represented by the outstanding shares of Class A Stock, voting together as a single class.

  Section 13. General Provisions Relating to Preferred Stock

  13.1. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers (full or limited or without voting powers) designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

  13.2. Authority is hereby granted to the Board of Directors, subject to the provisions of this ARTICLE SIXTH, to create one or more series of Preferred Stock and, with respect to each series, to fix or alter as permitted by law, by resolution or resolutions providing for the issue of such series:

  (a) the number of shares to constitute such series and the distinctive designation thereof;

  (b) the dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("dividend periods") whether such dividends shall be cumulative, and if cumulative, the date or dates from which dividends shall accumulate;

  (c) whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

  (d) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

  (e) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

  (f)  the  voting power, if any, of the shares of  such  series;
and

  (g)   such   other  terms,  conditions,  special   rights   and
protective  provisions  as  the  Board  of  Directors  may   deem
advisable.

  13.3. No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any dividend period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding dividend period if all dividends were declared and paid in full.

  13.4. If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which are (i) entitled to a preference over the holders of the Corporation Common Stock upon such dissolution, and (ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

  13.5. In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in Section 13.2(c) of this ARTICLE SIXTH redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed herein or by the Board of Directors as provided in said Section 13.2(c) (the sum so payable upon any redemption of Preferred Stock being herein referred to as the "redemption price").

  13.6. Attribution of Preferred Stock to Groups. As of the Effective Date, the outstanding shares of Preferred Stock-First Series, Preferred Stock-Second Series, and Preferred Stock-Fifth Series shall be attributed entirely to the Sprint FON Group. Upon any issuance of any shares of Preferred Stock of any series after the Effective Date, the Board of Directors shall attribute for purposes of this ARTICLE SIXTH the shares so issued entirely to the Sprint FON Group or entirely to the PCS Group or partly to the Sprint FON Group and partly to the PCS Group in such proportion as the Board of Directors shall determine and, further, in case of the issuance of shares of Preferred Stock that are exchangeable or exercisable for PCS Stock, if at the time such shares of Preferred Stock are issued the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest shall be greater than zero, then the Board of Directors shall also determine what portion (which may be some, all or none) of such shares of Preferred Stock shall reduce the Number Of Shares Issuable With Respect To The FON Group Intergroup Interest, taking into consideration the use of the proceeds of such issuance of shares of Preferred Stock in the business of the Sprint FON Group or the PCS Group and any other relevant factors. Upon any redemption or repurchase of shares of Preferred Stock, the Board of Directors shall determine the proper attribution thereof in accordance with Section 9.1(D) of ARTICLE SIXTH. Notwithstanding any such attribution of shares of Preferred Stock to the Sprint FON Group or the PCS Group, any dividends or distributions or other payments which are made by the Corporation on such shares of Preferred Stock may be made, and as required by the preferences and relative, participating, optional or other special rights thereof shall be made, out of any of the properties or assets of the Corporation, regardless of the Business Group to which such properties or assets are attributed in accordance with the definitions of "Sprint FON Group" and "PCS Group" set forth in Section 10, except as otherwise provided by the resolution of the Board of Directors fixing the preferences and relative, participating, optional or other special rights of a series of Preferred Stock.

  13.7. Preferred Stock-First Series, Convertible.

  13.7.1.  Amount.    The  number of  shares  to  constitute  the
initial  series  of  Preferred Stock shall be 1,742,853  and  the
designation   thereof  shall  be  Preferred  Stock-First   Series
(hereafter "First Series").

  13.7.2. Dividends. Holders of shares of the First Series will be entitled to receive cumulative cash dividends at the quarterly rate of $.371/2 per share. All such payments will be made out of funds legally available for the payment of such dividends, when and as declared, before any distribution shall be made on the Corporation Common Stock.

  13.7.3 Conversion Rights. The holders of shares of the First Series may convert any or all of said shares into Corporation Common Stock at any time after the Effective Date on the basis of three (3) shares of Series 1 FON Stock and one and fifty one-hundredths (1.50) shares of Series 1 PCS Stock of the Corporation for each share of the First Series. Such ratio is herein referred to as the "conversion rate."

  The   conversion  rate  shall  be  subject  to  the   following
adjustments:

  A. In case the Corporation shall (i) pay a dividend in the FON Stock or the PCS Stock or (ii) subdivide the outstanding shares of FON Stock or PCS Stock into a greater number of shares of FON Stock or PCS Stock, respectively, or combine the outstanding shares of FON Stock or PCS Stock into a smaller number of shares of FON Stock or PCS Stock, respectively, the conversion rate into FON Stock or PCS Stock, as applicable, in effect immediately prior to such stock dividend, subdivision or combination shall be proportionately increased or decreased as the case may be.

  B. No such adjustment shall be required, however, if the aggregate number of shares of FON Stock or PCS Stock issued as dividends on the FON Stock or PCS Stock, respectively, since the most recent previous adjustment does not exceed 5% of the total number of shares of FON Stock or PCS Stock, respectively, outstanding; provided, however, that when the aggregate number of shares of FON Stock or PCS Stock, as applicable, issued as dividends since the most recent previous adjustment shall exceed the foregoing 5%, the conversion rate shall be increased in proportion to the same percentage or ratio that the aggregate of all such dividends in shares of FON Stock or PCS Stock, as applicable, since the most recent previous adjustment bears to the total number of shares of FON Stock or PCS Stock, as applicable, outstanding.

  C. In the event the Corporation shall fix a record date for the purpose of determining the holders of shares of Corporation Common Stock entitled to receive any dividend in Corporation Common Stock, the conversion rate or any subsequent conversion rate in effect immediately prior to the record date fixed for the determination of shareholders entitled to such dividend shall be proportionately increased (subject to the limitation of subparagraph (B) above) and such adjustment will become effective immediately after the opening of business on the day following such record date.

  D. The conversion rate shall not be adjusted by reason of: (i) the issuance of shares pursuant to options and stock purchase agreements granted or entered into with officers or employees of the Corporation; and (ii) the issuance of shares for cash or in exchange for assets or stock of another company.

  E. Any adjustment in the conversion rate as herein provided shall be to the nearest, or if there shall be no nearest, then to the next lower, one-hundredth of a share of FON Stock or PCS Stock, as applicable, and shall remain in effect until further adjustment as required hereunder.

  F. In case the Corporation shall be recapitalized, or shall be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety to any other corporation, proper provisions shall be made as a part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of the First Series at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger, or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights herein provided for.

  G. No fraction of a share of FON Stock or PCS Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the First Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Series 1 FON Stock or Series 1 PCS Stock, as applicable. For the purposes of this subparagraph, the market value of a share of Series 1 FON Stock or Series 1 PCS Stock, as applicable, shall be the last recorded sale price of such a share on the New York Stock Exchange on the day immediately preceding the date upon which such shares of such series are surrendered for conversion, or if there be no such recorded sale price on such date, the last quoted bid price per share of such Corporation Common Stock on such Exchange at the close of business on such date.

  13.7.4 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation the holders of the First Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of Corporation Common Stock, the sum of $42.50 per share if such liquidation is voluntary and the sum of $40.00 per share if such liquidation is involuntary, plus in each case any accumulated unpaid dividends. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Preferred Stock are not paid in full, the holders of the Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

  13.7.5. Redemption. The First Series may be redeemed by the Corporation, at any time or from time to time, upon at least thirty days' prior notice, at the redemption price of $42.50 per share, plus any accumulated unpaid dividends. If less than all the outstanding First Series is to be redeemed, the shares to be redeemed shall be determined in such manner as may be prescribed by the Board of Directors. Shares so redeemed shall be retired and not reissued.

  13.7.6.  Voting Rights.   Each holder of the First Series  will
be entitled to one (1) vote for each share held.

  If six quarterly dividends on any series of the Preferred Stock are in arrears, the number of directors of the Corporation shall be increased by two (2) and the holders of all the Preferred Stock voting as a class will be entitled to elect two
(2) directors until all arrears in dividends have been paid.

  Consent of the holders of at least two-thirds of the then outstanding Preferred Stock of all classes will be necessary to:
(a) authorize any stock ranking either as to payment of dividend or distribution of assets prior to the First Series or any other Preferred Stock then outstanding or (b) amend, alter, or change in any material respect prejudicial to the holders thereof the preferences of any then outstanding Preferred Stock.

  Consent of the holders of a majority of the then outstanding Preferred Stock of all classes will be necessary to: (a) increase the authorized amount of the Preferred Stock or (b) create any other class of stock ranking on a parity with the Preferred Stock.

  13.7.7. Preemptive Rights.   No holder of Preferred Stock  will
have any preemptive rights.

  13.8. Preferred Stock-Second Series, Convertible.

  13.8.1. Amount, Rank and Designation. The amount of shares to constitute the Second Series of Preferred Stock shall be 8,758,472 shares plus such an additional amount, if any, as shall be required under the Agreement and Plan of Merger between the Company and Carolina Telephone and Telegraph Company dated as of July 18, 1968. The designation thereof shall be "Preferred Stock-Second Series, Convertible" (hereinafter "Second Series"). Shares of the Second Series shall rank on a parity with shares of the First Series of the Preferred Stock as to dividends and upon liquidation and shall have a preference over the shares of the Corporation Common Stock and any other class or series of stock ranking junior to the Second Series as to dividends or upon liquidation.

  13.8.2. Dividends. Holders of shares of the Second Series will be entitled to receive cumulative cash dividends each calendar quarter payable in March, June, September and December of each year, at the rate of $.371/2 per share in each quarter.

  All such payments will be made out of funds legally available for the payment of such dividends, when and as declared by the Board of Directors of the Corporation. Before any dividends on the Corporation Common Stock or any other class or series of stock of the Corporation ranking junior to the Second Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Second Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Second Series as to dividends or upon liquidation is declared or is to be paid.

  13.8.3 Conversion Rights. The holders of shares of the Second Series may convert any or all of said shares into Corporation Common Stock at any time after the Effective Date on the basis of three and nine-one hundredths (3.09) shares of Series 1 FON Stock and one and fifty-four one hundredths (1.54) shares of Series 1 PCS Stock of the Corporation for each one share of the Second Series. Such ratios are herein referred to individually as the "FON conversion rate" and the "PCS conversion rate" and, collectively, the "conversion rates." In case of the redemption of any shares of the Second Series, such right of conversion shall cease and terminate as to the shares duly called for redemption, at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Second Series surrendered for conversion.

  The conversion rates in effect at any time shall be subject to adjustment as follows:

  A. In case the Corporation shall (i) declare a dividend on its Corporation Common Stock in shares of its capital stock, (ii) subdivide its outstanding shares of Corporation Common Stock,
(iii) combine its outstanding shares of Corporation Common Stock into a smaller number of shares, or (iv) issue any shares by reclassification of its shares of Corporation Common Stock (including any reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the conversion rates in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of the Second Series surrendered for conversion after such time shall be entitled to receive the number of shares which he would have owned or have been entitled to receive had such shares of the Second Series been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

  B. In case the Corporation shall fix a record date for the issuance of rights or warrants to all holders of its FON Stock or to all holders of its PCS Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase shares of FON Stock or PCS Stock, as the case may be, at a price per share less than the current market price per share of such FON Stock or PCS Stock (as defined in Paragraph D below) on such record date, the applicable conversion rate after such record date shall be determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of FON Stock or PCS Stock, as the case may be, outstanding on such record date plus the number of additional shares of FON Stock or PCS Stock, as applicable, to be offered for subscription or purchase, and of which the denominator shall be the number of shares of FON Stock or PCS Stock, as the case may be, outstanding on such record date plus the number of shares of FON Stock or PCS Stock, as applicable, which the aggregate offering price (without deduction for expenses or commissions of any kind) of the total number of shares so to be offered would purchase at such current market price. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the conversion rate shall again be adjusted to be the applicable conversion rate which would then be in effect if such record date had not been fixed.

  C. In case the Corporation shall fix a record date for the making of a distribution to all holders of its FON Stock or PCS Stock, as applicable, (including any such distribution made in connection with a consolidation or merger in which the
Corporation is the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in, or distributions of, cash) or subscription rights or warrants
(excluding those referred to in Paragraph B above), the FON conversion rate or the PCS conversion rate, as applicable, after such record date shall be determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share (as defined in Paragraph D below) of FON Stock or PCS Stock, as the case may be, on such record date, and of which the denominator shall be such current market price per share of FON Stock or PCS Stock, as applicable, less the fair market value (as determined by the Board of Directors whose determination shall be conclusive, and described in a statement filed with the transfer agent or agents for the Second Series and with the principal office of the Corporation) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of FON Stock or PCS Stock, as applicable. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the applicable conversion rate shall again be adjusted to the conversion rate which would then be in effect if such record date had not been fixed.

  D. For the purpose of any computation under Paragraphs B and C above, the current market price per share of FON Stock or PCS Stock on any record date shall be deemed to be the average of the daily closing prices of a share of FON Stock or PCS Stock, respectively, for the 30 consecutive business days commencing 45 business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the mean between the closing bid and asked prices regular way, in either case on the New York Stock Exchange.

  E.  The  conversion rates shall not be adjusted by  reason  of:
(i) the issuance of shares pursuant to options and stock purchase agreements granted or entered into with officers or employees of the Corporation; and (ii) the issuance of shares for cash (except as provided in Paragraph B above) or in exchange for assets or stock of another company.

  F. Any adjustment in the conversion rates as herein provided shall be to the nearest, or if there shall be no nearest, then to the next lower, one-hundredth of a share of Corporation Common Stock, and shall remain in effect until further adjustment as required hereunder.

  G. In case the Corporation shall be recapitalized, or shall be consolidated with or merged into, or shall sell or transfer its property and assets as, or substantially as, an entirety to any other corporation, proper provisions shall be made as a part of the terms of such recapitalization, consolidation, merger, sale or transfer whereby the holder of any shares of the Second Series at the time outstanding immediately prior to such event shall thereafter be entitled to such conversion rights, with respect to securities of the Corporation resulting from such recapitalization, consolidation or merger or to which such sale or transfer shall be made, as shall be substantially equivalent to the conversion rights herein provided for.

  H. No fraction of a share of Corporation Common Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Second Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of such Corporation Common Stock. For the purposes of this subparagraph, the market value of a share of the applicable Corporation Common Stock shall be the last recorded sale price of such a share on the New York Stock Exchange for such stock on the day immediately preceding the date upon which such shares of such series are surrendered for conversion, or if there be no such recorded sale price on such day, the last quoted bid price per share of the applicable Corporation Common Stock on such Exchange at the close of business on such date.

  I. Whenever there shall be an adjustment in the conversion rates as provided by the foregoing, the Corporation will file with each transfer agent for shares of the Second Series a certificate signed by the President or the chief financial or accounting officer of the Corporation, setting forth in reasonable detail the calculation of the adjustment, and shall mail to each holder of record thereof, a notice describing the adjustment and stating the applicable record or effective date therefor, at least 20 days prior thereto.

  13.8.4. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation the holders of the Second Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of the Corporation Common Stock or any other class or series of stock ranking junior to the Second Series either as to dividends or upon liquidation, the sum of $35.42 per share if such liquidation is voluntary and the sum of $33.33 per share if such liquidation is involuntary, plus in each case any accumulated unpaid dividends (whether or not declared), to the end of the current quarterly dividend period in which the payment is made. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Second Series and any other series of Preferred Stock which ranks on a parity with the Second Series are not paid in full, the holders of the Second Series and such parity Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.

  13.8.5. Redemption. Subject to the provisions herein and in the charter contained, the Second Series may be redeemed by the Corporation, at any time or from time to time, upon at least thirty days' prior notice, at the redemption price of $50.00 per share, plus any accumulated unpaid dividends (whether or not declared), to the end of the current quarterly dividend period in which the payment is made. If less than all the outstanding Second Series is to be redeemed, the shares to be redeemed shall be selected by lot, in such equitable manner as may be prescribed by the Board of Directors. Shares so redeemed shall be retired and not reissued.

  13.8.6.    Reservation  of Shares.   The Corporation  shall  at
all times keep available and reserved the number of shares of its
Corporation   Common  Stock  required  for  conversion   of   the
outstanding and any reserved shares of the Second Series.

  13.8.7. Certain Protective Provisions. If at any time the full cumulative dividends on shares of the Second Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any other class or series of stock of the Corporation ranking junior to the Second Series whether as to dividends or upon liquidation; (b) will not redeem, purchase or otherwise  acquire,  or  permit any  subsidiary  to  purchase  or otherwise acquire, any shares of any junior class or series if the Corporation shall be in default with respect to any dividend payable on shares of the Second Series, provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of stock of any junior class; and (c) will not redeem pursuant to redemption rights in the terms of such stock any stock ranking on a parity with the Second Series unless at the same time it redeems all the shares of the Second Series.

  Unless the consent of all or a greater number of such shares is required by law, the consent of the holders of at least two-thirds (2/3) of the then outstanding shares of the Second Series shall be necessary in order to liquidate or dissolve the Corporation voluntarily or by any other means involving the vote or consent of any stockholders of the Corporation.

  Unless the consent of all or a greater number of such shares is required by law, consent of the holders of at least two-thirds (2/3) of the then outstanding aggregate number of shares of the Second Series and each other series of the Preferred Stock whose terms provide for such consent, taken together, will be necessary to: (a) authorize (by whatever means) any stock ranking either as to payment of dividends or distribution of assets prior to the Second Series or any other Preferred Stock then outstanding; or
(b) authorize any merger or consolidation (or transfer of all or substantially all of the assets of the Corporation in a transaction contemplating in substance and effect the exchange of shares of the Preferred Stock for stock of another corporation) unless the surviving, resulting or other corporation in such transaction shall have authorized no stock ranking prior to the Preferred Stock as to dividends or upon liquidation (unless such stock is a stock substantially the same as, and to be exchanged for, stock of the Corporation previously authorized pursuant to the preceding clause (a)); or (c) amend, alter, or change in any material respect adverse to the holders thereof the preferences of any then outstanding Preferred Stock; provided that in case of any such action described in the preceding clauses (a), (b) and
(c) which, in any material respect, is adverse to the Second Series as a series and is not a term generally applicable to and with the same relative effect upon all series, the consent of the holders of two-thirds (2/3) of the then outstanding shares of the Second Series will be required.

  Unless the consent of all or a greater number of such shares is required by law, consent of the holders of a majority of the then outstanding aggregate number of shares of the Second Series and each other series of the Preferred Stock whose terms provide for such consent, taken together, will be necessary to: (a) increase the authorized amount of the Preferred Stock; (b) authorize any merger or consolidation (or transfer of all or substantially all the assets of the Corporation to another corporation contemplating in substance and effect the exchange of shares of the Preferred Stock for stock of another corporation) unless the surviving, resulting or other corporation in such transaction shall have no greater authorized amount of stock ranking on a parity with the Preferred Stock as to payment of dividends or upon liquidation than was authorized by the Corporation immediately prior to such transaction; or (c) create any other class of stock ranking on a parity with the Preferred Stock as to dividends or upon liquidation.

  13.8.8. Voting Rights. Each holder of the Second Series will be entitled to one (1) vote for each share held, and, in addition to the other class and series voting rights of the shares of the Second Series, shall have general voting power, share for share, with the Common Stock of the Corporation and any other shares having general voting power.

  If six quarterly dividends on any series of the Preferred Stock are in arrears, the number of directors of the Corporation shall be increased by two (2) and the holders of all the Preferred Stock voting as a class will be entitled to elect two
(2) directors until all arrears in dividends have been paid. The Corporation will promptly take all such action as shall be necessary to permit such election to occur promptly after such arrearage occurs.

  13.9.   Preferred Stock-Fifth Series.

  13.9.1. Designation; Number of Shares; Stated Value. The Series shall be designated as Preferred Stock-Fifth Series (the "Fifth Series") and shall consist of ninety-five (95) shares. The shares of such series are hereinafter sometimes called the "Fifth Series Shares." The stated value of the Fifth Series Shares shall be One Hundred Thousand Dollars ($100,000) per share.

  13.9.2. Dividends. The rate of dividends upon the Fifth Series Shares (which shall be cumulative from the date of issue) and the time of payment thereof shall be 6.00% of the stated value per share per annum, payable quarterly on the last days of January, April, July and October in each year.

  13.9.3.    Rank.    The Fifth Series Shares  shall  rank  on  a
parity with shares of the First Series and Second Series of the Preferred Stock as to dividends and upon liquidation.

  13.9.4. Voting Rights. Holders of Fifth Series Shares will be entitled to one vote for each share held and will be entitled to exercise such voting rights together with the holders of Corporation Common Stock of the Corporation, without distinction as to class. If no dividends or less than full cumulative dividends on the Fifth Series Shares shall have been paid for each of four consecutive dividend periods, or if arrearages in the payment of dividends on the Fifth Series Shares shall have cumulated to an amount equal to full cumulative dividends on the Fifth Series Shares for six quarterly dividend periods, the holders of the Fifth Series Shares shall, at all meetings held for the election of Directors until full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period on the Fifth Series Shares shall have been paid or declared and set apart for payment, possess voting power, acting alone, to elect the smallest number constituting a majority of the Directors then to be elected. The Corporation will promptly take all such action as shall be necessary to permit such election to occur promptly after such arrearage occurs.
  13.9.5. Non-Convertible. The Fifth Series Shares shall not be convertible into or exchangeable for stock of any other class or classes of the Corporation.

  13.9.6. Repurchase by the Corporation. Upon six months' prior written notice, the holders of the Fifth Series Shares may tender all and not less than all of the Fifth Series Shares to the Corporation for purchase at a price per share equal to the stated value of One Hundred Thousand Dollars ($100,000) per share plus accrued dividends to the date of repurchase by the Corporation (the Purchase Price). Upon such proper tender of all shares of the Fifth Series Shares by the holders, the Corporation shall purchase the Fifth Series Shares at the Purchase Price.

  13.9.7. Tender Procedures. The Fifth Series Shares will not be deemed tendered unless and until the certificate or certificates therefor have been received by the Corporation or the bank or trust company designated for the purpose and, if payment upon acceptance of tender thereof is to be made other than to the record holders, such certificate or certificates have been duly endorsed and are in proper form for transfer, with all transfer taxes due in respect thereof paid or provided for.

  13.9.8. Redemption. If the holders have not theretofore tendered the Fifth Series Shares to the Corporation for purchase pursuant to paragraphs 6 and 7 hereof by March 14, 2003, then the Corporation shall redeem all of the outstanding Fifth Series Shares at the Purchase Price on a date set forth in written notice  to  the  holders as the redemption date  (the  Redemption
Date). The Corporation shall give notice of such redemption not less than thirty (30) days prior to the Redemption Date, by mail to the holders of record of the outstanding shares at their respective addresses then appearing on the books of the
Corporation. At any time before the Redemption Date, the Corporation may deposit in trust the funds necessary for such redemption with a bank or trust company to be designated in the notice of redemption, doing business in the City of Chicago and State of Illinois or in the City and State of New York, and having capital, surplus and undivided profits aggregating $25,000,000. In the event such deposit is made so that the deposited funds shall be forthwith available to the holders of the shares to be redeemed upon surrender of the certificates evidencing such shares, then, upon the giving of the notice of such redemption, as hereinabove provided, or upon the earlier delivery to such bank or trust company of irrevocable authorization and direction so to give such notice, all shares with respect to the redemption of which such deposit shall have been made and the giving of such notice effected shall, whether or not the certificates for such shares shall be surrendered for cancellation, be deemed to be no longer outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the time of such deposit, the amount payable upon the redemption thereof, without interest.

  13.9.9. Cancelled Shares. The Fifth Series Shares, purchased upon tender or redeemed as herein provided, shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same or any theretofore outstanding series.

  13.9.10. Default. Default by the Corporation in complying with the provisions of paragraph 6 or 8 hereof shall preclude the declaration or the payment of dividends or the making of any other distribution whatsoever upon the Corporation Common Stock (other than a distribution in shares of its Corporation Common Stock) until the Corporation shall have cured such default by depositing the funds necessary therefor in the manner and upon the terms herein provided. The holders of the Fifth Series Shares shall not be entitled to apply to any court of law or equity for a money judgment or remedy on account of any such default other than to restrain the Corporation from the actions specified above upon the Corporation Common Stock until such default shall have been cured.

  13.9.11.     Liquidation  Rights.    In  the   event   of   any
liquidation, dissolution or winding up of the Corporation the holders of the Fifth Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of Corporation Common Stock, the sum of $100,000 per share, plus an amount equal to cumulative dividends accrued and unpaid thereon to the date of distribution to holders of the Fifth Series. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Fifth Series and any other series of Preferred Stock which ranks on a parity with the Fifth Series are not paid in full, the holders of the Fifth Series and such parity Preferred Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled.


                  PREFERRED STOCK-SIXTH SERIES

          (1) Designation and Amount. The shares of such Series shall be designated as "Preferred Stock-Sixth Series, Junior Participating" (hereafter "Sixth Series") and the number of shares constituting such series shall be one million five hundred thousand (1,500,000).

          (2)  Dividends.

               (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock of the Corporation ("Preferred Stock"), or any similar stock ranking prior and superior to the shares of the Sixth Series with respect to dividends, the holders of shares of the Sixth Series, in preference to the holders of Common Stock and any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of the Sixth Series (collectively with such Common Stock, "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) the product of the FON Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the FON Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of FON Group Common Stock, or a subdivision of the outstanding shares of FON Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the FON Group Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Sixth Series.

               (B) As used herein, the FON Group Multiple shall initially be 1,000. In the event the Corporation shall (i) declare any dividend on FON Group Common Stock payable in shares of such stock, (ii) subdivide the outstanding FON Group Common Stock, or (iii) combine the outstanding FON Group Common Stock into a smaller number of shares, then in each such case the FON Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of FON Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of FON Group Common Stock that were outstanding immediately prior to such event.

               (C) The Corporation shall declare a dividend or distribution on the Sixth Series as provided above in paragraph (A) of this Section (2) immediately after it declares a dividend or distribution on the FON Group Common Stock (other than a dividend payable in shares of FON Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the FON Group Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, the minimum quarterly dividend of $100.00 on the Sixth Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Sixth Series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Sixth Series, unless the date of issue of such shares of Sixth Series is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Sixth Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Sixth Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (3) Voting Rights. Except as prescribed by law and in addition to the rights provided for in ARTICLE SIXTH of the Articles of Incorporation of the Corporation, as amended, the holders of the shares of the Sixth Series shall be entitled to vote at any annual or special meeting of the stockholders of the Corporation, for each share of Sixth Series, a number of votes equal to the product of the FON Group Multiple then in effect times the highest number of votes that any share of FON Group Common Stock entitles its holder to vote at such meeting of stockholders of the Corporation. The holders of the shares of the Sixth Series shall be entitled to exercise such voting rights with the holders of Sprint Common Stock prior to the Recapitalization and Series 1 FON Stock after the Recapitalization, without distinction as to class, at any annual or special meeting of stockholders for the election of directors and on any other matter submitted to a vote of the stockholders of the Corporation at such meeting. Except as otherwise provided herein, in the Articles of Incorporation of the Corporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Sixth Series and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (4)  Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Sixth Series as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Sixth Series outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends (except  a
               dividend payable in FON Group Common Stock and/or any other Junior Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

                    (ii) declare or pay dividends on or make
               any other distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
               up) with the shares of the Sixth Series, except dividends paid ratably on the shares of the Sixth Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)  redeem  or purchase or  otherwise
               acquire for consideration any shares ranking on a parity (either as to dividends or upon dissolution, liquidation or winding up) with the shares of the Sixth Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of Junior Stock; or

                    (iv)  purchase or otherwise acquire  for
               consideration any shares of the Sixth Series, or any shares of stock ranking on a parity with the shares of the Sixth Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

          (5) Reacquired Shares. Any shares of the Sixth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

          (6)  Liquidation, Dissolution or Winding Up.

               (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Sixth Series shall be entitled to receive, in preference to the holders of Junior Stock, the greater of (a) $1,000.00 per share, plus accrued and unpaid dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share equal to the product of the FON Group Multiple then in effect times the aggregate amount to be distributed per share to holders of FON Group Common Stock.

               (B) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Sixth Series shall not receive any distributions except for distributions made ratably on the Sixth Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Sixth Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the FON Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of FON Group Common Stock is changed or exchanged.

          (8) Ranking. The shares of the Sixth Series shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The shares of the Sixth Series shall rank on a parity with the Corporation's Preferred Stock-Series Eighth, Junior Participating, as to the payment of dividends and the distribution of assets. Nothing herein shall preclude the Board of Directors of the Corporation from creating any additional series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of the Sixth Series as to the payment of dividends or distribution of assets.

          (9) Fractional Shares. Shares of the Sixth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Sixth Series.

          (10) Definitions. For purposes of this amended and restated Certificate of Designation, Preferences and Rights of Sixth Series, unless the context otherwise requires:
          (11)
               (A)   "Class  A Common Stock-Series  DT"  (i)
          prior  to  the  filing of the  Subsequent  Charter
          Amendment pursuant to K.S.A. Section 17-6003(d), shall have the meaning set forth in the Initial Charter
          Amendment, and (ii) after the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section
          17-6003(d), shall have the meaning set forth in the Subsequent Charter Amendment.

               (B)   "Common Stock" shall mean (A) if  prior
          to the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d): Sprint Common Stock, and/or Series 2 Common Stock, and/or Old
          Class A Common Stock, and/or Class A Common Stock-Series DT, and/or Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in
          each  case  as the context requires,  and  (B)  if
          after   the  filing  of  the  Subsequent   Charter
          Amendment:   Series 1 FON Stock, and/or  Series  2
          FON  Stock, and/or Series 3 FON Stock, and/or  Old
          Class A Common Stock, and/or Class A Common Stock-Series DT, and/or Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in each case as the context requires.

               (C)   "FON  Group  Common Stock"  shall  mean
          (i) if prior to the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d), Sprint Common Stock and/or Series 2 Common Stock,
          in  each case as the context requires, and (ii) if
          after   the  filing  of  the  Subsequent   Charter
          Amendment   pursuant  to  K.S.A.   Section   17-6003(d),
          Series 1 FON Stock, and/or Series 2 FON Stock, and/or Series 3 FON Stock, in each case as the context requires.

               (D)   "FON  Group  Multiple" shall  have  the
          meaning set forth in Section 2(B).

               (E)   "Initial Charter Amendment" shall  have
          the meaning set forth in the Restructuring and Merger Agreement.

               (F)  "Old Class A Common Stock" (i) prior  to
          the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d), shall have the
          meaning   set   forth  in  the   Initial   Charter
          Amendment, and (ii) after the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d), shall have the meaning set forth in the Subsequent Charter Amendment.

               (G) "Recapitalization" shall mean the reclassification of each outstanding share of Sprint Common Stock into one share of Series 1 FON Stock and one-half of a share of Series 1 PCS Stock to be effected by filing of the Subsequent Charter Amendment.

               (H) "Restructuring and Merger Agreement" shall mean that certain agreement, dated as of May 26, 1998, by and among the Corporation, Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, Cox Communications, Inc., a Delaware corporation, TCI Spectrum Holdings, Inc., a Colorado corporation, Comcast Telephony Services, a Delaware general partnership, Cox Telephony Partnership, a Delaware general partnership, Sprint Enterprises, L.P., a Delaware limited partnership, TCI Philadelphia Holdings, Inc., a Delaware corporation, Com Telephony Services, Inc., a Delaware corporation, Comcast Telephony Services, Inc., a Delaware corporation, Cox Telephony Partners, Inc., a Delaware corporation, Cox Communications Wireless, Inc., a Delaware
          corporation,   SWV   One,   Inc.,    a    Delaware
          corporation,   SWV   Two,   Inc.,    a    Delaware
          corporation,   SWV   Three,   Inc.,   a   Delaware
          corporation,   SWV   Four,   Inc.,   a    Delaware
          corporation, SWV Five, Inc., a Delaware corporation, and SWV Six, Inc., a Colorado corporation.

               (I) "Series 2 Common Stock" shall mean the Common Stock - Series 2, par value $2.50 per share, of the Corporation, which will be created by the filing of the Initial Charter Amendment.

               (J) "Series 1 FON Stock" shall mean the FON Common Stock - Series 1, par value $2.00 per share, of the Corporation, which will be created by the filing of the Subsequent Charter Amendment.

               (K) "Series 2 FON Stock" shall mean the FON Common Stock - Series 2, par value $2.00 per share, of the Corporation, which will be created by the filing of the Subsequent Charter Amendment.

               (L) "Series 3 FON Stock" shall mean the FON Common Stock - Series 3, par value $2.00 per share, of the Corporation, which will be created by the filing of the Subsequent Charter Amendment.

               (M) "Series 1 PCS Stock" shall mean the PCS Common Stock - Series 1, par value $1.00 per share, of the Corporation, which will be created by the filing of the Initial Charter Amendment.

               (N) "Series 2 PCS Stock" shall mean the PCS Common Stock - Series 2, par value $1.00 per share, of the Corporation, which will be created by the filing of the Initial Charter Amendment.

               (O) "Series 3 PCS Stock" shall mean the PCS Common Stock - Series 3, par value $1.00 per share, of the Corporation, which will be created by the filing of the Initial Charter Amendment.

               (P)   "Sprint Common Stock" shall mean Common
          Stock,   par  value  $2.50  per  share,   of   the
          Corporation,  as  provided  for  in  the   Initial
          Charter Amendment.

               (Q)   "Subsequent  Charter  Amendment"  shall
          have the meaning set forth in the Restructuring and Merger Agreement.


                  PREFERRED STOCK-SEVENTH SERIES, CONVERTIBLE

     1. Amount, Rank and Designation. The amount of shares to constitute the Seventh Series of Preferred Stock shall be 300,000 shares. The designation thereof shall be "Preferred Stock-Seventh Series, Convertible" (hereinafter "Seventh Series"). Shares of the Seventh Series shall rank junior as to dividends and upon liquidation to shares of the First Series of the Preferred Stock, Second Series of the Preferred Stock, Fifth Series of the Preferred Stock and any other Preferred Stock designated as senior to the Seventh Series as to dividends or upon liquidation, dissolution or winding up ("Senior Stock"), and shall have a preference over the shares of the Corporation Common Stock and any other class or series of Junior Stock.

     2. Dividends. Holders of record of shares of the Seventh Series will be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends ("Preferred Dividends") payable at the rate of $6.73 per share quarterly in arrears on each September 30, December 31, March 31 and June 30 (each a "Dividend Payment Date") or, if any such date is not a business day (as defined herein), the Preferred Dividends due on such Dividend Payment Date shall be paid on the next succeeding business day. The first dividend period shall be from the date of initial issuance of the Seventh Series to but excluding December 31, 1998 and the first Preferred Dividend shall be payable on the first Dividend Payment Date thereafter. Preferred Dividends on the Seventh Series shall be cumulative and shall accumulate from the date of original issuance of the Seventh Series. Preferred Dividends shall be payable to holders of record as they appear on the stock register of the Corporation, net of any amounts required to be withheld for or with respect to taxes, on such record dates, not more than 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Preferred Dividends payable on the Seventh Series for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period less than one month. Preferred Dividends shall accrue on a daily basis whether or not there are funds of the Corporation legally available for the payment of such dividends and whether or not such Preferred Dividends are declared. Accrued but unpaid Preferred Dividends shall accumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends. Before any dividends on the Corporation Common Stock or any other class or series of stock of the Corporation ranking junior to the Seventh Series as to dividends shall be paid or declared and set apart for payment, the holders of shares of the Seventh Series shall be entitled to receive the full accumulated cash dividends for all quarterly dividend periods ending on or before the date on which any dividend on any such class or series of stock ranking junior to the Seventh Series as to dividends is declared or is to be paid.

     3.   Conversion.

          (a) Each holder of shares of Seventh Series may at such holder's option at any time convert any or all of such holder's shares of Seventh Series into (i) if such holder is a Cable Holder, shares of Series 2 PCS Stock, and (ii) if such holder is not a Cable Holder, shares of Series 1 PCS Stock. All references herein to shares of Series 2 PCS Stock issuable upon conversion of shares of Seventh Series shall be deemed to refer to shares of Series 1 PCS Stock if the holder of such Seventh Series is not a Cable Holder. Such shares of Seventh Series shall be convertible into a number of fully paid and nonassessable whole shares of Series 2 PCS Stock as is equal to the aggregate Liquidation Preference of the shares of Seventh Series surrendered for conversion divided by the Initial Conversion Price (as adjusted from time to time, the "Conversion Price"). In case of the redemption of any shares of the Seventh Series, such right of conversion shall cease and terminate as to the shares duly called for redemption at the close of business on the date fixed for redemption, unless the Corporation defaults in the payment of the redemption price plus all accrued and unpaid dividends. If the Corporation defaults with respect to such payment, the right to convert the shares designated for redemption shall terminate at the close of business on the business day next preceding the date that such default is cured. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the Seventh Series surrendered for conversion.

          (b) Holders of shares of Seventh Series at the close of business on a record date for any payment of declared Preferred Dividends shall be entitled to receive the Preferred Dividends payable on those shares of Seventh Series on the corresponding Dividend Payment Date notwithstanding the conversion pursuant to this section of those shares of Seventh Series following such record date and before the close of business on such Dividend Payment Date. Except as provided in the preceding sentence, upon any conversion of shares of Seventh Series, the Corporation shall make no payment of or allowance of unpaid Preferred Dividends, whether or not in arrears, on such shares of Seventh Series, or for previously declared dividends or distributions on the shares of Series 2 PCS Stock issued upon conversion.

          (c) Conversion of shares of Seventh Series may be effected by delivering certificates evidencing such shares of Seventh Series, together with written notice of conversion stating the number of shares to be converted and a proper assignment of such certificates to the Corporation or in blank, to the office of the transfer agent for the Seventh Series or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with conversion procedures established by the Corporation. Each conversion shall be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements shall have been satisfied. The Corporation shall as promptly as practicable after any conversion pursuant to this section issue and deliver to the converting holder a certificate or certificates representing the number of whole shares of Series 2 PCS Stock into which such shares of Seventh Series were converted. Upon conversion of less than the entire number of the shares of Seventh Series represented by any certificate, the Corporation shall issue and deliver to the converting holder a new certificate representing the number of shares of Seventh Series not converted. The Corporation shall effect such conversion as soon as practicable; provided that the Corporation shall not be required to convert shares of Seventh Series, and no surrender of shares of Seventh Series shall be effective for that purpose, while the stock transfer books of the Corporation for the Series 2 PCS Stock are closed for any reason, but the surrender of shares of Seventh Series for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Seventh Series were surrendered, and at the Conversion Price in effect on the date of such surrender.

          (d) No fraction of a share of Series 2 PCS Stock shall be issued upon any conversion. In lieu of the fraction of a share to which the holder of shares of the Seventh Series surrendered for conversion would otherwise be entitled, such holder shall receive, as soon as practicable after the date of conversion, an amount in cash equal to the same fraction of the market value of a full share of Series 1 PCS Stock. For the purposes of this subparagraph, the market value of a share of Series 1 PCS Stock shall be the Closing Price of such a share on the day immediately preceding the date upon which such shares of Seventh Series are surrendered for conversion.


          (e) The Conversion Price in effect at any time shall be subject to adjustment as follows:

               (i)   If  the Corporation shall at any time  after
          the  date of this Agreement: (A) pay a dividend on  the
          PCS Stock in shares of PCS Stock, (B) subdivide the outstanding shares of PCS Stock into a greater number of shares, (C) combine the outstanding shares of PCS Stock into a smaller number of shares, (D) pay a dividend on the PCS Stock in shares of its capital stock (other than PCS Stock), or (E) issue any shares of its capital stock by reclassification of the shares of PCS Stock (other than any reclassification by way of merger or binding share exchange that is subject to
          Section 3(e)(viii)), then the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that if the holder elects to convert shares of Seventh Series after such time, the holder thereof shall be entitled to receive the aggregate number of shares of PCS Stock which, if such conversion had occurred immediately prior to such time, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. Subject to Section 3(e)(vi) for a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution, and for a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

               (ii)  If  the  Corporation shall issue  rights  or
          warrants to the holders of the PCS Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of PCS Stock (or Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the Conversion Price of the right or warrant to purchase such Convertible Securities, computed on the basis of the maximum number of shares of PCS Stock issuable upon conversion of such Convertible Securities) less than the Current Market Price per share on the Determination Date, the Conversion Price shall be adjusted by multiplying the conversion price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of PCS Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of PCS Stock so offered (or the aggregate initial conversion price of the Convertible Securities so offered, after adding thereto the aggregate conversion price of the rights or warrants to purchase such Convertible Securities) to holders of PCS Stock (and to holders of Convertible Securities referred to in the following paragraph if the distribution to which this paragraph (ii) applies is also being made to such holders) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of PCS Stock outstanding on such record date plus the number of additional shares of PCS Stock so offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible). The adjustment contemplated by this paragraph (ii) shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the close of business on such record date; however, to the extent that shares of PCS Stock (or Convertible Securities) have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, if all of the shares of PCS Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares (or Convertible Securities) actually issued upon the exercise of such rights or warrants (or the conversion of such Convertible Securities).

               For purposes of this paragraph (ii) the number  of
          shares of PCS Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (ii) is being applied) equal to or less than the Current Market Price per share of PCS Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Corporation.

               (iii) If the Corporation shall distribute to the holders of PCS Stock evidences of its indebtedness or assets or subscription rights or warrants (excluding
          (x)   dividends   or  distributions  referred   to   in
          Section 3(e)(i) and distributions of rights or warrants referred to in Section 3(e)(ii) and (y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are Extraordinary Cash Dividends), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, of which the numerator shall be the number of shares of PCS Stock outstanding on such record date multiplied by the Current Market Price on the
          Determination Date, less the fair market value (as determined by the Board of Directors of the Corporation) on such record date of the evidences of indebtedness, assets (including Extraordinary Cash Dividends), subscription rights or warrants to be distributed to the holders of PCS Stock (and to the holders of Convertible Securities referred to below if the distribution to which this paragraph (iii) applies is also being made to such holders), and of which the denominator shall be the number of shares of PCS Stock outstanding on such record date multiplied by such
          Current Market Price. For purposes of this paragraph (iii), the number of shares of PCS Stock outstanding on any record date shall be deemed to include the maximum number of shares of PCS Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph (iii) is being applied) equal to or less than the Current Market Price per share of PCS Stock on the applicable Determination Date, if all of such
          Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date.

               For  purposes of this paragraph (iii) ,  the  term
          "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the PCS Stock the amount of which, together with the aggregate amount of cash dividends on the PCS Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth below in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on the PCS Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the PCS Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment to the Conversion Price was previously made under this paragraph (iii)) equals or exceeds on a per share basis 5% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

               The adjustment pursuant to the foregoing provisions of this paragraph (iii) shall be made successively whenever any distribution to which this paragraph (iii) applies is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

               (iv) If this Section 3(e) requires adjustments to the Conversion Price under more than one of clause (D) of the first sentence of paragraph (i), paragraph (ii) or paragraph (iii), and the record dates for the distribution giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph (i), second the provisions of paragraph (iii) and, third, the provisions of paragraph (ii).

               (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this paragraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
          Section 3(e) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

               (vi) In any case in which this Section 3(e) shall require that an adjustment in the Conversion Price be made effective as of the record date for a specified event, the Corporation may elect to defer until the occurrence of such event (x) issuing to the holder of the Seventh Series the Shares, if any, issuable upon such conversion over and above the Shares, if any, issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment, if the Seventh Series is converted after such record date, and (y) paying to the holder cash or its check in lieu of any fractional interest to which the holder would be entitled pursuant to Section 3(d); provided, however, that the Corporation shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional Shares and such cash upon the occurrence of the event requiring such adjustment.

               (vii)     If the Corporation consolidates with  or
          merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another Person or the Corporation is a party to a merger or binding share exchange which reclassifies or changes its outstanding PCS Stock, or the PCS Stock is converted into another class or series of capital stock of the Corporation, the Corporation (or its successor in such transaction) or the transferee of such properties and assets shall make appropriate provision so that the holder's certificate representing shares of Seventh Series shall thereafter be convertible, upon the terms and conditions specified in the certificates, for the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of PCS Stock purchasable upon conversion of the holder's Seventh Series immediately before the effective date of such transaction (assuming, to the extent applicable, that such holder of PCS Stock failed to exercise any rights of election with respect thereto, and received per Share the kind and amount of securities, cash or other assets received per share of PCS Stock by a plurality of the nonelecting shares of PCS Stock); and in any such case, if necessary, the provisions set forth in this Section 3(e) with respect to the rights and interests thereafter of the holder of the Seventh Series shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any such other securities or assets thereafter deliverable on the conversion of the holder's Seventh Series. The subdivision or combination of the PCS Stock at any time outstanding into a greater or lesser number of shares of PCS Stock shall not be deemed to be a reclassification of the PCS Stock for the purposes of this subsection. The Corporation shall not effect any such consolidation, merger, transfer or binding share exchange unless prior to or simultaneously with the consummation thereof the successor (if other than the Corporation) resulting from such consolidation or merger or the Person purchasing such assets or other appropriate Person shall assume, by written instrument, the obligation to deliver to the holders of the Seventh Series such securities, cash or other assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase and the other obligations under this Certificate of Designations.

               The Corporation may make such reductions in the Conversion Price, in addition to those required by paragraphs (i), (ii) and (iii) of this Section 3(e), as it shall in its sole discretion determine to be advisable.

               (viii) Subject to Section 3(e)(v) and to the remaining provisions of this Section 3(e)(viii), in the event that a holder of Seventh Series would be entitled to receive upon conversion thereof pursuant to this
          Section 3(e) any Redeemable Capital Stock and the Corporation redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (such event being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of shares of Seventh Series then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares or units of such Redeemable Capital Stock, the kind and amount of shares of stock and other securities and property receivable upon the Redemption Event by a holder of the number of shares or units of such Redeemable Capital Stock into which such shares of Seventh Series could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of such Redeemable Capital Stock the kind and amount of stock and other securities and property received per share or unit by a plurality of the non-electing shares or units of such Redeemable Capital Stock), and (from and after the effective date of such Redemption Event) the holders of the Seventh Series shall have no other conversion rights under these provisions with respect to such Redeemable Capital Stock.

               Notwithstanding the foregoing, if the redemption price for the shares of such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Seventh Series shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any shares of stock (including the PCS Stock) or other securities or property other than the Redeemable Capital Stock so redeemed. The Corporation shall use all commercially reasonable efforts to ensure that the Mirror Preferred Stock Condition is satisfied. The "Mirror Preferred Stock Condition" will be satisfied in connection with a redemption of any Redeemable Capital Stock into which the Seventh Series is then convertible if appropriate provision is made so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Redemption Event for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the
          Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Liquidation Preference of a share of Seventh Series on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of
          (x)  the  product  of  the  amount  of  shares  of  the
          Redeemable Capital Stock for which each share of Seventh Series is then convertible to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Redeemable Capital Stock for the period of ten consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of stock or other securities or property (other than the Redeemable Capital Stock being redeemed) that would have been receivable by a holder of Seventh Series upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no Liquidation Preference as a result of the above formula.

               (ix) If the Corporation effects a Spin Off, the Corporation shall make appropriate provision so that the holders of the Seventh Series have the right to exchange their shares of Seventh Series on the effective date of the Spin Off for Exchange Preferred Stock of the Corporation and Mirror Preferred Stock of the issuer of the Spin Off Securities. The sum of the initial liquidation preference of the shares of
          Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Seventh Series will equal the Liquidation Preference of a share of Seventh Series on the effective date of the Spin Off. The Mirror Preferred Stock will have an aggregate liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the quotient of
          (x) the product of the number (or fraction) of Spin Off Securities that would have been receivable upon such Spin Off by a holder of the number of shares of PCS Stock issuable upon conversion of a share of Seventh Series immediately prior to the effective date of the Spin Off and the average of the daily Closing Prices of the Spin Off Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spin Off, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the shares of PCS Stock and other securities or property (other than Spin Off Securities) that would have been receivable by a holder of a share of Seventh Series in the Spin Off following conversion thereof immediately prior to the effective date of the Spin Off (such fair value to be determined in the case of PCS Stock or other securities with a Closing Price in the same manner as provided in clause (x) and otherwise by the Board of Directors in the exercise of its judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares of Seventh Series exchanged therefor and the aggregate initial liquidation preference of the Mirror Preferred Stock. No shares of Exchange Preferred Stock will be issued in exchange for the Seventh Series if the shares of Exchange Preferred Stock would have no Liquidation Preference as a result of the above formula. From and after the effective date of such Spin Off, the holders of any shares of Seventh Series that have not been exchanged for Mirror Preferred Stock and Exchange Preferred Stock as provided above shall have no conversion rights under these provisions with respect to such Spin Off Securities.

          (f) The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of PCS Stock on the conversion of Seventh Series; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any registration of transfer involved in the issue or delivery of shares of PCS Stock in a name other than that of the registered holder of Seventh Series converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     4. Liquidation Rights. Subject to prior payment of preferred amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation the holders of the Seventh Series will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of the assets shall be made to the holders of the Corporation Common Stock or any other class or series of stock ranking junior to the Seventh Series upon liquidation, the sum of U.S. $1,000 per share (the "Liquidation Preference"), plus in each case any accumulated unpaid dividends (whether or not declared), to the date of final distribution. If upon any liquidation, dissolution or winding up of the Corporation the amounts payable with respect to the Seventh Series and any other Parity Stock are not paid in full, the holders of the Seventh Series and such Parity Stock will share ratably in any distribution of assets in proportion to the full preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Seventh Series shall not be entitled to any further participation in any distribution of assets by the Corporation. A consolidation or merger of the Corporation with or into one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger), or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation. Notice of a liquidation, dissolution or winding up of the Corporation shall be filed at each office or agency maintained for the purpose of conversion of the Seventh Series, and shall be mailed to the holders of Seventh Series at their last addresses as they shall appear on the stock register of the Corporation, at least 20 business days before any such action, stating the date on which any such action is expected to become effective. The failure to give or receive the notice required by this Section or any defect therein shall not affect the legality or validity of any such action.

     5.   Redemption.

          (a) General. Except as provided below and in Section 5(h), the Seventh Series shall not be redeemed by the Corporation prior to November 23, 2001. The Corporation may at its option redeem the Seventh Series in whole or in part after November 23, 2001, at any time or from time to time, upon at least thirty days' prior notice, at a redemption price equal to the Liquidation Preference per share of Seventh Series, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date. In connection with a Spin Off or a Redemption Event, the Corporation may, at its option, redeem the Seventh Series in whole after November 23, 2000, and before November 23, 2001, upon at least thirty days prior notice, at a redemption price equal to the Premium Price per share of Seventh Series, plus any accumulated unpaid dividends (whether or not declared) up to but excluding such redemption date, which redemption shall be deemed effective immediately prior to the consummation of the Spin Off or the Redemption Event. If less than all the outstanding Seventh Series is to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable or by lot, or by such other method as may be determined by the Board of Directors to be equitable, without regard to whether the shares to be redeemed are convertible into Series 1 PCS Stock or Series 2 PCS Stock. Shares so redeemed shall be cancelled and upon such cancellation shall be deemed to be authorized and unissued shares of Preferred Stock, without par value, of the Corporation but shall not be reissued as shares of the same series.

          (b) Mandatory Redemption. To the extent permitted by law, the Corporation shall redeem, on November 23, 2008 (or, if such day is not a business day, on the first business day thereafter) (subject to extension as provided in the last sentence of this Section 5(b), the "Mandatory Redemption Date"), all remaining shares of Seventh Series then outstanding, at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the Mandatory Redemption Date. Prior to authorizing or making such redemption with respect to the Seventh Series, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Seventh Series payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Seventh Series as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Seventh Series then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Seventh Series. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Seventh Series required to be redeemed pursuant to this section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged,
(x) dividends on any remaining outstanding shares of Seventh Series shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and (y) the Corporation shall not declare or pay any dividend or make any distribution on any Parity Stock or Junior Stock. With respect to any Exchange Preferred Stock or Mirror Preferred Stock, the Mandatory Redemption Date shall be the later to occur of (i) November 23, 2008, and (ii) the fifth anniversary of the date of issuance of such Exchange Preferred Stock or Mirror Preferred Stock.

          (c) Notice. The Corporation will provide notice of any redemption of shares of Seventh Series to holders of record of the Seventh Series to be redeemed not less than 30 nor more than 60 days prior to the date fixed for such redemption. Such notice shall be provided by first-class mail postage prepaid, to each holder of record of the Seventh Series to be redeemed, at such holder's address as it appears on the stock transfer books of the Corporation. Each such mailed notice shall state, as appropriate, the following:

          (i)  the redemption date;

          (ii) the number of shares of Seventh Series to be redeemed and, if fewer than all the shares held by any holder are to be redeemed, the number of such shares to be redeemed from such holder;

          (iii)     the Redemption Price;

          (iv) the place or places where certificates for such shares are to be surrendered for redemption;

          (v) the amount of full cumulative dividends per share of Seventh Series to be redeemed accrued and unpaid up to but excluding such redemption date, and that dividends on shares of Seventh Series to be redeemed will cease to accrue on such redemption date unless the Corporation shall default in payment of the Redemption Price plus such full cumulative dividends accrued and unpaid thereon;

          (vi) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (e) below;

          (vii) the then effective Conversion Price (as determined under Section 3); and

          (viii) that the right of holders to convert shares of Seventh Series to be redeemed will terminate at the close of business on the business day next preceding the date fixed for redemption (unless the Corporation shall default in the payment of the Redemption Price and such full cumulative dividends accrued and unpaid thereon).

Any notice that is mailed as set forth above shall be conclusively presumed to have been duly given, whether or not the holder of shares of Seventh Series receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Seventh Series.

          (d) Mechanics of Redemption. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the redemption price, without interest, plus full cumulative dividends thereon accrued and unpaid up to but excluding such redemption date out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

          (e) Redemption Funds. On the date of any redemption being made pursuant to this Section, the Corporation shall, and at any time after notice of such redemption shall have been mailed and before the date of redemption the Corporation may, deposit for the benefit of the holders of shares of Seventh Series to be redeemed the funds necessary for such redemption with a bank or trust company in the City of New York having a capital and surplus of at least $1 billion, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Seventh Series upon surrender of certificates for such shares; provided, however, that the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of two years from the date designated for such redemption shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Seventh Series so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

          (f) Rights After Redemption. Notice of redemption having been given as aforesaid, upon the deposit pursuant to subsection (e) of the full redemption amounts as provided herein in respect of all shares of Seventh Series then to be redeemed, notwithstanding that any certificates for such shares shall not have been surrendered in accordance with subsection (d), from and after the date of redemption designated in the notice of redemption: (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Seventh Series shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon. If the funds deposited are not sufficient for redemption of the shares of the Seventh Series that were to be redeemed, then no certificates evidencing such shares shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Seventh Series shall continue to be those of holders of shares of the Seventh Series.

          (g) Restrictions on Redemption and Purchase. Any provision of this Section to the contrary notwithstanding, in the event that any quarterly dividend payable on the Seventh Series shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment, the Corporation shall not redeem any shares of Parity Stock or Junior Stock unless all outstanding shares of Seventh Series are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Seventh Series or any Parity Stock or Junior Stock except (i) by conversion into or exchange for stock ranking junior as to dividends or (ii) in accordance with a purchase or exchange offer made by the Corporation to all holders of record of Seventh Series and such Parity Stock upon the same terms as to holders of any series and, in the case of offers relating to more than one series, upon such terms as between such series as the Board of Directors or, to the extent permitted by applicable law, any authorized committee thereof, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series of stock, will result in fair and equitable treatment as between such series, which determination shall be conclusive.

          (h) The Corporation shall redeem the Seventh Series in whole or in part in accordance with and to the extent required by
Section 6.6 of the Restructuring Agreement. With respect to any such redemption, (i) the provisions of Section 5(c) and Section 5(e) shall not apply and (ii) the restriction on rights in
Section 5(f) shall apply from the time of the closing of the IPO or other primary offering contemplated by Section 6.6 of the Restructuring Agreement.

     6.     Advance  Notice  of  Certain  Transactions.   If  the
Corporation: (i) takes any action which would require any adjustment to the Conversion Price or the number of shares issuable upon a Conversion; (ii) is a party to a consolidation, merger or binding share exchange, or transfers all or substantially all of its assets to another person or entity, and any stockholders of the Corporation must approve the transaction; or (iii) voluntarily or involuntarily dissolves, liquidates or winds up, then, in any such event, the Corporation shall give to the holder of the Seventh Series, at least 10 days prior to any record date or other date set for definitive action if there shall be no record date, a notice stating the record date for, the anticipated effective date of such action or event and, if applicable, whether the Corporation will adjust the Conversion Price or the number of shares issuable upon a Conversion. Notwithstanding the foregoing, notice shall be given no later than the time any required notice of such action or event is given to the holders of PCS Stock.

     7. Reservation of Shares. The Corporation shall at all times keep available and reserved for the purpose of issuance upon conversion of shares of Seventh Series the number of shares of its Series 1 PCS Stock and the number of shares of its Series 2 PCS Stock required for conversion of the outstanding and any reserved shares of the Seventh Series. The Corporation shall take all corporate and other actions necessary to ensure that all shares of PCS Stock issuable on conversion of Seventh Series will upon issuance be duly and validly authorized and issued, fully paid and nonassessable.

     8. Certain Protective Provisions. If at any time the full cumulative dividends on shares of the Seventh Series have not been paid or declared and set aside for payment for the current and all past quarterly dividend periods, the Corporation (a) will not declare, or pay, or set apart for payment any dividends or make any distribution, on any class or series of Parity Stock or Junior Stock; (b) will not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of any class or series of Parity Stock or Junior Stock; provided that notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Stock in exchange for, or out of the net cash proceeds from the substantially simultaneous sale of, other shares of Junior Stock; and (c) will not redeem pursuant to redemption rights in the terms of such stock any Parity Stock unless at the same time it redeems all the shares of the Seventh Series.

     9. Voting Rights. Except as otherwise required by law, each outstanding share of the Seventh Series shall be entitled to vote on all matters in respect of which the holders of the common stock of the Corporation are entitled to vote, and the holders of the Seventh Series shall vote together with the holders of all other classes or series of capital stock that have general voting power on all such matters as a single class; provided, however, that the affirmative vote or consent of two-thirds of the votes to which the holders of the outstanding shares of the Seventh Series are entitled shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of any or the provisions of the Articles of Incorporation or of any amendment thereto (including any certificate of designation or any similar document relating to any series of preferred stock) of the Corporation, which would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series; provided, however, that neither (i) the creation, issuance, or increase in the amount of authorized shares of, any series of preferred stock nor (ii) the consummation of any transaction described in Section 3 in which the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series are addressed as contemplated by such Section will (in either such case) be deemed to materially and adversely affect such voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Seventh Series.

     On each matter to be voted on by the holders of the Seventh Series, each outstanding share of the Seventh Series is entitled to a number of votes equal to the number of votes that could be cast with respect to such matter by the holder of that number of the series of PCS Stock into which such share of Seventh Series could be converted if the requirements for conversion under
Section 3(c) of this Certificate had been satisfied by such voting party on the record date for determining the shareholders of the Corporation who are entitled to vote with respect to such matter.

     10.    Definitions.    As  used  in  this   Certificate   of
Designations:

          (a) the term "Affiliate" has the meaning given to such term in the Restructuring Agreement;

          (b) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close;

          (c) the term "Cable Holder" means any of (i) Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, or Cox Communications, Inc., a Delaware corporation, (ii) any Affiliate of an entity identified in clause (i) of this definition, (iii) any successor by operation of law of an entity identified in clauses (i) or
(ii) of this definition, or (iv) any entity controlled by two or more entities identified in clauses (i) through (iii) of this definition or this clause (iv) even if such entity is not considered an Affiliate of any individual entity so identified;

          (d)  the term "close of business" means 5:00 p.m. local
New York City time on a business day;

          (e) the term "Closing Price" for a security, on any day, means the last sale price, regular way, per share of such security as reported on the New York Stock Exchange on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of such security on the New York Stock Exchange, in either case as reported on the New York Stock Exchange Composite Transactions Tape, or if such security is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is then listed or admitted to trading, or if such security is not then listed or admitted to trading on any national securities exchange, as quoted through the National Market tier of The Nasdaq Stock Market;

          (f) "Convertible Securities" means any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for PCS Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire PCS Stock.

          (g) "Current Market Price", on the Determination Date for any issuance of rights or warrants or any distribution in respect of which the Current Market Price is being calculated, means the average of the daily Closing Prices of the Series 1 PCS Group Common Stock for the shortest of:

               (i)  the  period  of 30 consecutive  Trading  Days
                    commencing   45  Trading  Days  before   such
                    Determination Date;

               (ii) the   period  commencing  on  the  date  next
                    succeeding the first public announcement of the issuance of rights or warrants or the distribution in respect of which the Current Market price is being calculated and ending on the last full Trading Day before such Determination Date; and

               (iii)      the  period, if any, commencing on  the
                    date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights or warrants or distribution for which an adjustment is required by the provisions of clause (D) of the first sentence of Section 3(e)(i), Section 3(e)(ii) or Section 3(e)(iii), and ending on the last full Trading Day before such Determination Date.

     If the record date for an issuance of rights or warrants or a distribution for which an adjustment is required by the provisions of clause (D) of the first sentence of
Section 3(e)(i), Section 3(e)(ii) or Section 3(e)(iii)(the "preceding adjustment event") precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Board of Directors, of the capital stock, rights, warrants, assets or evidences of indebtedness issued or distributed in respect of each share of Series 1 PCS Group Common Stock in such preceding adjustment event. Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which clauses
(A), (B), (C) or (D) of the first sentence of Section 3(e)(i) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Series 1 PCS Group Common Stock during such period.

          For purposes of this certificate, the Current Market Price of a share of Series 2 PCS Group Common Stock as of any Determination Date shall be the Current Market Price of a share of Series 1 PCS Group Common Stock as of such Determination Date;

          (h) "Determination Date" for any issuance of rights or warrants or any distribution to which Section 3(e)(i) or 3(e)(ii) applies means the earlier of (i) the record date for the determination of stockholders entitled to receive the rights or warrants or the distribution to which such Section applies and
(ii)   the   Ex-Dividend  Date  for  such  right,   warrants   or
distribution;

          (i) "Exchange Preferred Stock" means a series of convertible preferred stock of the Corporation having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Exchange Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in Section 3(e)(vii) or Section
3(e)(viii), as applicable, (ii) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Exchange Preferred Stock and (iii) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, (x) in the case of a redemption of Redeemable Capital Stock, the Redeemable Capital Stock redeemed, or the Redemption Securities issued, in the Redemption Event, and (y) in the case of a Spin Off, the Spin Off Securities;

          (j) "Ex-Dividend Date" shall mean the date on which "ex-dividend" trading commences for a dividend, an issuance of rights or warrants or a distribution to which any of
Section 3(e)(i), Section 3(e)(ii) or Section 3(e)(iii) applies in the over-the-counter market or on the principal exchange on which the Series 1 PCS Stock is then quoted or listed;

          (k)   the term "Initial Conversion Price" shall  be  an
amount equal to (i) 1.28 multiplied by (ii) the first to be determined of (A) the IPO Price and (B) the average of the daily Closing Prices of the Series 1 PCS Stock for the 30 consecutive Trading Days ending as of the 45th Trading Day following the commencement of regular way trading in connection with the Recapitalization; provided, that solely for purposes of determining voting rights under Section 9 prior to the 46th Trading Day following the commencement of regular way trading in connection with the Recapitalization, such average will be deemed to equal $15;

          (l) "IPO" has the meaning given to such term in the Restructuring Agreement;

          (m) the term "IPO Price" means the price per share of Series 1 PCS Stock in the IPO;

          (n) the term "Junior Stock" means any stock ranking junior as to dividends or upon liquidation, dissolution or winding up to the Seventh Series;

          (o) the term "Lien" means any mortgage, pledge, security interest, adverse claim, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or similar applicable law of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation;

          (p) the term "Mirror Preferred Stock" means convertible preferred stock issued by (i) in the case of a redemption of Redeemable Capital Stock, the issuer of the applicable Redemption Securities, and (b) in the case of a Spin Off, the issuer of the applicable Spin Off Securities and having terms, designations, conditions, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the judgment of the Board of Directors, to those of the Seventh Series for which such Mirror Preferred Stock is exchanged, except that (i) the liquidation preference will be determined as provided in Section 3(e)(vii) or Section 3(e)(viii), as applicable, (ii) the running of any time periods pursuant to the terms of the Seventh Series shall be tacked to the corresponding time periods in the Mirror Preferred Stock and (iii) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities or Spin Off Securities, as applicable, and other securities and property that the holder of a share of Seventh Series in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received (x) in the case of the redemption of Redeemable Capital Stock, upon such redemption had such share of Seventh Series been converted immediately prior to the effective date of the Redemption Event and (y) in the case of a Spin Off, in such Spin Off had such share of Seventh Series been converted immediately prior to the record date for such Spin Off;

          (q) the term "Parity Stock" means any stock ranking on a parity as to dividends or upon liquidation, dissolution or winding up with the Seventh Series;

          (r) the term "PCS Stock" means the Series 1 PCS Stock, the Series 2 PCS Stock and the Series 3 PCS Stock;

          (s) the term "Premium Price," which shall be measured as of the effective date of the redemption referred to in Section 5(a), means the greater of (i) 110% of the Liquidation Preference and (ii) 110% of the product of (A) the number of shares of PCS Stock (or other securities) into which a share of Seventh Series is convertible as of such redemption date multiplied by (B) the average of the Closing Prices for the Series 1 PCS Stock (or, if the Seventh Series is then convertible into a different publicly traded security of the Corporation, then the average of the Closing Prices of such publicly traded security) for the 30 consecutive Trading Days ending on the 5th Trading Day prior to such redemption date.

          (t) the term "record date" means such date as from time to time fixed by the Board of Directors with respect to the receipt of dividends, the receipt of a redemption price upon redemption or the taking of any action or exercise of any voting rights;

          (u) the term "Redeemable Capital Stock" means a class or series of capital stock of the Corporation that provides by its terms a right in favor of the Corporation to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series;

          (v) the term "Redemption Securities" means, with respect to the redemption of any Redeemable Capital Stock, stock of a Subsidiary of the Corporation that is distributed by the Corporation in payment, in whole or in part, of the redemption price of such Redeemable Capital Stock;

          (w) the term "Restructuring Agreement" means that Restructuring and Merger Agreement, dated as of May 26, 1998, among the Corporation, Tele-Communications, Inc., Comcast Corporation, Cox Communications, Inc. and certain of their respective Affiliates;

          (x)  the term "Series 1 PCS Stock" means the PCS Common
Stock--Series 1, par value $1.00 per share, of the Corporation;


          (y)  the term "Series 2 PCS Stock" means the PCS Common
Stock--Series 2, par value $1.00 per share, of the Corporation;

          (z)  the term "Series 3 PCS Stock" means the PCS Common
Stock--Series 3, par value $1.00 per share, of the Corporation;

          (aa) the term "Spin Off" means the distribution of stock of a Subsidiary of the Corporation as a dividend to all holders of PCS Stock.

          (bb) the term "Spin Off Securities" means stock of a Subsidiary of the Corporation that is distributed to holders of PCS Stock in a Spin Off.

          (cc) the term "Subsidiary" means, with respect to any person, any corporation, limited liability company, partnership or other legal entity more than 50% of whose outstanding voting securities or membership, partnership or other ownership interests, as the case may be, are directly or indirectly owned by such person.

          (dd) the term "Trading Day" means a day on which the principal national securities exchange on which the Series 1 PCS Stock is listed or admitted to trading, or The Nasdaq Stock Market, as applicable, if the Series 1 PCS Stock is not listed or admitted to trading on any national securities exchange, is open for the transaction of business (unless such trading shall have been suspended for the entire day) or, if the Series 1 PCS Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq Stock Market, any Business Day; and

          (ee) the term "Transfer" means any act pursuant to which, directly or indirectly, the ownership of the assets or securities in question is sold, transferred, conveyed, delivered or otherwise disposed, but shall not include (a) any grant of Liens or (b) any conversion or exchange of any security of this Corporation pursuant to a merger or other business combination involving this Corporation.


                  PREFERRED STOCK-EIGHTH SERIES

          (1) Designation and Amount. The shares of such Series shall be designated as "Preferred Stock-Eighth Series, Junior Participating" (hereafter "Eighth Series") and the number of shares constituting such series shall be one million two hundred fifty thousand (1,250,000).

          (2)  Dividends.

                (A) Subject to the prior and superior rights
          of the holders of any shares of any other series of Preferred Stock of the Corporation ("Preferred Stock"), or any similar stock ranking prior and superior to the shares of the Eighth Series with respect to dividends, the holders of shares of the Eighth Series, in preference to the holders of Common Stock and any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the shares of the Eighth Series (collectively with such Common Stock, "Junior Stock"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash, on January 1, April 1, July 1 and October 1 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date") in an amount (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) the product of the PCS Group Multiple (as defined below) times the aggregate per share amount of all cash dividends, plus the product of the PCS Group Multiple times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of PCS Group Common Stock, or a subdivision of the outstanding shares of PCS Group Common Stock (by reclassification or otherwise), declared (but not withdrawn) on the PCS Group Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Eighth Series.

                 (B) As used  herein, the PCS Group Multiple
          shall initially be 1,000. In the event the Corporation shall (i) declare any dividend on PCS Group Common Stock payable in shares of PCS Group Common Stock, (ii) subdivide the outstanding PCS
          Group Common Stock, or (iii) combine the outstanding PCS Group Common Stock into a smaller number of shares, then in each such case the PCS Group Multiple shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of PCS Group Common Stock outstanding immediately after such event and the denominator of which is the number of shares of PCS Group Common Stock that were outstanding immediately prior to such event.

               (C) The Corporation shall declare a dividend or distribution on the Eighth Series as provided above in paragraph (A) of this Section (2) immediately after it declares a dividend or distribution on the PCS Group Common Stock (other than a dividend payable in shares of PCS Group Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the PCS Group Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, the minimum quarterly dividend of $100.00 on the Eighth Series shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (D) Dividends shall begin to accrue and be cumulative on outstanding shares of Eighth Series from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Eighth Series, unless the date of issue of such shares of Eighth Series is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Eighth Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which cases such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Eighth Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (3) Voting Rights. Except as prescribed by law and in addition to the rights provided for in ARTICLE SIXTH of the Articles of Incorporation of the Corporation, as amended, the holders of the shares of the Eighth Series shall be entitled to vote at any annual or special meeting of the stockholders of the Corporation, for each share of Eighth Series, a number of votes equal to the product of the PCS Group Multiple then in effect times the highest number of votes that each share of PCS Group Common Stock entitles its holder to vote at such meeting of stockholders of the Corporation. The holders of the shares of the Eighth Series shall be entitled to exercise such voting rights with the holders of Series 1 PCS Stock, without distinction as to class, at any annual or special meeting of stockholders for the election of directors and on any other matter submitted to a vote of the stockholders of the Corporation at such meeting. Except as otherwise provided herein, in the Articles of Incorporation of the Corporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or otherwise required by law, the holders of the shares of the Eighth Series and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (4)  Certain Restrictions.

               (A) Whenever quarterly dividends or other dividends or distributions payable on the shares of the Eighth Series as provided in Section (2) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Eighth Series outstanding shall have been paid in full, the Corporation shall not:

                    (i)  declare or pay dividends (except  a
               dividend payable in PCS Group Common Stock and/or any other Junior Stock) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of Junior Stock;

                    (ii)   declare  or pay dividends  on  or
               make any other distribution on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the shares of the Eighth Series, except dividends paid ratably on the shares of the Eighth Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii)  redeem  or purchase or  otherwise
               acquire for consideration any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
               up) with the shares of the Eighth Series, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of Junior Stock; or

                    (iv)  purchase or otherwise acquire  for
               consideration any shares of the Eighth Series, or any shares of stock ranking on a parity with the shares of the Eighth Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section (4), purchase or otherwise acquire such shares at such time and in such manner.

          (5) Reacquired Shares. Any shares of the Eighth Series purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

          (6)  Liquidation, Dissolution or Winding Up.

               (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of the Eighth Series shall be entitled to receive, in preference to the holders of Junior Stock, the greater of (a) $1,000.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount to be distributed per share to holders of PCS Group Common Stock.

               (B) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Eighth Series shall not receive any distributions except for distributions made ratably on the Eighth Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of PCS Group Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Eighth Series shall at the same time be similarly exchanged or changed in an amount per share equal to the product of the PCS Group Multiple then in effect times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of PCS Group Common Stock is changed or exchanged.

          (8) Ranking. The shares of the Eighth Series shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. The shares of the Eighth Series shall rank on a parity with the Corporation's Preferred Stock-Series Sixth, Junior Participating, as to the payment of dividends and the distribution of assets. Nothing herein shall preclude the Board of Directors of the Corporation from creating any additional series of Preferred Stock or any similar stock ranking on a parity with or prior to the shares of the Eighth Series as to the payment of dividends or distribution of assets.

          (9) Fractional Shares. Shares of the Eighth Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of the Eighth Series.

          (10)    Definitions.    For   purposes   of   this
     Certificate of Designation, Preferences and  Rights  of
     Eighth Series, unless the context otherwise requires:

               (A)   "Class  A Common Stock-Series  DT"  (i)
          prior to the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d), shall have the meaning set forth in the Initial Charter Amendment, and (ii) after the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d), shall have the meaning set forth in the Subsequent Charter Amendment.

               (B)   "Common Stock" shall mean (A) if  prior
          to the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d): Sprint Common Stock, and/or Series 2 Common Stock, and/or Old
          Class A Common Stock, and/or Class A Common Stock-Series DT, and/or Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in
          each  case  as the context requires,  and  (B)  if
          after   the  filing  of  the  Subsequent   Charter
          Amendment: Series 1 FON Stock, and/or Series 2 FON Stock, and/or Series 3 FON Stock, and/or Old
          Class A Common Stock, and/or Class A Common Stock-Series DT, and/or Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in each case as the context requires.

               (C)   "Initial Charter Amendment" shall  have
          the meaning set forth in the Restructuring and Merger Agreement.

               (D)  "Old Class A Common Stock" (i) prior  to
          the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d), shall have the
          meaning   set   forth  in  the   Initial   Charter
          Amendment, and (ii) after the filing of the Subsequent Charter Amendment pursuant to K.S.A. Section 17-6003(d), shall have the meaning set forth in the Subsequent Charter Amendment.

               (E)   "PCS  Group  Common Stock"  shall  mean
          Series 1 PCS Stock, and/or Series 2 PCS Stock, and/or Series 3 PCS Stock, in each case as the context requires.

               (F)   "PCS  Group  Multiple" shall  have  the
          meaning set forth in Section 2(B).

               (G) "Recapitalization" shall mean the reclassification of each outstanding share of Sprint Common Stock into one share of Series 1 FON Stock and one-half of a share of Series 1 PCS Stock to be effected by filing of the Subsequent Charter Amendment.

               (H) "Restructuring and Merger Agreement" shall mean that certain agreement, dated as of May 26, 1998, by and among the Corporation, Tele-Communications, Inc., a Delaware corporation, Comcast Corporation, a Pennsylvania corporation, Cox Communications, Inc., a Delaware corporation, TCI Spectrum Holdings, Inc., a Colorado corporation, Comcast Telephony Services, a Delaware general partnership, Cox Telephony Partnership, a Delaware general partnership, Sprint Enterprises, L.P., a Delaware limited partnership, TCI Philadelphia Holdings, Inc., a Delaware corporation, Com Telephony Services, Inc., a Delaware corporation, Comcast Telephony Services, Inc., a Delaware corporation, Cox Telephony Partners, Inc., a Delaware corporation, Cox Communications Wireless, Inc., a Delaware
          corporation,   SWV   One,   Inc.,    a    Delaware
          corporation,   SWV   Two,   Inc.,    a    Delaware
          corporation,   SWV   Three,   Inc.,   a   Delaware
          corporation,   SWV   Four,   Inc.,   a    Delaware
          corporation, SWV Five, Inc., a Delaware corporation, and SWV Six, Inc., a Colorado corporation.

               (I) "Series 2 Common Stock" shall mean the Common Stock - Series 2, par value $2.50 per share, of the Corporation, which will be created by the filing of the Initial Charter Amendment.

               (J) "Series 1 FON Stock" shall mean the FON Common Stock - Series 1, par value $2.00 per share, of the Corporation, which will be created by the filing of the Subsequent Charter Amendment.

               (K) "Series 2 FON Stock" shall mean the FON Common Stock - Series 2, par value $2.00 per share, of the Corporation, which will be created by the filing of the Subsequent Charter Amendment.

               (L) "Series 3 FON Stock" shall mean the FON Common Stock - Series 3, par value $2.00 per share, of the Corporation, which will be created by the filing of the Subsequent Charter Amendment.

               (M) "Series 1 PCS Stock" shall mean the PCS Common Stock - Series 1, par value $1.00 per share, of the Corporation, which will be created by the filing of the Initial Charter Amendment.

               (N) "Series 2 PCS Stock" shall mean the PCS Common Stock - Series 2, par value $1.00 per share, of the Corporation, which will be created by the filing of the Initial Charter Amendment.

               (O) "Series 3 PCS Stock" shall mean the PCS Common Stock - Series 3, par value $1.00 per share, of the Corporation, which will be created by the filing of the Initial Charter Amendment.

               (P)   "Sprint Common Stock" shall mean Common
          Stock,   par  value  $2.50  per  share,   of   the
          Corporation,  as  provided  for  in  the   Initial
          Charter Amendment.

               (Q)   "Subsequent  Charter  Amendment"  shall
          have the meaning set forth in the Restructuring and Merger Agreement.



                                    Seventh

  1. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as expressly provided in Section 2 of this ARTICLE SEVENTH, the affirmative vote of the holders of eighty (80) percent of the outstanding shares of the Corporation entitled to vote in an election of Directors shall be required for the approval or authorization of any Business Combination (as hereinafter defined).

  2. The provisions of Section 1 of this ARTICLE SEVENTH shall not be applicable if:

  A. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting of Directors at which at least seven Continuing Directors are present; or

  B.  The  Business Combination is a merger or consolidation  and the  cash  or Fair Market Value (as hereinafter defined)  of  the property,  securities or other consideration to be  received  per share  by  the  stockholders  of  each  class  of  stock  of  the
Corporation in the Business Combination, if applicable, is not less than the highest per share price paid by the Interested Stockholder (as hereinafter defined), with appropriate adjustments for stock splits, stock dividends and like distributions, in the acquisition by the Interested Stockholder of any of its holdings of each class of the Corporation's capital stock.

  3. For purposes of this ARTICLE SEVENTH:

  A. The term "Business Combination" means:

     (i) any merger or consolidation of the Corporation or any subsidiary of the Corporation with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined on October 1, 1982 in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of an Interested Stockholder;

     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any subsidiary of the Corporation that have an aggregate Fair Market Value of $1,000,000 or more;

     (iii) the issuance or transfer by the Corporation or any subsidiary of the Corporation (in one transaction or a series of transactions) of any securities of the Corporation or any subsidiary of the Corporation to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

     (iv)   the  adoption  of  any  plan  or  proposal  for   the
liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

     (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

  B. The term "Continuing Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director if the successor is unaffiliated with the Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

  C. The term "Fair Market Value" means:

     (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-listed stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present; or

     (ii) in the case of property or securities other than cash or stock, the fair market value of such property or securities on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall only be effective if made at a meeting of Directors at which at least seven Continuing Directors are present.

  D. The term "Interested Stockholder" means and includes, as of the date of any proposed Business Combination, any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on October 1, 1982 in Rule 12b-2 under the Exchange Act), "Beneficially Owns" (as defined on October 1, 1982 in Rule 13d-3 under the Exchange Act) in the aggregate ten percent or more of the outstanding shares of the Corporation entitled to vote in an election of Directors, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.


                             Eighth

  1. Prevention of "Greenmail." Any direct or indirect purchase or other acquisition by this Corporation of any Equity Security (as hereinafter defined) of any class at a price above Market Price (as hereinafter defined) from any Interested
Securityholder (as hereinafter defined) who has beneficially owned any Equity Security of the class to be purchased for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of this Corporation entitled to vote generally in the election of directors (the "Voting
Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this ARTICLE EIGHTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to ARTICLE SIXTH of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but (i) no such affirmative vote shall be required with respect to any purchase, redemption or other acquisition by this Corporation of capital stock from FT, DT, any Qualified Subsidiary or any Qualified
Stock Purchaser pursuant to the provisions of the Investment Documents (as such term is defined in Section 10 of ARTICLE SIXTH of these Articles of Incorporation) or these Articles of Incorporation, (ii) no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by this Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations), and (iii) no such affirmative vote shall be required with respect to any purchase, redemption, conversion or other acquisition by this Corporation of Series 2 FON Stock or PCS Stock (as defined in ARTICLE SIXTH) from a holder thereof pursuant to the provisions of these Articles of Incorporation.

  2.  Certain  Definitions.   For the purposes  of  this  ARTICLE
EIGHTH:

  A. A "person" means any individual, firm, corporation or other entity.

  B. "Interested Securityholder" means any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

     (i)  is the beneficial owner, directly or indirectly, of  5%
or more of the class of securities to be acquired; or

     (ii)  is  an  Affiliate of the Corporation and at  any  time within  the  two-year period immediately prior  to  the  date  in question was the beneficial owner, directly or indirectly, of  5%
or more of the class of securities to be acquired; or

     (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

  C. A person shall be a "beneficial owner" of any security of any class of the Corporation:

     (i)   which  such  person  or  any  of  its  Affiliates   or
Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any security of any class of the Corporation.

  D. For the purposes of determining whether a person is an Interested Securityholder pursuant to paragraph B of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph C of this Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

  E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1982.

  F. "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on January 1, 1985.

  G. "Market Price" means the highest closing sale price during the thirty-day period immediately preceding the date in question, of a share of any Equity Security on the Composite Tape for New York Stock Exchange issues or, if such Equity Security is not quoted on the Composite Tape or is not listed on such Exchange, on the principal United States security exchange registered under the Securities Exchange Act of 1934, as amended, on which such Equity Security is listed, or, if such Equity Security is not listed on any such exchange, the highest closing bid quotation with respect to a share of such Equity Security during the thirty-day period preceding the date in question on the National
Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such Equity Security.

  3. Compliance. The Board of Directors of the Corporation shall have the power to determine the application of, or compliance with, this ARTICLE EIGHTH, including, without limitation: (i) whether a person is an Interested Securityholder;
(ii) whether a person is a beneficial owner of any Equity Security; and (iii) the Market Price of any Equity Security. Any decision or action taken by the Board of Directors arising out of or in connection with the construction, interpretation and effect of this ARTICLE EIGHTH shall lie within its absolute discretion and shall be conclusive and binding, except in circumstances involving bad faith.

                              Ninth

  No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this ARTICLE NINTH shall not eliminate or limit the liability of a Director to the extent provided by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 51 of the General Corporation Code of the State of Kansas, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.